UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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SUPER LEAGUE GAMING, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Super League Gaming, Inc.
  2912 Colorado Ave., Suite #203
Santa Monica, California 90404
(802) 294-2754

  April 30, 2021

Dear Fellow Stockholder:

On behalf of our management team and Board of Directors, I hope that you and your loved ones are healthy and safe as the world continues to operate amidst the uncertainty caused by the COVID-19 pandemic.

You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc. (the “Company”) to be held at 10:00 a.m., Pacific Time, on May 27, 2021. In addition to certain routine matters, including electing two Class I directors to our Board of Directors and ratifying the appointment of Baker Tilly US, LLP, our registered public accounting firm, we are asking our stockholders to approve of the issuance of a total of 12,582,204 shares of our common stock in exchange for all issued and outstanding securities of Mobcrush Streaming, Inc. (“Mobcrush”) pursuant to the Agreement and Plan of Merger executed on March 9, 2021 (the “Merger”) (the “Mobcrush Issuance Proposal”). We believe the Merger with Mobcrush will provide significant value to the Company and our stockholders, as we expect the addition of Mobcrush provide the Company with additional revenue, synergistic product offerings that provide breadth to our overall product portfolio, and additional key personnel with expertise in our sector. Please note, we are asking stockholders to approve of the Mobcrush Issuance Proposal in order to comply with Listing Rule 5635 of the Nasdaq Stock Market, and we are not asking our stockholders to approve of the Merger.

In addition, we are asking stockholders to approve of an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock available for issuable under the 2014 Plan (the “2014 Plan Amendment”). If approve, the 2014 Plan Amendment not only enable us to continue to utilize the 2014 Plan as equity compensation as a way to align the interests of our employees, consultants and directors with those of our stockholders, but the increase to the number of shares authorized under the 2014 Plan will provide a sufficient number of shares to allow for the issuance of options to Mobcrush employees following completion of the Merger (the “2014 Plan Proposal”). Details of the Mobcrush Issuance Proposal, the 2014 Plan Proposal and all other matters to be considered at the Meeting are included in the accompanying proxy statement.

Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, the Annual Meeting will be held via the internet and will be a completely virtual meeting. You may attend and submit questions during the Annual Meeting on the Internet at  https://agm.issuerdirect.com/slgg.

  Prior to the Meeting, and during the Meeting until polls are closed, you may vote by logging into https://www.iproxydirect.com/SLGG using your shareholder information provided on the proxy card accompanying this proxy statement.

Your vote is important, regardless of the number of shares you hold. We will begin mailing this proxy statement, copies of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and all other related materials on or about May 3, 2021. Even if you do not plan to attend the Annual Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible by the internet, telephone or mail. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

We look forward to your participation in the Annual Meeting by attending virtually or by submitting your proxy.

Sincerely,
/s/ Ann Hand
Ann Hand
Chief Executive Officer, President and Chair

Super League Gaming, Inc.
2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
(802) 294-2754

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2021

Dear Stockholders of Super League Gaming, Inc.:

              We are pleased to invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), which takes place on May 27, 2021 at 10:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting, held on the Internet at  https://agm.issuerdirect.com/slgg, for the following purposes:

1.
to re-elect two of our current directors to serve as Class I directors until our 2024 annual meeting of stockholders, or until their respective successor is duly elected and qualified;

2.
to approve of an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan Amendment”) to increase the number of shares of common stock available for issuance thereunder to a total of 5.0 million shares (the “2014 Plan Proposal”);

3.
to ratify the appointment of Baker Tilly US, LLP as our independent auditors for the year ending December 31, 2021;

4.
to authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of 12,582,204 shares of our common stock, pursuant to the terms of the Agreement and Plan of Merger, dated March 9, 2021, by and among the Company, Mobcrush Streaming, Inc. (“Mobcrush”), and the other parties thereto, which amount is in excess of 20% of our common stock currently issued and outstanding and will result in certain Mobcrush stockholders becoming holders of 20% or more of our outstanding common stock following completion of the Merger (the “Mobcrush Issuance Proposal”);

5.
to approve a proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal”); and

6.
to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These matters are more fully discussed in the attached proxy statement.

Beginning on or about May 3, 2021, we mailed copies of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and other related materials to stockholders entitled to receive notice of and to vote at the Meeting. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this proxy statement. This proxy statement and the Annual Report both are available online at: https://www.iproxydirect.com/SLGG

The close of business on March 30, 2021 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, during normal business hours for a period of ten days prior to the Annual Meeting, and at the Annual Meeting.

Whether or not you expect to virtually attend the Meeting, we urge you to vote your shares as promptly as possible by Internet or telephone so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the Class I director nominees identified in Proposal No. 1 and “FOR” Proposals No. 2, 3, 4 and 5. Each of these Proposals are described in detail in the accompanying Proxy Statement.

COPIES OF
THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT:
https://www.iproxydirect.com/SLGG

By Order of the Board of Directors,
/s/ David Steigelfest
David Steigelfest
Chief Technology Officer, Corporate Secretary and Director
Santa Monica, California
April 30, 2021

Super League Gaming, Inc.
2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
Tel. (802) 294-2754

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2021 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”). Due to concerns surrounding the ongoing COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Meeting will take place exclusively in a virtual meeting format on May 27, 2021, at 10:00 a.m., Pacific Time, and will be held via the Internet at: https://agm.issuerdirect.com/slgg.

Beginning on or about May 3, 2021, we mailed copies of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and other related materials. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this proxy statement.

This proxy statement and the Annual Report can also be accessed free of charge online as of May 3, 2021 at: https://www.iproxydirect.com/SLGG

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only holders of our common stock, par value $0.001 per share, as of the close of business on March 30, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 24,976,491 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either by virtual attendance or by proxy, of holders of our common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Attendance at the Virtual Special Meeting

We will host the virtual Meeting live online, via Internet webcast. You may attend the Meeting virtually by visiting https://agm.issuerdirect.com/slgg. The Internet webcast will start at 10:00 a.m., Pacific Time, on May 27, 2021.

To access the virtual Meeting, please go to https://agm.issuerdirect.com/slgg. You will have the option to log in to the virtual Meeting as a “Stockholder” with a control number or as a “Guest.” If you are a stockholder of record as of the Record Date, you may log in as a “Stockholder” using the control number and password for the Meeting, both of which can be found on your proxy card. If you are not a stockholder of record, but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Meeting as “Guest” by entering your name and email address. As a “Guest”, you will have access to the Meeting materials and will be able to ask questions during the Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Meeting, you must register in advance to attend the Meeting as a “Stockholder”. To register to attend the virtual Meeting as a “Stockholder”, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Issuer Direct.

Whether you attend the Meeting as a “Stockholder” or as a “Guest”, please allow yourself ample time for the online check-in procedures.

Questions at the Special Meeting

By accessing https://agm.issuerdirect.com/slgg on the Internet, our stockholders will be able to submit questions in writing in advance of or during the Meeting, vote, view the Meeting procedures, and obtain copies of proxy materials. Stockholders will need their unique control number which appears on the proxy card accompanying this Proxy Statement and the instructions that accompanied the proxy materials.

Voting

If you are a stockholder of record as of the Record Date, there are four ways you can vote:

(1)
By the Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided on your proxy card.

(2)
By Telephone: You may vote by telephone by following the instructions on your proxy card.

(3)
By Postal Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4)
During the Meeting: You will have the ability to attend the virtual Meeting and vote online via the Internet during the Meeting. The Meeting will be a virtual only meeting and can be accessed on the Internet at https://agm.issuerdirect.com/slgg. Submitting a proxy will not prevent a stockholder from attending the Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted electronically by telephone or the Internet must be received by 11:59 p.m., Eastern Standard Time, on May 26, 2021. Proxies submitted by postal mail must be received before the start of the virtual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Required Vote for Approval

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required
1.	Election of the two Class I director nominees named in this proxy statement, each for a term of three years.	For each director, the number of votes cast for the director’s election must exceed the number of votes withheld or cast against the director’s election.
2
Approval of an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan Amendment”) to increase the number of shares of common stock available for issuance thereunder to a total of 5.0 million shares (the “2014 Plan Proposal”).

Affirmative vote of a majority of the votes cast.
3	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	Affirmative vote of a majority of the votes cast.
4
For purposes of complying with Nasdaq Listing Rule 5635, approval of the issuance of 12,582,204 shares of our common stock, pursuant to the terms of the Agreement and Plan of Merger, dated March 9, 2021, by and among the Company, Mobcrush Streaming, Inc. (“Mobcrush”), and the other parties thereto, which amount is in excess of 20% of our common stock currently issued and outstanding and will result in certain Mobcrush stockholders becoming holders of 20% or more of our outstanding common stock following completion of the Merger (the “Mobcrush Issuance Proposal”).

Affirmative vote of a majority of the votes cast.
5	Approval of a proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal”).	Affirmative vote of a majority of the votes cast.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors is considered a “non-routine” proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters; otherwise they will not be able to cast a vote for such “non-routine” proposal. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the two Class I director nominees identified in this proxy statement, (ii) FOR approval of the 2014 Plan Proposal, (iii) FOR ratification of the appointment of Baker Tilly US, LLP as our independent auditors for the current fiscal year, (iv) FOR approval of the Mobcrush Issuance Proposal, (v) FOR approval of the Adjournment Proposal and (vi) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any other solicitation materials or services we may use in connection with the virtual Meeting or any adjournment thereof, as well as the preparation and posting of all proxy materials furnished to the stockholders in connection with the Meeting or any adjournment thereof. We have retained Alliance Advisors to assist in the solicitation of proxies for the Meeting. We expect that the remuneration to Alliance Advisors for its services will be approximately $15,000, plus reimbursement for out-of-pocket expenses.

Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement and the other documents attached to or referred to in this proxy statement in order to fully understand each proposal to be presented to stockholders for approval at the Meeting, including the Mobcrush Issuance Proposal. See “Where You Can Find More Information” beginning on page 70 of this proxy statement. Each item in this summary refers to the page of this proxy statement on which the more detailed discussion of that subject begins.

In this proxy statement, we frequently use the terms “Super League,” “the Company,” “we,” “our” and “us” to refer to Super League Gaming, Inc., and its subsidiaries. We use the term “Merger Sub” to refer to our wholly owned subsidiary, SLG Merger Sub II, Inc., a Delaware corporation.

The Companies

Mobcrush Streaming, Inc.

Mobcrush Streaming, Inc. is a company incorporated under the laws of the state of Delaware in May 2020, and a successor company to Mobcrush, Inc., a company incorporated under the laws of the state of Delaware on July 17, 2014. On May 4, 2020, Mobcrush, Inc. completed an assignment for the benefit of creditors pursuant to a formal asset purchase agreement, whereby Mobcrush, Inc. transferred to Mobcrush ownership in and to certain assets of Mobcrush, Inc. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mobcrush” on page 61 of this proxy statement for additional historical information about Mobcrush and Mobcrush, Inc. Mobcrush is headquartered in Santa Monica, California.

Mobcrush is a leading gaming technology platform that empowers gamers and influencers to reach all of their fans simultaneously across live streaming and social media platforms. Mobcrush has been downloaded by more than 600,000 creators who generate almost two million hours of original content annually and have accumulated more than 4.5 billion fans and subscribers. Along with free multi-streaming distribution, Mobcrush’s proprietary technology, Replay Engine, gives gamers the ability to capture and share amazing highlight moments in real time via artificial intelligence with a single tap. Mobcrush powers full-service live streaming, influencer activations, and esports content creation and distribution at scale. Mobcrush’s Sponsored Live Breaks and other advertising solutions create authentic connections for brands with creators and their fans across a broad spectrum of video game entertainment. Mobcrush also owns and operates InPVP’s Mineville, one of six official Microsoft Minecraft partner servers, enjoyed by more than 22 million unique players annually. Through its longstanding commitment to advancing the intersection of gameplay, live streaming, and content creation, Mobcrush continues to be a leading platform helping players and creators pursue their passion and make a living while doing so.

Mobcrush's main office is located at 100 Wilshire Blvd., Suite 1200, Santa Monica, California, 90401, and its telephone number is (424) 291-2103. Mobcrush's website address is www.mobcrush.com.

Super League Gaming, Inc.

We are a leading gaming community and content platform that gives everyday gamers and creators multiple ways to connect and engage with others while enjoying the video games they love. Powered by patented, proprietary technology systems, Super League offers players the ability to create gameplay-driven experiences they can share with friends, the opportunity to watch live streaming broadcasts and gameplay highlights across digital and social channels, and the chance to compete in events and challenges designed to celebrate victories and achievements across multiple skill levels. With gameplay and content offerings featuring more than a dozen of the top video game titles in the world, Super League is building a broadly inclusive, global brand at the intersection of gaming, experiences and entertainment. Whether to access its expanding direct audience of young gamers, creators and esports players, or to leverage the company’s remote video production division, Virtualis Studios, third parties ranging from consumer brands, video game publishers, professional esports teams, traditional sports organizations, video content producers, and more, are turning to Super League to provide integrated solutions that drive business growth.

Our common stock is listed on the Nasdaq Capital Market under the symbol "SLGG". We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, we file and furnish reports and other information with the SEC from time to time. See the section of this proxy statement entitled "Where You Can Find Additional Information." For additional information with respect to the Company, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 19, 2021, and which is incorporated by reference herein and a copy of which accompanies this proxy statement.

Super League is a Delaware corporation. The Company's principal executive offices are located at 2912 Colorado Avenue, Suite 203, Santa Monica, California, 90404, and its telephone number is (802) 294-2754. Our website address is www.superleague.com. The contents of the Company’s Internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement.

The Merger and the Merger Agreement (see pages 49 and 56)

We have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which it is contemplated that Mobcrush will merge with and into our wholly owned subsidiary, Merger Sub, and, if consummated, will result in Mobcrush becoming a wholly owned subsidiary of Super League (the “Merger”).

Pursuant to the terms of the Merger Agreement, we will issue approximately 12,582,204 shares of our common stock to Mobcrush stockholders in consideration for the acquisition by Merger Sub of all issued and outstanding securities of Mobcrush, which will represent approximately 35% of our outstanding common stock following the issuance, based on our issued and outstanding common stock as of the Record Date.

The shares of common stock being issued to the Mobcrush shareholders pursuant to the Merger Agreement are referred to in this proxy statement as the “Merger Consideration”. For a further discussion of the Merger Agreement, see “The Merger Agreement” beginning on page 56. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Our Reasons for the Merger (see pages 52-54)

We believe the combination of Super League and Mobcrush brings together industry-leading technology platforms and strengthens Super League's position as a leading gaming community and content platform, creating significantly enhanced scale and reach across multiple platforms and user-bases. Mobcrush's services are complementary to the Company's own offerings, strengthening the Company's position within the industry. The combined company will be a provider of video gaming and esports entertainment across multiple platforms, offering greater access and broader availability of service offerings to a combined user base of more than 3.0 million per month, or 400,000 users per day. For a further discussion of the reasons why we believe the Merger is in the best interest of the Company and our stockholders, see “Reasons for the Merger” beginning on page 52.

Voting Agreements

Pursuant to the Merger Agreement, certain stockholders of Mobcrush and the Company (collectively, the “Voting Stockholders”) will enter into voting agreements (collectively, the “Voting Agreements”) pursuant to which the Voting Stockholders will agree, among other things, to (i) vote in favor of the Merger Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Merger. A form of the Voting Agreement is included as an exhibit to the Merger Agreement, which is attached to this proxy statement as Annex B.

Registration Rights Agreement

At the closing of the Merger, the Company, Mike Wann, and certain other holders of Mobcrush Preferred Stock (Mike Wann and such holders of Mobcrush Preferred stock are collectively, the "Rights Parties") will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other matters, the Rights Parties will be granted certain customary registration rights with respect to the shares acquired pursuant to the Merger. A form of the Registration Rights Agreement is included as an exhibit to the Merger Agreement, which is attached to this proxy statement as Annex C.

Treatment of Mobcrush Options (see page 55)

Immediately prior to the closing of the Merger, we expect there will be approximately 1,629,000 vested options and 1,687,000 unvested options to acquire Mobcrush common stock outstanding. Immediately prior to the effective time of the Merger, each vested option to acquire shares of Mobcrush common stock will be exercised so that, at the effective time of the Merger, shares of Mobcrush common stock issued upon exercise of these vested options will receive shares of Super League common stock issuable as Merger Consideration.

Unvested options to acquire shares of Mobcrush common stock that are outstanding immediately prior to the effective time shall be terminated, and a number of options to purchase shares of Super League common stock will be issued to replace the cancelled options in a manner consistent with options currently granted by Super League under the 2014 Plan (the “Replacement Options”). Currently, we expect to issue an aggregate total of approximately 500,000 Replacement Options upon closing of the Merger.

Conditions to Completion of the Merger (see page 45)

Several conditions must be satisfied or waived before the Company and Mobcrush complete the Merger, including, but not limited to:

(i)
approval of the issuance of the Merger Consideration at the Meeting, which is being presented to our stockholders in Proposal No. 4, the Mobcrush Issuance Proposal, beginning on page 46 of this proxy statement;
(ii)
approval of the Merger and Merger Agreement by holders of a majority of Mobcrush’s outstanding voting securities at an annual or special meeting of Mobcrush stockholders, or by written consent;
(iii)
the execution and delivery of the Voting Agreements by the Voting Stockholders;
(iv)
the execution and delivery of the Registration Rights Agreement by all parties;
(v)
receipt of any required regulatory approvals, including approval of the listing of the shares of common stock issuable as Merger Consideration by the Nasdaq Stock Market;
(vi)
the execution and delivery of receipt by each party of the waivers, permits, consents, approvals or other authorizations required to complete the Merger, as specified in the Merger Agreement; and
(vii)
certain other customary conditions.

Conduct of the Company’s Business and Mobcrush’s Business Prior to Closing (see page 56)

In the Merger Agreement, the Company and Mobcrush have agreed that, between the date of the Merger Agreement and the closing of the proposed Merger, each respective party will continue to carry on their respective businesses in the ordinary course and will work to preserve the attendant goodwill and assets of their respective businesses.

Completion of the Merger

It is currently anticipated that the Merger will close as soon as possible after all requisite approvals are obtained and all conditions have been satisfied, or where not prohibited by applicable law, waived.

The Company’s Board of Directors reserves the right to cancel or defer the timing of the Merger, even if the Company’s stockholders vote to approve the Merger Consideration Proposal and the other conditions to completion of the Merger are satisfied or waived, if the Board of Directors determines that the Merger is no longer advisable and in the best interests of the Company and its stockholders.

Risk Factors (see page 58)

Before voting on any of the proposals described in this proxy statement, you should carefully consider all of the information contained in this proxy statement, as well as the specific risk factors under the heading “Risk Factors” in this proxy statement and the accompanying Annual Report on Form 10-K for the fiscal-year ended December 31, 2020, filed with the SEC on March 19, 2021.

Opinion of the Financial Advisor for the Company (see page 54)

 In considering whether to recommend approval of the issuance of the Merger Consideration, the Board received an opinion of Economic Partners on April 21, 2021, that the shares of the Company’s common stock issuable as Merger Consideration was fair, from a financial point of view, to the Company, as of the date of the opinion.

The full text of the written opinion of Economic Partners is attached to this proxy statement at Annex D. You are encouraged to read the opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. The opinion of Economic Partners was delivered to the Board and addresses only the fairness, from a financial point of view, to the Company of the shares of the Company’s common stock issuable as Merger Consideration . The opinion does not address any other aspect of the Merger, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters related to the Merger or the Merger Agreement. You should carefully consider the discussion of the analysis provided by Economic Partners under the heading “Information About the Merger and Mobcrush — Opinion of Economic Partners” beginning on page 54.

Vote Required to Approve the Issuance of the Shares (see page 46)

The Company’s Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) and, as a result, the Company is subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rules 5635(a) and 5635(b). Such rules require stockholder approval for certain issuances of securities.

Termination of the Merger Agreement (see page 56)

The Merger Agreement contains certain customary termination rights by either the Company or Mobcrush, including if the Merger is not consummated by June 30, 2021.

Effect of the Merger on the Company’s Stockholders (see page 46)

Upon the closing of the Merger, the Company’s stockholders would own approximately 65% of the voting power of the Company, with the previous Mobcrush stockholders owning the remaining 35% of the voting power of the Company.

Composition of the Company’s Board of Directors

At the closing of the Merger, the Board will consist of eight directors and will be comprised of six members designated by Super League and two members designated by Mobcrush as follows: (i) Mike Wann and (ii) one additional member to be mutually agreed upon by Mike Wann and the other members of Super League’s Board of Directors, for which such director must meet the requirements of an "independent director" pursuant to Nasdaq rules and regulations.

Litigation Relating to the Merger

As of April 30, 2021, no complaints had been filed by purported Super League stockholders challenging the Merger, and no complaints had been filed by purported Mobcrush stockholders challenging the Merger.

Financial Statements of Super League

For the historical audited financial statements of the Company for its fiscal years ended December 31, 2020 and 2019, please see Super League’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, and is included as a part of the proxy materials made available to stockholders for purposes of the Meeting.

Financial Statements of Mobcrush (see page E-1)

For the audited financial statements of Mobcrush for its fiscal years ended December 31, 2020 and 2019, see “Index to Mobcrush's Consolidated Financial Statements” as Annex E.

Pro Forma Financial Statements of the Combined Company (See Annex F)

For the pro forma financial statements of the combined company in connection with the Merger, see “Unaudited Pro Forma Condensed Combined Financial Statements” as Annex F.

Other Matters to be Presented to Stockholders at the Meeting (see page 72)

In addition to the Mobcrush Issuance Proposal, holders of Super League common stock as of the Record Date will be asked to consider and vote on the following proposals:

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to elect two Class I director nominees to the Company’s Board, each for three-year terms;
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to approve the 2014 Plan Amendment, as further described in the 2014 Plan Proposal;
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to ratify the appointment of Baker Tilly US, LLP as the Company’s registered public accounting firm for the year ending December 31, 2021; and
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to approve the Adjournment Proposal.

Approval of the Mobcrush Issuance Proposal is required for completion of the Merger.

Recommendation of the Company Board of Directors

The Company’s Board of Directors has unanimously determined that issuance of the Merger Consideration in connection with the completion of the Merger is in the best interests of the Company and its stockholders and has approved the Merger, the Merger Agreement, and the Mobcrush Issuance Proposal set forth in this proxy statement. The Board of Directors recommends that the Company stockholders vote “FOR” the Mobcrush Issuance Proposal and the other proposals set forth in this proxy statement.

Stockholders Entitled to Vote (see page 5)

The Board of Directors has fixed the close of business on March 30, 2021 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this Proxy Statement within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

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overall strength and stability of general economic conditions and of the electronic video game sports (“esports”) industry in the United States and globally;
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the impact of the recent coronavirus (COVID-19) pandemic and our response to it;
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failure to consummate or realize the expected benefits of the acquisition of Mobcrush Streaming, Inc.;
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changes in consumer demand for, and acceptance of, our services and the games that we license for our tournaments and other experiences, as well as online gaming in general;
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changes in the competitive environment, including adoption of technologies, services and products that compete with our own;
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competition and the ability of our business to grow and manage growth profitably;
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our ability to generate consistent revenue;
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our ability to effectively execute our business plan;
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changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;
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changes in laws or regulations governing our business and operations;
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our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;
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our ability to effectively market our services;
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costs and risks associated with litigation;
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our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;
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our ability to obtain and enter into new licensing agreements with game publishers and owners;
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changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;
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interest rates and the credit markets;
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our ability to consummate accretive acquisitions of third parties; and
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other risks and uncertainties described in the "Risk Factors" section of this proxy statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF TWO CLASS I DIRECTOR NOMINEES

General

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors that constitute the entire Board of Directors (the “Board”) shall be fixed from time to time by resolution adopted by a majority of the entire Board, but that in no event shall the number be less than one. Our Board currently consists of the following six persons:

Ann Hand Chief Executive Officer, President and Chair
Jeff Gehl Independent Director	Kristin Patrick* Independent Director
Mark Jung Independent Director	David Steigelfest* Chief Product Officer, Corporate Secretary and Director
Michael Keller Independent Director
 ____________________
*	Director Nominees at the Annual Meeting

At our 2020 annual meeting of stockholders, our stockholders approved, and we effected an amendment to our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our Board of Directors into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors). Pursuant to this amendment to our Charter, our Board is now classified into three classes with staggered three-year terms (with the exception of the initial Class I and Class II directors), designated as follows:

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Class I, comprised of two directors, Kristin Patrick and David Steigelfest, whose terms expire at the Annual Meeting and each of whom have been nominated by our Nominating and Governance Committee for re-election as the Class I directors at the Annual Meeting;

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Class II, comprised of two directors, Jeff Gehl and Michael Keller (with their initial terms expiring at our 2022 annual meeting of stockholders); and

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Class III, comprised of two directors, Ann Hand and Mark Jung (with their initial terms expiring at our 2023 annual meeting of stockholders).

Kristin Patrick and David Steigelfest, each of whom are currently serving terms which expire at our Annual Meeting, have been nominated by our Nominating and Governance Committee for election as the Class I directors at the Annual Meeting. If any of the director nominees is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Required Vote and Recommendation

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Kirstin Patrick and David Steigelfest for re-election as Class I directors, each for a three-year term.

Ms. Patrick and Mr. Steigelfest have each consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Set forth below is information about the two director nominees, including each such individual’s principal occupation, business experience and qualifications that led the Company’s Board of Directors to conclude that each such director nominee should serve on the Board of Directors.

The Board of Directors unanimously recommends that you vote FOR Ms. Patrick and Mr. Steigelfest.

Director Biographies

The following section sets forth certain information regarding the nominees for election as directors and the standing directors of the Company.

Director Nominees with Terms Expiring at the Annual Meeting

Kristin Patrick
Independent Director

Ms. Patrick has served as a director on our Board since November 2018, and currently serves as President and Chief Marketing Officer of Eros Innovations, a position she has held since January 2019. Previously, Ms. Patrick served as Global Chief Marketing Officer of Soda Brand at Pepsico, Inc., a position she has held from June 2013 to January 2019. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from November 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to November 2011. Ms. Patrick has also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her Bachelor of Arts from Emerson College and J.D. from Southwestern University.

As we continue to expand the visibility of our Brand, we believe Ms. Patrick will provide instrumental input on our marketing efforts, and will assist the Board and management with initiating marketing programs to enable us to meet our short-term and long-term growth objectives. Ms. Patrick also serves as a member of the Board’s Compensation Committee and the Nominating and Corporate Governance Committee.

David Steigelfest
Chief Product Officer, Director

Mr. Steigelfest co-founded the Company in 2014 and has served as a director on our Board since that time. In addition, Mr. Steigelfest served has our Chief Product Officer since May 2018. An attorney by education, David has served as an executive and entrepreneur in the digital and technology space for more than 20 years. Prior to co-founding the Company in 2014, Mr. Steigelfest founded rbidr LLC, a media and technology startup and a pioneer in yield management and price optimization software, where he served as Chief Executive Officer from 2008 to 2013. From 2013 to 2014, Mr. Steigelfest worked for Cosi Consulting, where he provided management consulting services ranging from complex project management, PMO, software design, 3rd party software integration and migration, enterprise content management, data management and system-based regulatory compliance to various Fortune 500 companies. From 2001 to 2008, Mr. Steigelfest worked on Wall Street at Deutsche Bank, where he oversaw various multi-million-dollar change management projects. In addition, Mr. Steigelfest previously served as Vice President of eCommerce at Starguide Digital Networks, where he had responsibility over the streaming media portal, CoolCast. CoolCast utilized satellite technology to distribute high quality streaming content into multi-cast enabled networks bypassing Internet bottlenecks. Prior to Starguide, Mr. Steigelfest served as the Director of Product Management at Gateway Computers, where he oversaw Gateway.com and Gateway’s business-to-business extranet system, eSource. In addition, Mr. Steigelfest has consulted for companies of all sizes throughout his career addressing a wide variety of IT and business challenges, including complex business process change, software implementation and e-commerce.  Mr. Steigelfest received a Bachelor of Arts in International Relations and Psychology from Syracuse University, and a JD with an emphasis in business transactions and business law from Widener University School of Law.

As a co-founder of the Company and a lead developer of the Company’s platform, Mr. Steigelfest provides the Board with critical insight into the technological aspects of the Company’s operations and the ongoing development of the platform, attributes that make Mr. Steigelfest a particularly valued member of the Board.

Continuing Directors

Ann Hand
Chief Executive Officer, President, Chair of the Board

Ms. Hand has served as our Chief Executive Officer, President and Chair of our Board since June 2015. Over the past 20 years, Ms. Hand has served as a market-facing executive with a track record in brand creation and turn- around with notable delivery at the intersection of social impact with consumer trends and technology to create bold offers, drive consumer preference and deliver bottom line results. Prior to joining the Company, from 2009 to 2015, Ms. Hand served as Chief Executive Officer and as a director of Project Frog, a venture-backed firm with a mission to democratize healthy, inspired buildings that are better, faster, greener, and more affordable than traditional construction. From 1998 through 2008, Ms. Hand served in various senior executive positions with BP plc, including Senior Vice President, Global Brand Marketing & Innovation from 2005 to 2008, during which time she led many award-winning integrated marketing campaigns and oversaw the entire brand portfolio of B2C and B2B brands, including BP, Castrol, Arco, am/pm and Aral. Additionally, she served as Chief Executive, Global Liquefied Gas Business Unit with full P&L accountability across 15 countries and 3,000 staff, covering operations, logistics, sales and marketing with over $3 billion in annual revenue. Ms. Hand was recognized by Goldman Sachs - “100 Most Intriguing Entrepreneurs” in 2014, by Fortune - “Top 10 Most Powerful Women Entrepreneurs” in 2013, and Fast Company – “100 Most Creative People” in 2011. Ms. Hand earned a Bachelor of Arts in Economics from DePauw University, an MBA from Northwestern’s Kellogg School of Management, and completed executive education at Cambridge, Harvard and Stanford Universities.

Ms. Hand’s extensive background in corporate leadership and her practical experience in brand creation and turn- around directly align with the Company’s focus, and ideally position her to make substantial contributions to the Board, both as Chair of the Board and as the leader of the Company’s executive team.

Jeff Gehl
Independent Director

Mr. Gehl has served as a director on our Board since 2015. Mr. Gehl is a Co-Owner at VLOC LLC. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors. Mr. Gehl is responsible for leading RCP's client relations function and covering private equity fund managers in the Western United States. He is a General Partner of BKM Capital Partners, L.P. Previously, Mr. Gehl was an Advisor at Troy Capital Partners until 2018. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He currently serves as a Director of P10 Industries, Inc., a Director of Veritone, Inc. (NASDAQ: VERI) and an Advisory Board member of several of RCP’s underlying funds, as well as Accel-KKR and Seidler Equity Partners. Mr. Gehl was the Manager of VLOC. Mr. Gehl received the 1989 “Entrepreneur of the Year” award from University of Southern California’s Entrepreneur Program. He obtained a Bachelor of Science in Business Administration from the University of Southern California's Entrepreneur Program.

Mr. Gehl’s wide range of experience in financing, developing and managing high-growth technology companies, as well as his entrepreneurial experience, has considerably broadened the Board’s perspective, particularly as the Company engaged in capital raising activities to fund the early stages of its development. Mr. Gehl also serves as our Board-designated “audit committee financial expert,” as the Chair of the Board’s Audit Committee and as a member of the Nominating and Corporate Governance Committee.

Mark Jung
Independent Director

Mr. Jung has served as a director on our Board since July 2019. Mr. Jung currently serves as an independent consultant to multiple media and technology companies. Previously, Mr. Jung served on the board of directors of Accela, a leading provider of cloud-based productivity and civic engagement solutions for government, from March 2016 to April 2019. During his tenure on the board of Accel, Mr. Jung also held executive management positions for Accela, including as Chairman and interim Chief Executive Officer from August 2016 to March 2017 and from April 2018 to October 2018, as well as serving as Executive Chairman from March 2017 to April 2018. Prior to Accela, Mr. Jung served as Executive Chairman of OL2, a leading cloud solutions provider for gaming and graphics-rich applications, from May 2013 to March 2015. Currently, Mr. Jung serves as a member of the board of directors of Millennium Trust Company, a leading financial services company offering niche alternative custody solutions to institutions, advisors and individuals; lnMar, a provider of intelligent commerce network solutions; Samba Safety, a provider of driver risk management solutions; and ReadyUp, a provider of an esports platform for player networking and team management. Mr. Jung graduated with a BS in engineering from Princeton University and received his MBA from Stanford University Graduate School of Business.

With over three decades of experience serving as a C-suite executive at several prominent companies within the digital entertainment and video game industries, and extensive public and private board member experience, we believe Mr. Jung provides our Board with invaluable knowledge and insight regarding key strategies and best practices for building gaming communities and creating a demand for gaming-related content in the market that can accelerate our audience development and content monetization strategies, and will also share key learnings with Super League gained from his experience navigating the transition of companies from private to public. Mr. Jung also serves as Chair of the Board’s Compensation Committee and as a member of the Audit Committee.

Michael Keller
Independent Director

Mr. Keller has served as a director on our Board since November 2018. From July 2014 to February 2018, Mr. Keller served as an advisor and board member for Cake Entertainment, an independent entertainment company specializing in the production, distribution, development, financing and brand development of kids’ and family properties, as managing director of Tiedemann Wealth Management from March 2008 to December 2013, as co-founder and principal of Natrica USA, LLC from August 2006 to March 2008 and as Senior Vice President of Brown Brothers Harriman Financial Services from July 1996 to June 2006. Mr. Keller earned a Bachelor of Arts in History from Colby College.

With over 15 years of experience in asset and portfolio management, and experience in helping companies gain exposure for their products and services, including in the entertainment industry, we believe Mr. Keller provides our Board with useful insight that will help us as we allocate resources to expand the utility of our platform and other technologies. Mr. Keller also serves as Chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Board Composition and Election of Directors

Board Composition

Our Board currently consists of the following six members:

Name	Age	Positions	Class	Director Since	Committee Memberships
					A	CP	NCG
Ann Hand	52	Chief Executive Officer, President, Chair	Class III	2015
Jeff Gehl	52	Independent Director	Class II	2015	C		M
Mark Jung	58	Independent Director	Class III	2019	M	C
Michael Keller	50	Independent Director	Class II	2018	M	M	C
Kristin Patrick*	50	Independent Director Nominee	Class I	2018		M	M
David Steigelfest*	53	Chief Product Officer, Corporate Secretary and Director Nominee	Class I	2014
____________________
* – Director Nominee
A – Audit Committee
C – Committee Chair
CP – Compensation Committee
NCG – Nominating and Corporate Governance Committee
M – Committee Member

Our Board is authorized to appoint persons to the offices of Chair of the Board of Directors, Vice Chair of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as may be determined by the Board. The Board may also empower the Chief Executive Officer, or in absence of a Chief Executive Officer, the President, to appoint such other officers and agents as our business may require. Any number of offices can be held by the same person.

Director Independence

Our Board has determined that the following four of our six directors qualify as independent directors, as determined in accordance with the Listing Rule 5605 of the Nasdaq Stock Market: Messrs. Gehl, Keller and Jung, and Mr. Patrick. Nasdaq Listing Rule 5605 includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Stock Market listing rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Ms. Hand, our President and Chief Executive Officer, is a first cousin of Mr. Gehl, a member of our Board. There are no other family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. Cybersecurity risk is a key consideration in our operational risk management capabilities. We are in the process of instituting a formal information security management program, which will be subject to oversight by, and reporting to, our Board. Given the nature of our operations and business, cybersecurity risk may manifest itself through various business activities and channels and is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. Our Board will oversee and review reports on significant matters of corporate security, including cybersecurity. In addition, we maintain specific cyber insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.

Our audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Matters of significant strategic risk are considered by our Board as a whole.

Board Committees and Independence

Our Board has established the following three standing committees: audit committee, compensation committee, and nominating and governance committee. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our website at http://ir.superleague.com.

Audit Committee

Our audit committee is currently comprised of Jeff Gehl, who serves as the committee chair, Michael Keller and Mark Jung, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four times during the year ended December 31, 2020. Pursuant to its charter, the audit committee’s responsibilities include, among other things:

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appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

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reviewing with our independent registered public accounting firm the scope and results of their audit;

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approving the audit and non-audit services to be performed by our independent registered public accounting firm;

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evaluating the qualifications, independence and performance of our independent registered public accounting firm;

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reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

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reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the release of such information;

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reviewing and reassessing the adequacy of the audit committee’s charter, at least annually;

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reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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reviewing on a periodic basis, or as appropriate, our policies with respect to risk assessment and management, and our plan to monitor, control and minimize such risks and exposures, with the independent public accountants, internal auditors, and management;

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reviewing any earnings announcements and other public announcements regarding our results of operations;

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preparing the report that the SEC requires in our annual proxy statement, upon becoming subject to the Exchange Act;

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complying with all preapproval requirements of Section 10A(i) of the Exchange Act and all SEC rules relating to the administration by the audit committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7);

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administering the policies and procedures for the review, approval and/or ratification of related party transactions involving the Company or any of its subsidiaries; and

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making such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Our Board has affirmatively determined that all members of our audit committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our Board has determined that Mr. Gehl qualifies as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq Stock Market rules and regulations. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

Compensation Committee

Our compensation committee is currently comprised of Mark Jung, who serves as the committee chair, Kristin Patrick and Michael Keller, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The compensation committee’s main function is to assist our Board in the discharge of its responsibilities related to the compensation of our executive officers. The compensation committee met five times during the year ended December 31, 2020. Pursuant to its charter, the compensation committee is primarily responsible for, among other things:

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reviewing our compensation programs and arrangements applicable to our executive officers, including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, and advising management and the Board regarding such programs and arrangements;

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reviewing and recommending to the Board the goals and objectives relevant to CEO compensation, evaluating CEO performance in light of such goals and objectives, and determining CEO compensation based on the evaluation;

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retaining, reviewing and assessing the independence of compensation advisers;

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monitoring issues associated with CEO succession and management development;

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overseeing and administering our equity incentive plans;

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reviewing and making recommendations to our Board with respect to compensation of our executive officers and senior management;

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reviewing and making recommendations to our Board with respect to director compensation;

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endeavoring to ensure that our executive compensation programs are reasonable and appropriate, meet their stated purpose (which, among other things, includes rewarding and creating incentives for individuals and Company performance), and effectively serve the interests of the Company and our stockholders; and

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upon becoming subject to the Exchange Act, preparing and approving an annual report on executive compensation and such other statements to stockholders which are required by the SEC and other governmental bodies.

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Michael Keller, who serves as the committee chair, Kristin Patrick and Jeff Gehl, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Nominating and Governance Committee met three times during the year ended December 31, 2020. Pursuant to its charter, the nominating and governance committee is primarily responsible for, among other things:

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assisting the Board in identifying qualified candidates to become directors, and recommending to our Board nominees for election at the next annual meeting of stockholders;

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leading the Board in its annual review of the Board’s performance;

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recommending to the Board nominees for each Board committee and each committee chair;

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reviewing and overseeing matters related to the independence of Board and committee members, in light of independence requirement of the Nasdaq Stock Market and the rules and regulations of the SEC;

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overseeing the process of succession planning of our CEO and other executive officers; and

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developing and recommending to the Board corporate governance guidelines, including our Code of Business Conduct, applicable to the Company.

Board Diversity

Our nominating and governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

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experience as a board member or executive officer of another publicly-held company;

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strong finance experience;

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diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

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diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

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experience relevant to our business industry and with relevant social policy concerns; and

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relevant academic expertise or other proficiency in an area of our business operations.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee, at any time, have been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers on our Board of Directors or compensation committee.

Our Board’s Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chair and Chief Executive Officer. Ms. Hand, has served in both roles since 2015, and our Board continues to believe that her combined role is most advantageous to the Company and its stockholders. Ms. Hand possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry and is best positioned to fulfill the Chair’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Ms. Hand’s leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. We provide our Code of Business Conduct and Ethics under the Corporate Governance section of our website at http://ir.superleague.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus. We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in our filings with the SEC under the Exchange Act.

Limitation of Liability and Indemnification

Our Charter, and our Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). In addition, the Charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We expect to obtain and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholder Communications

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Super League Gaming, Inc.
2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Our Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliances

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of such reports furnished to our Company and representation that no other reports were required during the fiscal year ended December 31, 2020, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

NON-EXECUTIVE DIRECTOR COMPENSATION

On January 31, 2019, and as amended on August 13, 2019, effective July 1, 2019, our Board adopted a director compensation plan for our non-employee directors, the details of which are presented in the table below. We do not provide deferred compensation or retirement plans for non-employee directors.

Schedule of Director Fees
Compensation Element	Cash (1)	Equity (2)
Annual Retainer	$25,000(3)	$60,000(4)
Audit Committee Chair	$15,000	$-
Compensation Committee Chair	$10,000	$-
Nominating and Governance Committee Chair	$5,000	$-
Audit and Nominating and Governance Committee Member	$5,000	$-
Compensation Committee Member	$3,500	$-

(1)	Cash compensation is payable in equal installments on a quarterly basis; provided, however, that no monthly cash retainer will be paid after any termination of service.

(2)
Equity awards will be issuable in the form of restricted stock units (“RSUs”). On the date of the Company’s annual meeting of stockholders, each director will receive RSUs at a per share price equal to the closing price of the Company’s common stock on the grant date, which RSU will become fully vested on the one-year anniversary of the initial grant date.

(3)	Any new non-employee director appointed to the Board will receive cash compensation equal to a prorated portion of the annual retainer amount.

(4)
Any new non-employee director appointed to the Board will receive RSUs having a grant date value equal to a prorated portion of annual RSU award amount, which RSUs will become fully vested on the earlier of (i) the one-year anniversary of the initial grant date or (ii) the next annual meeting of the Company’s stockholders.

2020 Summary Table of Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Other Compensation ($)	Total ($)
Current Directors
Jeff Gehl(2)	$40,000	$86,000	$–	$126,000
Mark Jung(3)(4)	$40,000	$72,000	$90,000	$202,000
Michael Keller(5)	$38,000	$86,000	$–	$124,000
Kristian Patrick(6)	$28,000	$86,000	$–	$114,000
Former Directors
Robert Stewart(7)	$7,000	$–	$–	$7,000

(1)
The following table presents: (a) the aggregate number of restricted stock units (“RSUs”) granted during the year ended December 31, 2020, the grant date fair values of which are reflected in the table above; (b) the aggregate number of outstanding unvested RSUs at December 31, 2020; and (c) the aggregate number of outstanding options (both vested and unvested) at December 31, 2020. All RSUs granted during the year ended December 31, 2020 vest in equal monthly installments over a 48-month period beginning on the grant date.

The grant date fair value is calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2020 and 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus. These amounts do not represent the actual value, if any, that may be realized by the individuals listed in the table.

	Restricted Stock Awards Listed in the Table Above		Aggregate Awards as of December 31, 2020
Name	Number of Unvested Shares of Restricted Stock	Number of Vested Shares of Restricted Stock	Aggregate Number of Unvested Restricted Stock Awards Outstanding	Aggregate Number of Options Outstanding
Current Directors
Gehl	36,344	-	36,344	25,001
Jung	30,112	-	30,112	-
Keller	36,344	-	36,344	-
Patrick	36,344	-	36,344	-
Former Directors
Stewart	-	-	-	-

(2)	Amounts paid to Mr. Gehl consist of his annual retainer and Audit Committee chair fees, as described above.

(3)	Amounts paid to Mr. Jung consist of his annual retainer, Compensation Committee chair fees, and Audit Committee member fees, as described above.

(4)
In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into the Consulting Agreement (defined below), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung receives a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that extended to December 31, 2019, was extended through June 30, 2020, and continues on a month-to-month basis in 2021, upon mutual agreement of Mr. Jung and the Company.

(5)
Amounts paid to Mr. Keller consist of his annual retainer, Nominating and Governance Committee chair fees, Compensation Committee member fees and Audit Committee member fees, as described above. Mr. Keller was appointed to the Compensation Committee in April 2020.

(6)	Amounts paid to Ms. Patrick consist of her annual retainer and Compensation Committee member fees, as described above.

(7)	Mr. Stewart served as a director during the year ended December 31, 2020 until his resignation from the Board on March 31, 2020.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Positions
Ann Hand	52	Chief Executive Officer and President
Clayton Haynes	51	Chief Financial Officer
Matt Edelman	51	Chief Commercial Officer
David Steigelfest	53	Chief Product Officer and Corporate Secretary

Ann Hand
Chief Executive Officer, President, Chair of the Board

Please see Ms. Hand’s biography in the preceding section under the heading “Director Biographies – Continuing Directors” on page 18.

Clayton Haynes
Chief Financial Officer

Mr. Haynes was appointed as our Chief Financial Officer in August 2018. From 2001 to August 2018, Mr. Haynes served as Chief Financial Officer, Senior Vice President of Finance and Treasurer of Acacia Research Corporation (NASDAQ: ACTG), an industry-leading intellectual property licensing and enforcement and technology investment company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice, where he provided and managed full scope financial statement audit and business advisory services for public and private company clients with annual revenues up to $1 billion in a variety of sectors, including manufacturing, distribution, oil and gas, engineering, aerospace and retail. Mr. Haynes received a Bachelor of Arts in Economics and Business/Accounting from the University of California at Los Angeles, an MBA from the University of California at Irvine Paul Merage School of Business and is a Certified Public Accountant (Inactive).

Matt Edelman
Chief Commercial Officer

Mr. Edelman oversees the Company’s revenue, marketing, content, creative services and business development activities, and has served as our Chief Commercial Officer since July 2017. Mr. Edelman is the owner of PickTheBrain, a leading digital self-improvement business, a board member and marketing committee member of the Epilepsy Foundation of Greater Los Angeles and has over 20 years of experience working in the digital and traditional media and entertainment industries. Since 2001, he has served as an advisor and consultant to numerous digital and media companies, including, amongst others, Nike, Marvel, MTV, Sony Pictures, 20th Century Fox and TV Guide. Prior to joining the Company, from 2014 to 2017, Mr. Edelman served as the Head of Digital Operations and Marketing Solutions at WME-IMG (now Endeavor), where he was responsible for several areas, including digital audience and revenue growth through content, social media and paid customer acquisition across the company’s global live events business within sports, fashion culinary and entertainment verticals; digital marketing services for consumer brands, college athletics programs and talent; and management of direct-to-consumer digital content businesses, including both eSports and Fashion OTT properties. From 2010 to 2013, Mr. Edelman served as the Chief Executive Officer of Glossi (previously ThisNext), an authoring platform enabling individuals to create their own digital magazines. Previously, Mr. Edelman also founded and/or served in executive positions at multiple early stage digital media companies. Mr. Edelman earned a Bachelor of Arts in Politics from Princeton University.

David Steigelfest
Chief Product Officer, Corporate Secretary and Director Nominee

Please see Mr. Steigelfest’s biography in the preceding section under the heading “Director Biographies – Director Nominees with Terms Expiring at the Annual Meeting” on page 17.

Summary Compensation Table

We are an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to our “named executive officers,” who are those individuals serving as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at December 31, 2020, the end of the last completed fiscal year (the “Named Executive Officers”).

We have identified Ann Hand, David Steigelfest and Matt Edelman as our Named Executive Officers for the year ended December 31, 2020. Our Named Executive Officers for our fiscal year ending December 31, 2021 is subject to change, as we may hire or appoint new executive officers.

For the fiscal years ended December 31, 2020 and 2019, compensation for our Named Executive Officers was as follows:
Name and principal position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Total ($)
Ann Hand	2020	$400,000	$184,000	(2)(6)	437,000(3)	$1,021,000
Chief Executive Officer, President	2019	$400,000	$350,000	(2)	$-	$750,000

David Steigelfest	2020	$300,000	$80,000	(6)	183,000(4)	$563,000
Chief Product Officer and Corporate Secretary	2019	$300,000	$105,000		$-	$405,000

Matt Edelman	2020	$300,000	$80,000	(6)	218,000(5)	$598,000
Chief Commercial Officer	2019	$300,000	$-		$-	$300,000

(1)
This column represents the grant date fair value calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ ASC 718”). The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2020 and 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus. These amounts do not represent the actual value, if any, that may be realized by the Named Executive Officers.

(2)
Refer to “Employment Agreements and Potential Payments upon Termination or Change of Control” below for additional information. For Ms. Hand, the bonus amount earned pursuant to her existing employment agreement (as described at “Employment Agreements and Potential Payments upon Termination or Change of Control”) for fiscal year 2020 totaled $50,000.

(3)
On February 11, 2020, Ms. Hand canceled 150,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for67,500 restricted stock units, pursuant to a Board approved exchange. The 2020 equity award information above excludes the restricted stock units issued in the exchange and the reissuance of48,667 options on February 11, 2020, with the same terms of the original stock option granted, representing the reissuance of the balance of the original stock option not included in the exchange. The restricted stock units issued in the exchange vest over two years commencing on the grant date, with 50% of the restricted stock units vesting at the end of the first year, and 50% vesting at the end of the second year. The fair value of the stock options canceled in the exchange did not exceed the fair value of the restricted stock units issued in the exchange, therefore no additional stock compensation expense was recognized under ASC718.

(4)
On February 11, 2020, Mr. Steigelfest canceled 70,000 stock options with original grant dates of June 16, 2017 and October 31, 2018 and exercise prices of $9.00 and $10.80, respectively, in exchange for31,500 RSUs, pursuant to a Board approved exchange. The 2020 equity award information above excludes the RSUs issued in the exchange and the reissuance of 96,667 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock options not included in the exchange. RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The fair value of the stock options canceled in the exchange did not exceed the fair value of the RSUs issued in the exchange,therefore no additional stock compensation expense was recognized under ASC 718.

(5)
On February 11, 2020, Mr. Edelman canceled 100,000 stock options with original grant dates of July 24, 2017, June 29, 2018 and October 31, 2018 and an exercise price of $10.80, in exchange for 45,000 RSUs, pursuant to a Board approved exchange. The 2020 equity award information above excludes the RSUs issued in the exchange and the reissuance of 7,107 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock options not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year. The fair value of the stock options canceled in the exchange did not exceed the fair value of the RSUs issued in the exchange, therefore no additional stock compensation expense was recognized under ASC 718.

(6)
Includes executive bonus amounts earned in connection with the 2020 Executive Bonus program approved in the discretion of the Board.

Elements of Compensation

Our executive compensation program consisted of the following components of compensation during the years ended December 31, 2020 and 2019:

Base Salary

Each of our executive officers receives a base salary for the expertise, skills, knowledge and experience he or she offers to our management team. The base salary of each of our executive officers is re-evaluated annually, and may be adjusted to reflect:

●
the nature, responsibilities, and duties of the officer’s position;

●
the officer’s expertise, demonstrated leadership ability, and prior performance;

●
the officer’s salary history and total compensation, including annual equity incentive awards; and

●
the competitiveness of the officer’s base salary.

Executive Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our business objectives. Bonus amounts depend on the level of achievement of individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  For the year ended December 31, 2020, each of our Named Executive Officers was awarded a bonus by the Compensation Committee in the amount set forth in the Summary Compensation Table above. At the time of this proxy statement, the Compensation Committee has not determined or awarded a bonus to any Named Executive Officer for the fiscal year ended December 31, 2021. Payment of a bonus to any of our Named Executive Officers for fiscal 2021, if any, is at the discretion of the Compensation Committee which may consider factors other than attainment of individual or corporate goals in its determination of bonus amounts to be granted.

Equity Incentive Awards

We believe that to attract and retain management, key employees and non-management directors, the compensation paid to these persons should include, in addition to base salary, annual equity incentives. Our compensation committee determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the compensation committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company. All equity awards issued to our Named Executive Officers during the years ended December 31, 2020 and 2019 were issued under our 2014 Plan.

Employment Agreements and Potential Payments upon Termination or Change of Control

Ann Hand

On June 16, 2017, we entered into an employment agreement with Ms. Hand to serve as our Chief Executive Officer, President and Chair of the Board. The initial term of the agreement is three years (the “Hand Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Hand Initial Term or a Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Hand Renewal Term”). The employment agreement with Ms. Hand provides for a base annual salary of $400,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Ms. Hand shall be entitled to (i) an annual cash bonus, the amount of which shall be determined by our compensation committee, (ii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums, (iii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s 401(k) Plan upon the Board electing to institute it. As additional compensation, Ms. Hand was issued a warrant to purchase 100,000 shares of Company Common Stock at an exercise price of $10.80 per share (the “Hand Warrant”). The warrant has a ten-year term and shall vest at a rate of 1/36th per month, subject to the acceleration of all unvested shares upon a Change of Control, as defined in the employment agreement.

Ms. Hand’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause or by Ms. Hand for Good Reason, as those terms are defined in the agreement, she shall receive a severance package consisting of the following: (i) all accrued obligations as of the termination date; (ii) a cash payment equal to the greater of (A) her base annual salary for 18 months, payable 50% upon termination, 25% 90 days after the termination date and 25% 180 days after the termination date, or (B) the remaining payments due for the term of the agreement; and (iii) an additional 18 months’ vesting on the Hand Warrant. In the event of termination by us with Cause or by Ms. Hand without Good Reason, Ms. Hand shall be entitled to all salary and benefits accrued prior to the termination date, and nothing else; provided, however, that Ms. Hand shall be entitled to exercise that portion of the Hand Warrant that has vested as of the effective date of the termination until the Hand Warrant’s expiration.

Ms. Hand’s employment agreement was amended and restated on November 15, 2018, pursuant to which the Hand Initial Term of the agreement was extended through December 31, 2021, with the terms of the Hand Renewal Term remaining the same. In addition, under the terms of the amended and restated employment agreement, Ms. Hand shall be entitled to the following compensation: (i) a base annual salary of $400,000, which amount may be increased annually, at the sole discretion of the Board; (ii) cash bonuses as follows: (a) $100,000 upon the close of a fully subscribed $10.0 million private placement of 9.00% secured convertible promissory notes, (b) $250,000 upon the consummation of the Company’s IPO or a private financing of not less than $15.0 million (a “Qualified Financing”), (c) $150,000, payable in three increments of $50,000 upon achievement of certain milestones, as determined by the compensation committee; (iii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums; (iv) reimbursement for all reasonable business expenses; and (v) participate in the Company’s 401(k) Plan upon the Board electing to institute it. As additional compensation, Ms. Hand was also granted (i) a ten-year common stock purchase warrant to purchase up to 250,000 shares of the Company’s common stock, exercisable at $10.80 per share, which vested as follows: (a) 25% immediately upon issuance, (b) 50% upon the consummation of the Company’s IPO or a Qualified Financing, and (c) 25% on the one-year anniversary of the IPO or a Qualified Financing; and (ii) ten-year stock options to purchase 166,667 shares of Common Stock, exercisable at $10.80 per share, which vested as follows: (a) 50% upon consummation of the Company’s IPO or a Qualified Financing, (b) 25% upon achievement of 300,000 registered users, and (c) 25% upon achievement of 400,000 registered users. Further, pursuant to the terms of the amended and restated employment agreement, in the event that Ms. Hand is terminated other than for Cause, Ms. Hand shall be entitled to receive all of her severance benefits on the effective date of termination.

David Steigelfest

Effective October 31, 2016, we entered into an employment agreement with Mr. Steigelfest to serve as our Chief Technology Officer. The initial term of the agreement is two years (the “Steigelfest Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Steigelfest Initial Term or a Steigelfest Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Steigelfest Renewal Term”). The employment agreement with Mr. Steigelfest provides for a base annual salary of $270,000, which amount may be increased annually, at the sole discretion of the Board and was increased to $300,000 by the Board in the fourth quarter of 2017. Additionally, Mr. Steigelfest shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s 401(k) Plan upon the Board electing to institute it.

Mr. Steigelfest’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause, as defined in the agreement, he shall be entitled to all salary and benefits accrued prior to the date of termination, as well as six months of accelerated vesting of the Option from the date of termination. In the event of termination by us with Cause, Mr. Steigelfest shall be entitled to all salary accrued prior to the termination date, and nothing else; provided, however, that Mr. Steigelfest shall be entitled to exercise any stock options that have vested prior to the date of termination.

Mr. Steigelfest’s employment agreement was amended and restated on November 1, 2018, pursuant to which the Steigelfest Initial Term of the agreement was extended to two years from November 1, 2018 and Mr. Steigelfest shall serve as both the Company’s Chief Technology Officer and Chief Product Officer. Effective July 22, 2019, in connection with the hiring of Samir Ahmed, the Company’s former Chief Technology Officer, Mr. Steigelfest now serves as the Company’s Chief Product Officer. In addition, under the terms of the amended and restated employment agreement, Mr. Steigelfest shall be entitled to the following compensation: (i) a base annual salary of $300,000, which amount may be increased annually, at the sole discretion of the Board; (ii) cash bonuses as follows: (a) $50,000 upon the consummation of the Company’s IPO or a Qualified Financing, (b) $75,000, payable in five separate increments of $15,000 upon achievement of certain milestones, as determined by the compensation committee, and (c) $100,000, payable in four separate increments of $25,000 upon achievement of certain milestones on or before June 30, 2019; (iii) health insurance for himself and his dependents, for which the Company shall pay 90% of the premiums; (iv) reimbursement for all reasonable business expenses; and (v) participate in the Company’s 401(k) Plan upon the Board electing to institute it. As additional compensation, Mr. Steigelfest was also granted ten-year stock options to purchase 100,000 shares of Common Stock, exercisable at the same price per share of the Company’s IPO, which shall vest in accordance with the Company’s traditional vesting schedule. Further, pursuant to the terms of the amended and restated employment agreement, in the event that Mr. Steigelfest is terminated other than for Cause, Mr. Steigelfest shall be entitled to receive cash equal to his annual base salary for one year on the effective date of termination.

Matt Edelman

Effective November 1, 2018, we entered into an employment agreement with Mr. Edelman to serve as our Chief Commercial Officer. The initial term of Mr. Edelman’s employment agreement is two years (the “Edelman Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Edelman Initial Term or an Edelman Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, an “Edelman Renewal Term”). The employment agreement with Mr. Edelman provides for a base annual salary of $300,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Edelman shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 90% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iii) participate in the Company’s 401(k) Plan upon the Board electing to institute it.

Mr. Edelman’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause, as defined in the agreement, he shall be entitled to the following severance payment based upon his length of employment with the Company and his existing annual salary, which he shall receive 30 days after the final day of his employment: (i) from six to nine months of employment, one month of severance pay; (ii) from nine months to one year of employment, two months of severance pay; (iii) from one year to two years of employment, three months of severance pay; and (iv) for each additional year of employment beyond one year, one additional month of severance pay; provided, however, that in the event of a change of control transaction involving the Company, Mr. Edelman shall be entitled to six months of severance pay. In the event of such termination, and in order to receive the foregoing severance benefits, Mr. Edelman shall be required to execute a mutually agreed upon Mutual Release agreement. In the event of termination by us with Cause, Mr. Edelman shall be entitled to all salary accrued prior to the termination date, and nothing else; provided, however, that Mr. Edelman shall be entitled to exercise any stock options that have vested prior to the date of termination.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses outstanding stock option awards held by each of the Named Executive Officers as of December 31, 2020:
		Option/Warrant Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options/ warrants (#) Exercisable		Number of securities underlying unexercised options/ warrants (#) Unexercisable		Option/ warrant exercise price ($)	Option/ warrant expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(#)

Ann Hand	6/5/15	166,667		-		$9.00	6/5/25
	6/16/17	51,334		-		$9.00	6/15/27
	6/16/17	100,000		-		$10.80	6/6/27
	10/31/18	250,000		-		$10.80	10/31/28
	2/11/20	48,667	(6)	-		$10.80	10/30/28
	2/11/20	-		-		-	-	67,5000	(6)	$191,025
	8/5/20	16,667		183,333	(1)	$2.88	8/3/30

David Steigelfest	10/16/14	116,667		-		$0.30	10/15/24
	12/21/15	833		-		$9.00	12/21/25
	2/11/20	25,833	(7)(2)	-		$9.00	6/15/27
	2/11/20	21,465	(7)	49,369	(3)	$10.80	10/31/28
	2/11/20	-		-		-	-	31,500	(7)	$89,145
	8/5/20	7,000		77,000	(4)	$2.88	8/3/30

Matt Edelman	2/11/20	2,451	(8)	4,656	(5)	$10.80	6/29/28
	2/11/20	-		-		-	-	45,000	(8)	$127,350
	8/5/20	8,333		91,667	(9)	$2.88	8/3/30

(1)
Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(2)
Represents an option to purchase shares of our common stock. 8,834 shares of the original option were returned to the Issuer on February 11, 2020.

(3)
Represents an option to purchase shares of our common stock, which option vested with respect to 25,000 shares on October 31, 2019, and the remainder vesting at a rate of 2,084 shares per month, becoming fully vested on October 30, 2022. 29,166 shares of the original option were returned to the Issuer on February 11, 2020.

(4)
Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

(5)
Represents an option to purchase shares of our common stock, which option vested with respect to 4,167 shares on October 31, 2019, and then at a rate of 348 shares per month thereafter. 9,560 shares of the original option were returned to the Issuer on February 11, 2020.

(6)
On February 11, 2020, Ms. Hand canceled 150,000 stock options with original grant dates of June 16, 2017and October 31, 2018 and exercise prices of $9.00 and $10.80,respectively, in exchange for 67,500 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the RSUs issued in the exchange and reflects the reissuance of 48,667 options on February 11, 2020, with the same terms of the original stock option granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year.

(7)
On February 11, 2020, Mr. Steigelfest canceled 70,000 stock options with original grant dates of June 16,2017 and October 31, 2018 and exercise prices of $9.00 and $10.80,respectively, in exchange for 31,500 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the RSUs issued in the exchange and reflects the reissuance of 96,667 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year.

(8)
On February 11, 2020, Mr. Edelman canceled 100,000 stock options with original grant dates of July 24, 2017, June 29, 2018 and October 31, 2018 and an exercise price of $10.80, in exchange for 45,000 RSUs, pursuant to a Board approved exchange. The outstanding equity award table above includes the RSUs issued in the exchange and reflects the reissuance of 7,107 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the exchange. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year.

(9)
Represents an option to purchase shares of our common stock, which option vests in equal monthly installments over a 48-month period beginning on the grant date of August 5, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides a summary of the securities authorized for issuance under our equity compensation plans as of December 31, 2020.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)	(c)
Equity compensation plans approved by security holders
2014 Plan	1,535,000	$5.62	588,000
Equity compensation plans not approved by security holders
Total	103,000	$5.20	-
_______________
(1)
Excludes 382,144 shares of common stock issuable upon the vesting of RSUs as of December 31, 2020.

Stock Option and Incentive Plan

Amended and Restated 2014 Stock Option and Incentive Plan

Our Board unanimously approved the 2014 Plan on October 13, 2014. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017, October 2018 and May 2020. The maximum number of shares of common stock issuable under the 2014 Plan is currently 2,583,333 shares, subject to adjustments for stock splits, stock dividends or other similar changes in our common stock or our capital structure.

On April 29, 2021, our Board approved of an amendment to the 2014 Plan (the “2014 Plan Amendment”), subject to approval by our stockholders at the Annual Meeting. A summary of the terms of 2014 Plan is available under Proposal No. 2, Approval of an Amendment to the Amended and Restated Super League Gaming, Inc. 2014 Stock Option and Incentive Plan, beginning on page 38 below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung will receive a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that continued until December 31, 2019, and was extended through December 31, 2020 upon mutual agreement of Mr. Jung and the Company, and continues on a month-to-month basis during 2021.

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Accordingly, our Board has adopted a written policy addressing the approval of transactions with related persons, in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Capital Market. Pursuant to our Related Persons Transactions Policy (the “Policy”), any related-person transaction, and any material amendment or modification of a related-person transaction, is required to be reviewed and approved or ratified by the Board’s audit committee, which shall be composed solely of independent directors who are disinterested, or in the event that a member of the audit committee is a Related Person, as defined below, then by the disinterested members of the audit committee; provided, however, that in the event that management determines that it is impractical or undesirable to delay the consummation of a related person transaction until a meeting of the audit committee, then the Chair of the audit committee may approve such transaction in accordance with this policy; such approval must be reported to the audit committee at its next regularly scheduled meeting. In determining whether to approve or ratify any related person transaction, the audit committee must consider all of the relevant facts and circumstances and shall approve only those transactions that are deemed to be in the best interests of the Company.

Pursuant to our Policy and SEC rules, a “related person transaction” includes any transaction, arrangement or relationship which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, had or will have a direct or indirect material interest (each a “Related Person”).

In connection with the review and approval or ratification of a related person transaction:

●
Management shall be responsible for determining whether a transaction constitutes a related person transaction subject to the Policy, including whether the Related Person has a material interest in the transaction, based on a review of all of the facts and circumstances; and

●
Should management determine that a transaction is a related person transaction subject to the Policy, it must disclose to the audit committee all material facts concerning the transaction and the Related Person’s interest in the transaction.

PROPOSAL NO. 2

APPROVAL OF AN AMENDED AND RESTATED SUPER LEAGUE GAMING, INC.
2014 STOCK OPTION AND INCENTIVE PLAN

Background of the 2014 Plan

Our Board unanimously approved the 2014 Plan on October 13, 2014. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017, October 2018 and May 2020. The maximum number of shares of common stock issuable under the 2014 Plan is currently 2,583,333 shares, subject to adjustments for stock splits, stock dividends or other similar changes in our common stock or our capital structure.

The 2014 Plan provides for the grant of (i) Incentive Stock Options (within the meaning of Section 422 of the Code) to our full-time employees (“Employees”), subject to the requirements of Section 422(c)(6) where an Employee owns 10% or more of our voting stock outstanding; (ii) Non-Qualified Options (together with Incentive Stock Options, “Options”); (iii) stock awards; and (iv) performance shares to any individual who is (a) an Employee, (b) a member of our Board, or (c) an independent contractor who provides services for the Company.

Reasons for the 2014 Plan Amendment

On April 29, 2021, our Board unanimously approved, subject to stockholder approval at the Annual Meeting, of an amendment to the 2014 Plan (the “2014 Plan Amendment”) in order to increase the number of shares of common stock available for issuance under the 2014 Plan to a total of 5.0 million shares, subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events

As of April 30, 2021 there were 1,914,263 shares of common stock issued or reserved for issuance under the terms of the 2014 Plan. As a result, we currently have a limited number of shares available for issuance as new awards under the 2014 Plan.

As a part of our negations to complete the Merger with Mobcrush, we have agreed to issue to holders of unvested Mobcrush options at the effective time of the Merger (the “Mobcrush Options”), which Mobcrush Options will be cancelled immediately prior to the effective time, and a number of options to purchase shares of Super League common stock (the "Replacement Options") will be issued to replace the cancelled options in a manner consistent with options currently granted by Super League. The Replacement Options will have an exercise price of not less than 85% of the closing price of our common stock on the date of issuance, will have a term of ten years, and will be subject to our traditional four-year vesting schedule with vesting beginning on the one-year anniversary of the closing of the Merger. In total, we expect to issue approximately 500,000 Replacement Options.

In addition to having a sufficient number of shares of common stock available under the 2014 Plan to issue the Replacement Options, our Board believes it is important to have reserved a sufficient number of shares to support stock option grants and awards for the foreseeable future. The 2014 Plan Amendment will provide an important mechanism by which stock options and other stock awards may be granted to directors, employees and consultants as an incentive and to tie their interests closer to those of our stockholders.

If stockholders do not approve of the 2014 Plan Amendment at the Meeting, we will be unable to issue the Replacement Options following the closing of the Merger, nor will we have a sufficient number of shares available to issue new awards to our Employees, including employees new to the Company as a result of the Merger, as equity compensation.

Below is a summary of the terms and conditions of the 2014 Plan following the effectiveness of the 2014 Plan Amendment. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2014 Plan. This summary does not purport to be complete, and is qualified, in its entirety, by the specific language of the 2014 Plan, which is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020, a copy of which accompanies this proxy statement.

Summary of the 2014 Plan

Plan Administration
Pursuant to the 2014 Plan, our Board has delegated the authority to administer the 2014 Plan to the Board’s compensation committee (the “Committee”). Subject to the provisions of our 2014 Plan, the Committee has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The Committee also has the authority to amend, modify, extend renew or terminate outstanding Options, or may accept the cancellation of outstanding Options, whether or not granted under the 2014 Plan, in return for the grant of new Options at the same or a different price. Additionally, the Committee may shorten the vesting period, extend the exercise period, remove any or all restrictions or convert an Incentive Option to a Non-Qualified Option, if, at its sole discretion, it determines that such action is in the best interest of the Company; provided, however, that any modification made to outstanding Options requires the prior consent of the holder(s) of such Options, unless the Committee determines that the action would not materially and adversely affect such holder(s).

Incentive Stock Options
The exercise price of Incentive Stock Options granted under our 2014 Plan must at least be equal to 100% of the fair market value of our common stock on the date of grant. The term of an Incentive Stock Option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

Non-Qualified Stock Options
The exercise price of Non-Qualified Options granted under our 2014 Plan must at least be equal to 85% of the fair market value of our common stock on the date of grant. The term of a Non-Qualified Stock Option may not exceed ten years.

Stock Awards or Sales
Eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones or the completion of a specified period of service or as a bonus for past services. The purchase price for the shares shall not be less than 100% of the fair market value of the shares on the date of issuance, and payment may be in the form of cash or past services rendered. Eligible individuals shall have no stockholder rights with respect to any unvested restricted shares or restricted share units issued to them under the stock award or sales program, however, eligible individuals shall have the right to receive any regular cash dividends paid on such shares.

Termination of Relationship
Except as the Committee may otherwise determine with respect to a Non-Qualified Stock Option, if the holder of an Option ceases to have a Relationship (as defined in the 2014 Plan) with the Company for any reason other than death or permanent disability, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates; provided, however, that no Option may be exercised or claimed by the holder of an Option following the termination of his Relationship for Cause (as defined in the 2014 Plan). In the event that the Relationship terminates as a result of the death or permanent disability of the Option holder, any Options granted to him shall terminate one year from the date of his death or termination due to permanent disability. In no event may an option be exercised later than the expiration of its term.

Certain Adjustments
In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the administrator will adjust the number and class of shares available for future grants under the 2014 Plan, the exercise price of outstanding Options, the number of shares covered by each outstanding award, or the purchase price of each outstanding award.

Reorganization
In the event we are a party to a merger or other corporate reorganization, all outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of the outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if the assumption or continuation is not provided by such agreement, then the Committee, in its sole discretion, shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement and the exercise price.

Change of Control
Under the 2014 Plan, a Change of Control is generally defined as: (i) the sale of all or substantially all of the assets of the Company, or (ii) any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or third party, the result of which is a change in the ownership of more than 50% of the voting capital stock of the Company.

In the event of a Change of Control, all restrictions on all awards or sales of shares will accelerate and vesting on all unexercised and unvested Options will occur on the Change of Control date.

Amendment and Termination
The Board or Compensation Committee may amend, alter or discontinue the 2014 Plan, but no amendment, alteration or discontinuation may be made that would materially impair the rights of the participant with respect to a previously granted award, except such an amendment made to comply with applicable law, the listing standards of the applicable exchange or accounting rules. In addition, no amendment may be made without the approval of stockholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

The 2014 Plan will expire on July 1, 2027.

U.S. Federal Income Tax Consequences

The 2014 Plan is, in part, is a qualified plan for federal income tax purposes. As such, the Company is entitled to (i) withhold and deduct from future wages of any award recipient, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an award or a disqualifying disposition of stock received upon exercise of an award, or (ii) require the award recipient promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of common stock, with respect to an award.

Plan Benefits

Participation in the 2014 Plan is entirely within the discretion of the Committee. Because we cannot predict the rate at which the Committee will issue new awards or the terms of awards granted under the 2014 Plan, if it is approved by our stockholders at the Annual Meeting, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2014 Plan in the future.

Instead, the following table sets forth information with respect to issuances under the 2014 Plan during the year ended December 31, 2020 to each of our current executive officers, outside directors and employees:

Name and Position	Dollar Value($)(1)	Number of Awards(4)
Ann Hand	$576,000	200,000
President, Chief Executive Officer and Chair
David Steigelfest	$242,000	84,000
Chief Technology Officer and Director
Matt Edelman	$288,000	100,000
Chief Commercial Officer
Clayton Haynes	$259,000	90,000
Chief Financial Officer
Executive Officer Group	$1,365,000	474,000
Non-Employee Director Group (2)	$330,000	139,000
Non-Executive Officer Employee Group (3)	$1,022,000	341,000

(1)
Amounts shown in the Dollar Value column represent an aggregate of the number of stock options granted multiplied by the exercise price of such options or the grant date fair value of RSUs issued during the year ended December 31, 2020 and outstanding as of December 31, 2020.

(2)
Represents an aggregate total of 139,000 RSUs issued to our non-employee directors during the year ended December 31, 2020 and outstanding as of that date.

(3)
Represents an aggregate total of 340,000 stock options granted to employees who were not executive officers on December 31, 2020 under the 2014 Plan.

(4)
In February 2020, the Board of Directors approved the cancellation of 540,000 stock options in exchange for 243,000 RSUs (the “Stock Swap”) for five employees included in the Executive Officer group and two employees included in the Non-Executive Officer Employee group. The stock options canceled were originally granted in 2018 and prior, had a weighted average exercise price of $10.16, and a weighted average grant date fair value of $8.33. The RSUs issued had weighted average grant date fair value of $2.60 and vest over two years. The 2020 equity award information above excludes the RSUs issued in the Stock Swap and the reissuance of 225,444 options on February 11, 2020, with the same terms of the original stock options granted, representing the reissuance of the balance of the original stock option grants not included in the Stock Swap. The RSUs issued in the exchange vest over two years commencing on the grant date, with 50% of the RSUs vesting at the end of the first year, and 50% vesting at the end of the second year.

Effectiveness of the 2014 Plan Amendment

If approved by stockholders at the Meeting, the 2014 Plan Amendment will become effective on the date of the Annual Meeting. By approving the 2014 Plan Amendment, the Company’s stockholders will also satisfy Nasdaq Stock Market requirements for stockholder approval of equity compensation plans.

Vote Required and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the 2014 Plan Amendment. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” approval of the 2014 Plan Amendment, as presented in this Proposal No. 2.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 2 to approve of an amendment to Amended and Restated Super League Gaming, Inc. 2014 Stock Option and Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
BAKER TILLY US, LLP TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board of Directors, the Board appointed Baker Tilly US, LLP (formerly Squar Milner LLP) (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2021, and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of Baker Tilly as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Baker Tilly will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees

The following table presents fees billed by Baker Tilly LLP for professional services rendered for the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit fees (1)	$113,000	$161,700
Audit related fees(2)	52,700	38,200
Tax fees (3)	7,700	39,700
All other fees (4)	-	-
Total	$173,400	$239,600

(1)
Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the interim financial statements that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Included in Audit Related Fees are fees and expenses related to reviews of registration statements and SEC filings other than annual reports on Form 10-K and quarterly reports on Form 10-Q.

(3)
Tax Fees include the aggregate fees billed during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning. No such fees were billed by Baker Tilly for 2020 or 2019.

(4)
All Other Fees consist of fees for products and services other than the services reported above. No such fees were billed by Baker Tilly for 2020 or 2019.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Auditor Independence

Our Audit Committee and our full Board of Directors considered that the work done for us in the years ended December 31, 2020 and 2019, respectively, by Baker Tilly was compatible with maintaining Baker Tilly independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Date: March 19, 2021

The Audit Committee has reviewed and discussed with management and Baker Tilly US, LLP, our independent registered public accounting firm, the audited consolidated financial statements in the Super League Gaming, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

Baker Tilly US, LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully Submitted, Jeff Gehl Michael Keller Mark Jung

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

Required Vote and Recommendation

Ratification of the selection of Baker Tilly as the Company’s independent auditors for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Baker Tilly as the Company’s independent auditors for the fiscal year ending December 31, 2021.

The Board recommends that stockholders vote “FOR” the ratification of the selection of Baker Tilly US, LLP as our independent auditors for the fiscal year ending December 31, 2021.

PROPOSAL NO. 4

APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK AS MERGER CONSIDERATION PURSUANT TO NASDAQ LISTING RULE 5635

Background

Our Board is proposing for approval by our stockholders, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of an aggregate of 12,582,204 shares of common stock to existing stockholder of Mobcrush as the Merger Consideration in connection with the closing of the Merger, an amount that is in excess of 20% of our outstanding common stock as of the Record Date. The key terms of the Merger Agreement are summarized below, and a copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference.

The following summaries do not purport to be complete and are each subject to, and are qualified in their entirety by, the full text of such agreements. Copies of the Merger Agreement, Voting Agreements and the Registration Rights Agreement have been filed as Exhibits 2.1, 10.1, and 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on March 11, 2021, which Current Report on Form 8-K is incorporated herein by reference. You are encouraged to review the full text of the Current Report on Form 8-K filed on March 11, 2021, as well as each agreement related to the Merger.

Nasdaq Listing Rules

Our common stock is listed on the Nasdaq Capital Market and we are subject to the Listing Rules of the Nasdaq Stock Market. Although we are not required to obtain stockholder approval of the Merger Agreement or the Merger itself, we are required under Nasdaq Listing Rules 5635(a) and 5635(b) to seek stockholder approval of the proposed issuance of the Merger Consideration, as such issuance is in an amount in excess of 20% of our issued and outstanding shares of common stock as of the Record Date, and, following the issuance of the Merger Consideration, certain of Mobcrush’s existing stockholders will become the beneficial owner of more than 20% of our issued and outstanding securities.

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance. We anticipate that if this Proposal No. 4 is approved, we will issue shares of common stock in an amount equal to approximately 54% of our issued and outstanding securities as of the Record Date, or approximately 35% of our capital stock, on a fully-diluted basis.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control, which is Nasdaq considers to occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. In the event this Proposal No. 4 is approved, we expect the following person to become holders of more than 20% of our issued and outstanding common stock:

Investor	Mobcrush Shares Owned	% Ownership	Conversion Ratio	Post Merger Ownership - Super League Shares	% Ownership Combined Company (1)
Evolution Media MC Holdings, LLC	17,796,186	75%	52.8%	9,393,925	25%
Sony Corporation of America	1,815,835	8%	52.8%	958,510	3%
Knollwood Investment Fund LLC	907,935	4%	52.8%	479,264	1%
Option Plan	3,316,220	14%	52.8%	1,750,505	5%
	23,836,176	100%		12,582,204	34%

(1)
Percentage ownership based on 24,976,491 shares of our common stock outstanding, as of March 30, 2021, and 12,582,204 shares of our common stock to be issued as Merger Consideration.

Value of the Merger Consideration

As further described below in the section titled “Information about the Merger Agreement,” at the time of closing of the Merger, each outstanding share of Mobcrush common stock, par value $0.001 per share ("Mobcrush Common Stock"), and Mobcrush preferred stock, par value $0.001 ("Mobcrush Preferred Stock", and with the Mobcrush Common Stock, the "Mobcrush Stock") (other than dissenting shares) will be canceled and converted into the right to receive 0.528 shares of our common stock. Subject to certain adjustments and other terms and conditions more specifically set forth in the Merger Agreement, we expect to issue 12,582,204 shares of our common stock as the Merger Consideration.

As we have agreed to issue a fixed number of shares of our common stock as Merger Consideration at the closing of the Merger, the fair market value of Merger Consideration will fluctuate at the same rate as the trading price of our common stock. The following table presents the varying value of the Merger Consideration based on the closing prices of our common stock on January 29, 2021, March 9, 2021, March 11, 2021, March 30, 2021, and April 30, 2021, the dates of the execution of the term sheet, execution of the Merger Agreement, public announcement of the Merger, the Record Date, and the date of filing of this Definitive Proxy Statement, respectively, each as reported on the Nasdaq Capital Market.

Date	Closing Price ($)	Aggregate Value of Merger Consideration ($)
January 29, 2021	3.07	$38,627,366
March 9, 2021	$5.08	$63,917,596
March 11, 2021	$ 6.87	$86,439,741
March 30, 2021	$7.62	$95,876,394
April 30, 2021	$5.38	$67,692,258

Reasons for Seeking Stockholder Approval

We are required under Nasdaq Listing Rules 5635(a) and 5635(b) to seek stockholder approval of the proposed issuance of the Merger Consideration.

It is important to understand that we are not required to, nor are we seeking, stockholder approval of the Merger, the Merger Agreement, the Registration Rights Agreement, or the Voting Agreements. Rather, we are seeking stockholder approval for the purposes of complying with the Nasdaq Listing Rules relating to the issuance of shares of common stock as the Merger Consideration in connection with the completion of the Merger.

Potential Effects of the Proposal

If this Proposal No. 4 is approved, our existing stockholders will experience substantial dilution in voting rights upon the issuance of the Merger Consideration. As described above, if approved, the Merger Consideration issued to existing Mobcrush stockholders will total 12,582,204 shares of our common stock, which would amount to approximately 35% of the outstanding shares of our common stock following the closing of the Merger.

Your approval of this Proposal No. 4 will assist us in meeting our obligations under the Merger Agreement. If this Proposal No. 4 is not approved, we will be unable to complete the Merger under the current terms of the Merger Agreement, and Mobcrush will remain a separate legal entity.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 4 except to the extent of: (i) their ownership of shares of our common stock, and (ii) that each officer and director are expected to be employed by and will continue to serve on the our Board following the Merger (assuming, in the case of Ms. Patrick and Mr. Steigelfest, that each are re-elected pursuant to Proposal No. 1), for which they each receive cash and equity compensation.

Voting Agreements

Following the execution of the Merger Agreement, certain stockholders of the Company, owning an aggregate of approximately 2.9% of the outstanding shares of our common stock, entered into Voting Agreements, pursuant to which each stockholder will agree to vote all of their shares of common stock held in favor of this Proposal No. 4 and/or any proposal that would reasonably be expected to further implement or carry into effect the purposes and intent of the transactions contemplated by the Merger Agreement. Therefore, we expect approximately 734,797 shares of our common stock to vote in favor of this Proposal No. 4 pursuant to the Voting Agreements.

Vote Required and Recommendation

Approval of this Proposal No. 4 requires the affirmative vote (in person or by proxy) of holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the issuance of 12,582,204 shares of common stock as Merger Consideration in connection with the completion of the Merger.

The Board recommends that stockholders vote “FOR” the issuance of 12,582,204 shares of common stock as Merger Consideration in connection with the completion of the Merger.

INFORMATION ABOUT THE MERGER AND MOBCRUSH

Background of the Merger

The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of the Company and Mobcrush. The following is a brief discussion of the background of these negotiations, the Merger Agreement and the Merger.

As part of Super League’s ongoing consideration and evaluation of its long-term prospects and strategies, Super League’s board and management regularly review strategic opportunities involving potential acquisition opportunities. In addition, Super League’s management regularly participates in industry conferences and roundtables and keeps abreast of best practices and technological developments in the industry. In this regard, Ann Hand, Super League’s Chief Executive Officer, and Mike Wann, the Chief Executive Officer of Mobcrush, spoke on multiple occasions beginning in August of 2019 about the dynamics in both companies' industry, development of symbiotic technology platforms, and the possible benefits of mutually beneficial commercial arrangements or the combination of the two companies.

In connection with such discussions between Ms. Hand and Mr. Wann, Super League entered into a Non-Disclosure Agreement (the "Needham NDA") with Mobcrush, Inc.'s banking representative, Needham & Company ("Needham") in October 2019. Notwithstanding the execution of the Needham NDA and the exchange of a limited amount of information, the discussions between Super League and Mobcrush did not lead to a definitive agreement and were terminated in May, 2020 due to Mobcrush, Inc. entering into an assignment for the benefit of creditors (the "ABC"), whereby Mobcrush became the successor to Mobcrush, Inc.

In early September 2020, over several phone conversations, Ms. Hand and Mr. Wann, along with certain members of the management teams of both companies, again discussed the mutual benefit to Super League’s and Mobcrush’s customers, viewers, competitors, and investors of a strategic combination or other commercial arrangement between the two companies. These conversations included an overview of the business models and strategies of both Super League and Mobcrush, and a discussion ensued regarding the further exchange of operating data between the two companies and their respective Boards of Directors to consider the opportunity to combine companies. Pursuant to these discussions, on September 9, 2020, Matt Edelman, Chief Operating Officer of Super League, and Mr. Wann executed a Mutual Non-Disclosure Agreement (the "NDA") on behalf of Super League and Mobcrush, respectively.

From September 11, 2020 through December 20, 2020, Super League and Mobcrush exchanged financial and operating data, and Ms. Hand and Mr. Wann began to discuss the preliminary valuation of Mobcrush and potential business terms of the combination. In connection with these discussions, Ms. Hand, along with other members of Super League's management team, also spoke with a representative of Mobcrush’s significant investors regarding acceptable terms of a possible business combination, and Mr. Ann, along with other members of Super League's management team, attended meetings with Mr. Wann and senior management of Mobcrush and members of Mobcrush’s Board of Directors.

On September 15, 2020, Ms. Hand, Mr. Edelman, and Clayton Haynes, Chief Financial Officer of the Company, held a conference call with Jeff Hopkins of Halo Finance, LLC, in order to review the financial model and results disclosed in Mobcrush's data room in order to determine if an alliance or transaction with Mobcrush would be financially beneficial to the Company.

On October 5, 2020, Super League management prepared and reviewed a combined financial model for Super League and Mobcrush. After this review, Super League's management requested additional due diligence materials from Mobcrush, including a demonstration of Mobcrush's AI-highlight generation technology and the Mobcrush financials through September 2020.

On October 6, 2020, Super League's management team discusses moving forward with a potential business combination with Mobcrush, including additional due diligence necessary to determine valuation and business synergy, potential deal terms for a combination, capital requirements, and capital raising activities that may be associated with such a combination.

On October 14, 2020, an investment brief prepared by Ms. Hand is circulated to Super League's management team and board of directors, setting forth the potential of a combined Super League/Mobcrush entity, the synergies of customers, offers, technologies, and scales. In mid-October 2020, Super League proposed to engage in additional valuation work and due diligence to explore the potential value of a merger between Super League and Mobcrush.

On October 23, 2020, Mobcrush's representatives provided Super League's management with Mobcrush's financials for the quarter and year ended September 30, 2020.

On November 5, 2020, the Board of Directors of Super League held a special meeting to discuss strategic opportunities, including the status of discussions with Mobcrush. At this meeting, management reviewed the strategic rationale of a business combination transaction with Mobcrush and management presented draft financial analysis and valuation modeling, preliminary synergies and value creation for Super League shareholders.

On November 11, 2020, Super League's senior management inform Disclosure Law Group, a Professional Corporation ("DLG"), Super League's outside counsel, of the potential Mobcrush acquisition and requesting DLG provide an initial draft of a term sheet for the acquisition of Mobcrush. From November 11, 2020, to November 20, 2020, senior management and DLG discuss the proposed terms and conditions of the potential acquisition of Mobcrush by Super League.

On November 20, 2020, DLG circulated, for discussion purposes, a draft term sheet for the merger with Mobcrush containing indicative terms of a potential business combination between Super League and Mobcrush. Ms. Hand discusses the draft term sheet and potential combination of Super League and Mobcrush with certain members of Super League's Board of Directors, and calls a special meeting of the Board of Directors of Super League to be held on November 23, 2020.

The term sheet contemplated customary representations, warranties and covenants, with Mobcrush subject to indemnification for certain representations and warranties, covenant breaches, and certain other items, including matters uncovered in diligence or excluded from coverage under a representation and warranties insurance policy contemplated to be obtained. The term sheet also set forth certain proposed closing conditions, and customary termination provisions.

On November 23, 2020, Ms. Hand submitted the draft term sheet to the Board of Directors of Super League for review. On November 24, 2020, the Board of Directors of Super League held a special telephonic board meeting to discuss strategic opportunities, including the status of discussions with Mobcrush. At this meeting, management reviewed the strategic rationale of a business combination transaction with Mobcrush and Ms. Hand presented her report regarding preliminary synergies and value creation for Super League shareholders.

On November 25, 2020, Ms. Hand delivered the draft term sheet to Mr. Wan for discussion purposes. On December 2, 2020, Ms. Hand held a telephonic conference with certain directors of Mobcrush to discuss the draft term sheet.
Beginning on December 2, 2020, to December 23, 2020, Ms. Hand and Mr. Wann, along with senior members of the respective companies’ management teams, held several conversations by way of teleconference regarding the terms set forth in the draft term sheet.

On December 18, 2020, the Board of Directors held a special meeting via telephonic conference in regard to the potential acquisition of Mobcrush, reviewed the financial analysis of a business combination transaction with Mobcrush, and received an update on the status of the negotiation and the transaction documents from Super League’s senior management.

On December 21, 2020, Mr. Wann provides Super League's management with Mobcrush's financials through November 30, 2020. Based upon the Mobcrush financials as of November 30, 2020, on December 28, 2020, Clayton Haynes, Chief Financial Officer of Super League, prepares and circulates an updated combined company financial forecast and the cash requirements for the proposed combination of Super League and Mobcrush.

On December 30, 2020, the full Board of Directors for both Mobcrush and Super League held an introductory telephonic conference call, during which call the respective boards discussed the potential combination of Super League and Mobcrush, including the terms as set forth in the draft term sheet.

On December 31, 2020, the Board of Directors of Super League hold a special meeting via telephonic conference to discuss revisions to the draft term sheet, including the number of shares of common stock issuable as merger consideration and the amount of the collective funding that would occur concurrent with the closing of the Merger.

On January 2, 2021, Ms. Hand provides a draft of the term sheet to members of Mobcrush's Board of Directors.

Throughout January 2021, Super League's senior management team continued due diligence on Mobcrush's financial statements, technology engineering and architecture, and key performance indicators.

From January 4, 2021, to January 12, 2021, Ms. Hand, Mr. Wann, and senior management from both Mobcrush and Super League, along with Cooley and DLG, held several telephonic discussions regarding the current terms set forth in the draft term sheet, potential revisions, and an overview of how the transaction will be structured.

On January 13, 2021, Mr. Wann provides Ms. Hand with a counter-draft of the term sheet. The revised term sheet further contemplated that material shareholders of Super League would enter into a voting agreement to support and vote in favor of the proposal under Nasdaq’s Listing Rules to issue Super League common stock contemplated to be issued at closing. Mobcrush’s term sheet further proposed an increase of the Super League board by two members to be designated by Mobcrush shareholders. Additionally, the revised term sheet contemplated that the transaction would be a “public-style” merger with the Mobcrush shareholders retaining no post-closing indemnification obligations, and no termination fee in the event of a termination of the definitive agreement for a breach by Super League. In addition, the revised term sheet contemplated the removal of the “earn-out” and “holdback” of shares of common stock following the close of the Merger.

On January 16, 2021, after discussion and review with members of Super League's Board of Directors and senior management, Ms. Hand sent a counter-draft to Mobcrush's draft of the term sheet. The revised term sheet proposed, among other things, changes to net working capital adjustments, a proposed timeline for term sheet completion and due diligence, reinsertion of the “holdback” provision, modification to the “earn-out” provision, increase in the number of issued and outstanding shares of common stock of Super League resulting from its $8.0 million registered offering, insertion of a bridge financing provision relating to Mobcrush and requirement that the financial statements of Mobcrush be audited by Baker Tilly at the expense of Super League, and removal of the break-up fee.

On January 19, 2021 and January 20, 2021, senior management from both Mobcrush and Super League held telephonic conferences discussing the most current draft of the revised term sheet. After these discussions, on January 20, 2021, Mobcrush's senior management delivered a counter-draft to the revised term sheet to Ms. Hand. Mobcrush's counter-draft included the removal of net working capital adjustment requirement, update of exclusivity period through April 30th, and contemplated the option of bridge financing from both parties prior to closing, the removal of the “earn-out”, and the removal of the break-up fee.

On January 21, 2021, senior management from both Super League and Mobcrush held a telephonic conference to discuss the revised term sheet provided by Mobcrush's senior management.

On January 24, 2021, senior management of Super League holds an internal conference to discuss the financials, deal status, and the drafting of a final term sheet to present to Mobcrush's Board of Directors.

On January 25, 2021, members of Super League's senior management team have a due diligence call with Mr. Wann to inquire into Mobcrush's employee roster, key employees, and integration of Mobcrush employees into Super League. Later, on January 25, 2021, senior management of both Super League and Mobcrush hold another telephonic conference to discuss the current status of the term sheet, and final revisions that will be made thereto.

On January 26, 2021, Super League submitted its revised and final term sheet to Mobcrush's Board of Directors for review. The term sheet proposed Mobcrush cancellation of existing stock option plans and adoption of Super League’s 2014 Plan, expansion of board for two additional members, and a lockup terms for Mobcrush shareholders, specifics on the bridge financing impact on the shares of Super League common stock issuable to Mobcrush shareholders, and an exclusivity period.

On January 27, 2021 to January 28, 2021, senior management of both Super League and Mobcrush hold telephonic conferences to discuss treatment of options to purchase the common stock of Mobcrush, and how such options will be treated in the merger.

On January 29, 2021, the Board of Directors of Super League held a special meeting via teleconference, during which time the Board of Directors reviewed and approved the term sheet as proposed by Ms. Hand. Also on January 29, 2021, Mobcrush approved the term sheet, and Ms. Hand and Mr. Wann, on behalf of Super League and Mobcrush, respectively, executed the term sheet.

On January 30, 2021, Mobcrush's representatives send Super League's senior management the unaudited 2021 financial statements for Mobcrush for Super League to update its forecasts and analysis of a combination between Mobcrush and Super League.

Throughout February 2021, Super League continues its due diligence investigation into Mobcrush's technology, financials, employees, potential liabilities, and exploration of synergies between the companies.

On February 5, 2021, senior management and counsel for Super League held a due diligence call with Sherwood Partners, representatives of Mobcrush, to ascertain any liabilities or issues associated with the assignment for the benefit of creditors that may be assumed by Merger Sub upon the closing of the merger between Merger Sub and Mobcrush.

On February 18, 2021, DLG provides Mobcrush and its counsel with the initial draft of an Agreement and Plan of Merger (the "Merger Agreement"). The draft Merger Agreement included, among other things, customary representations and warranties, customary closing conditions, the payment of expenses if the Merger Agreement were terminated in certain circumstances, and a to-be-determined fixed exchange ratio of Mobcrush common and preferred stock for Super League Common Stock.

From February 19, 2021, to February 24, 2021, senior management of Super League scheduled calls with key employees of Mobcrush in order to further the due diligence on Mobcrush employee integration, roles of key employees, technology platforms, and sales processes.

On February 26, 2021, Ropes & Gray, LLP ("Ropes & Gray"), legal counsel to Mobcrush, sent to DLG a revised draft of the merger agreement. During the period between February 26, 2021 and March 7, 2021, DLG, on the one hand, and Ropes and Gray, on the other hand, at the direction and with the guidance and input of their respective clients, exchanged several drafts of the merger agreement and related agreements and documents and engaged in negotiations regarding the terms and conditions of the Merger Agreement. During such period, members of senior management of Super League, on the one hand, and Mobcrush, on the other hand, also engaged in negotiations regarding the terms and conditions of the Merger Agreement, including treatment of options to purchase Mobcrush common stock, no-shop provisions, and termination upon certain events and the payment of transaction expenses in the event of such termination.

On March 1, 2021, the Board of Directors of Super League hold a special meeting in which they discuss the current status of the Merger Agreement, the proposed terms as currently set forth in the draft Merger Agreement, and the status of the discussions and negotiations between the management and outside advisors of Mobcrush and Super League.

Over the course of the afternoon of March 8 and through the evening of March 9, 2021, representatives of each of DLG and Ropes & Gray continued to negotiate the draft Merger Agreement, including the parties’ confidential disclosure schedules to the Merger Agreement.

On March 9, 2021, the Board of Directors of Super League reviewed the final Merger Agreement, and unanimously approved the Merger Agreement and the Acquisition by written consent.

On March 10, 2021, Super League, Mobcrush, and Merger Sub, executed and delivered the Merger Agreement, providing for the acquisition of all of the equity interests in Mobcrush for an aggregate of 12,582,204 shares of Super League Common Stock.

On March 11, 2021, the transaction was announced before the market open in New York.

On April 20, 2021, the parties came to an agreement on the treatment of outstanding stock options previously issued by Mobcrush following the closing of the Merger. As a result, on April 20, 2021 the parties entered into an amendment to the Merger Agreement to include the treatment of the outstanding Mobcrush options within the terms of the Merger Agreement, and to extend the termination date for the Merger Agreement to June 30, 2021.

Overview of Mobcrush

Mobcrush Streaming, Inc. is a company incorporated under the laws of the state of Delaware in May 2020, and a successor company to Mobcrush, Inc., a company incorporated under the laws of the state of Delaware on July 17, 2014. On May 4, 2020, Mobcrush, Inc. completed an assignment for the benefit of creditors pursuant to a formal asset purchase agreement, whereby Mobcrush, Inc. transferred to Mobcrush ownership in and to certain assets of Mobcrush, Inc. Mobcrush is headquartered in Santa Monica, California.

Mobcrush is a leading gaming technology platform that empowers gamers and influencers to reach all of their fans simultaneously across live streaming and social media platforms. Mobcrush has been downloaded by more than 600,000 creators who generate almost two million hours of original content annually and have accumulated more than 4.5 billion fans and subscribers. Along with free multi-streaming distribution, Mobcrush’s proprietary technology ReplayEngine gives gamers the ability to capture and share amazing highlight moments in real time via artificial intelligence with a single tap. Mobcrush powers full-service live streaming, influencer activations, and esports content creation and distribution at scale. The company’s Sponsored Live Breaks and other advertising solutions create authentic connections for brands with creators and their fans across a broad spectrum of video game entertainment. The company also owns and operates InPVP’s Mineville, one of six official Microsoft Minecraft partner servers, enjoyed by more than 22 million unique players annually. Through its longstanding commitment to advancing the intersection of gameplay, live streaming, and content creation, Mobcrush continues to be a leading platform helping players and creators pursue their passion and make a living while doing so.

Mobcrush's main office is located at 100 Wilshire Blvd., Ste. 1200, Santa Monica, California, 90401, and its telephone number is +1 (424) 291-2103. Mobcrush's website address is www.mobcrush.com.

Reasons for the Merger

We believe the Merger is in the best interests of the Company and its stockholders because we believe that the combination of Mobcrush and Super League brings together industry-leading technology platforms and strengthens Super League’s position as a leading provider of e-gaming content and related services, creating significantly enhanced scale and geographic reach across the United States.

Our focus has always been to provide competitive video gaming and esports entertainment for everyday players of all ages, and, over the 12 months we have gained an increasing appreciation for the value of putting tools into the hands of the players themselves to create and share their own gameplay and relevant content with others. This mission speaks to the overall democratization of content creation, the Gen Z and Millennial thirst to create and share, and their desire to spend more and more of their day connecting and communicating in a virtual space and time and in a highly engaging and creative way. We believe gaming is only an entry point, and the opportunity is larger than just gaming, and in fact, Super League is a social, media, and entertainment platform, and, when combined with Mobcrush, we expect to substantially increase this reach.

Currently, we engage with large audiences of gamers and extend beyond just gameplay, generating three primary sources of value as follows:

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First, we create a powerful marketing channel for advertisers and brands to reach the elusive, Gen Z, Millennial, gamer and creator audience.

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Second, our digital marketplace launch that we seeded in the second half of 2020 empowers the players and creators themselves to create a diverse breadth of digital goods that speak to precisely what our community wants and participate in the economy.

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Third, the significant amount of derivative content produced on our technology platform that, in itself, provides a significant source of future monetization opportunities.

Key macro trends that speak to how Gen Z and Millennials want to create, share, and participate in their own content creation have established a powerful business model for Super League. We believe the acquisition of Mobcrush represents the most material shift in Super League’s overall trajectory, providing a step-function increase in our scale and forward revenue generating opportunities.

Mobcrush is a live streaming platform used by hundreds of thousands of gaming influencers who generate and distribute almost two million hours of original content annually to their own social audiences aggregating more than 4.5 billion fans and subscribers across the most popular live streaming and social media platforms, including Twitch, YouTube, Facebook, Instagram, Twitter, and more. Mobcrush also owns Mineville, one of six exclusive, official Minecraft server partners enjoyed by more than 22 million unique players annually.

We believe that our two companies are aligned and are complementary in the most critical aspects of our business- our customers and offerings, monetization, key performance indicators and other revenue opportunities, each as further described below.

Customers and Offers

Super League has consistently focused on individuals considered to be ‘mid-tier gamer’. These individuals are not considered full-time gamers, but are highly competitive and engaged, enjoy sharing their gameplay and entertainment content more widely. Our offers such as Framerate, Super League Arena and Super League TV align with that segment. And uniquely inside of this tier, we have a growing foothold on the younger engaged gamer mainly through our owned and operated digital property, Minehut – one of the world’s largest, expanding online communities of Minecraft players with over 1 million unique monthly players. Players enjoy ‘freemium’ or limited free-to-play, private server hosting along with social, gameplay and entertainment experiences.

We believe Mobcrush focuses on the same segments. Mobcrush’s free live streaming toolkit is offered to up-and-coming mid-tier streamers as a way to build and monetize their own livestream content. Their mission is to provide these streamers with an opportunity to turn their passion into their livelihood. This demographic aligns with Super League’s 16- to 34-year-old target demographic. In addition, Mobcrush’s Mineville product is highly complementary to Super League’s Minehut audience, which is squarely focused on young, avid Minecraft players.

Monetization

We believe there is significant alignment with respect to the monetization of Super League and Mobcrush. First both companies have focused on audience development to support their primary revenue stream to-date – a premium advertising model. We believe media is all about scale – and while both companies have reached a degree of critical mass organically and individually – we believe Super League and Mobcrush combined will make us a leading provider of content-driven advertising solutions to brands, advertisers, and other consumer facing businesses with substantial audience reach across channels in video gaming, including advertising at competitive events, social media and live streaming content, and in-game experiences.

In addition, with the acquisition of Mobcrush, we believe we are building a formidable, highly scalable gaming-centric media and advertising platform that reaches one of the largest addressable audiences of gamers in the U.S. We believe that Super League’s premium owned and operated in-game and video inventory, coupled with Mobcrush’s television-equivalent and ad-blocker-proof in-stream sponsor inventory, has the potential to create a sought-after solution for advertisers targeting gamers. Further, we believe both companies also share revenue potential by way of direct gamer monetization through Super League’s and Mobcrush’s Minehut and Mineville Minecraft properties, respectively. Minehut’s early-stage marketplace offering players and creators both subscription and one-time digital offerings that allow our customers to purchase expanded server capability, purchase cosmetic goods, and over time, purchase access to new games. Similarly, in Mineville, players can purchase digital goods in Minecraft’s marketplace – such as game entry fees and cosmetic skins. We believe that there are significant opportunities to amplify both of these businesses through the cross-marketing of our communities and the cross-fertilization of our offers.

Moreover, we believe each company has an additional emerging leg of revenue, focused on both the value of our derivative content and our proprietary technology to create and distribute content. During 2020, Super league reported a significant increase in revenues generated from syndicating our derivative content to others like Snapchat and Cox Media, and we now have partnerships in place or pending to syndicate our content through multiple over-the-top services. Similarly, Mobcrush’s live streaming technology platform and proprietary AI-driven gameplay highlights software amasses a large amount of derivative content that we believe, when coupled with our gamer generated content, can create a compelling library of competitive gameplay and entertainment content for future monetization.

Key Performance Indicators

From a key performance indicator and metrics standpoint, we believe the combination of Super League and Mobcrush has the potential to represent a new, higher level of increased scale and reach, including the following:

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The combined companies have the potential to reach more than 25 million players per year, three million players per month, with over 400,000 players per day.

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In addition, the combination of Super League and Mobcrush has the potential for a U.S. monthly viewing audience of 85 million, which would create for a top 50 U.S. media property according to measurements used by Nielsen.

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Annually, Super League and Mobcrush combined have the potential to generate 7.7 billion annual U.S video views across live streaming platforms, two billion views on social media platforms, and enable 60 million hours of gameplay on owned and operated platforms.

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Collectively, we believe the combined companies could generate and distribute over 200,000 gameplay highlights across streaming and social channels per month.

Established Revenue Stream

We expect Mobcrush to bring two established revenue streams to Super League as a result of the Merger. First, Mobcrush has an established sales and business development team, driving branded media activations in gaming, social media, and packaging and bringing branded sponsorships underwriting the free AI-clipping service ReplayEngine for streamers to enhance their content and generate incremental revenue during their live streams. Second, Mineville, Mobcrush’s Minecraft Bedrock edition server, is one of six server partners for Microsoft available across consoles, PCs, and mobile devices.  Mineville is a free to play Minecraft server that monetizes based on sales of game modes, ranks, pets, and cosmetic items players purchase in the free to play server environment.

Opinion of Super League’s Financial Advisor

Super League has retained Economics Partners, LLC, which we refer to as Economics Partners, to act as Super League’s financial advisor in connection with the Merger.

On April 21, 2021, Economics Partners rendered its oral opinion to the Super League board (which was subsequently confirmed in writing by delivery of Economics Partners’ written opinion dated the same date) that, as of April 21, 2021, the shares of Super League common stock issuable as Merger Consideration (the “Per Shar Merger Consideration to be paid by Super League pursuant to the Merger Agreement was fair, from a financial point of view, to Super League.

Economics Partners’ opinion was directed to the Super League board, and only addressed the fairness, from a financial point of view, to Super League of the Per Shar Merger Consideration to be paid Super League in the Merger and did not address any other aspect or implication of the Merger. The summary of Economics Partners’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex D this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Economics Partners in connection with the preparation of its opinion. However, neither Economics Partners’ written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation to any securityholder as to how such securityholder should vote or act with respect to any matter relating to the Merger.

In arriving at its opinion, Economics Partners:

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reviewed the Merger Agreement and other documents related to the proposed transaction; Economics Partners notes that after discussions with Super League, it is our understanding that the material terms of the agreement were agreed to on the date the term sheet for the Merger (the “Term Sheet”) was signed – January 29th, 2021;
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reviewed certain publicly available business and financial information relating to Super League;
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reviewed certain other information relating to Mobcrush and Super League, including financial forecasts relating to Mobcrush for the calendar years ending December 31, 2021 through December 31, 2022 prepared by the management of Mobcrush and revised and provided to us by the management of Super League;
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met with the managements of Mobcrush and Super League and certain of their respective representatives to discuss the businesses and prospects of Mobcrush and Super League;
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reviewed estimates prepared and provided to Economics Partners by the management of Super League with respect to the cost savings and revenue synergies, net of costs necessary to achieve such cost savings and revenue synergies, anticipated by such management to result from the Merger, which we refer to as the synergies estimates;
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considered certain financial data of Mobcrush and Super League and certain stock market data of Super League, in each case through January 29, 2021, and compared that data with similar data for the period through January 29, 2021, for companies with other publicly traded equity securities in businesses Economics Partners deemed similar to those of Mobcrush;
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considered, to the extent publicly available on or prior to January 29, 2021, the financial terms of certain other business combinations and other transactions which had been completed or announced and which Economic Partners deemed relevant; and
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considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that Economics Partners deemed relevant.

In connection with its review, Economics Partners did not independently verify any of the foregoing information, and, with the consent of the Super League board, Economics Partners assumed and relied upon such information being complete and accurate in all respects material to its analyses and opinion. With respect to the Mobcrush financial projections that Economics Partners relied upon for purposes of its analyses, Economics Partners was advised by the managements of Mobcrush and Super League, and Economics Partners assumed with Super League’s consent, that such forecasts and estimates had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of each of Mobcrush and Super League as to the future financial performance of Mobcrush. With respect to the synergies estimates that Economics Partners relied upon for purposes of its analyses, Economics Partners has been advised by the management of Super League, and Economics Partners assumed with Super League’s consent, that such estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Super League as to the cost savings and revenue synergies, net of costs necessary to achieve such cost savings and revenue synergies, anticipated by such management to result from the Merger, and will be realized in the amounts and the times indicated thereby. At Super League’s direction, Economics Partners assumed that the projections for Mobcrush and the synergies estimates are a reasonable basis upon which to evaluate Mobcrush and the Merger and, at Super League’s direction, Economics Partners relied upon the projections for Mobcrush and the synergies estimates for purposes of its analyses and opinion. Economics Partners expressed no view or opinion with respect to the Super League projections for Mobcrush, or the synergies estimates, or the assumptions and methodologies upon which they are based.

For purposes of its analyses and opinion, Economics Partners had been advised and Economics Partners assumed, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. With the consent of the Super League board, Economics Partners assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Mobcrush, Super League or the contemplated benefits of the Merger, and that the Merger would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Merger agreement, without waiver, modification or amendment of any term, condition or agreement thereof that was material to Economics Partners’ analyses or opinion. In addition, Economics Partners was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Mobcrush or Super League, nor was Economics Partners furnished with any such evaluations or appraisals.

Economics Partners’ opinion addressed only the fairness, from a financial point of view, to Super League of the Per Share Merger Consideration to be paid by Super League pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Merger or the Per Share Merger Consideration and the fairness of the amount or nature of, or any other aspect relating to, any compensation, if any, or consideration to be received by or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise. Furthermore, Economics Partners did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, intellectual property, executive compensation or other similar professional advice. Economics Partners assumed that Super League had or would obtain such advice or opinions from the appropriate professional sources. The issuance of Economics Partners’ opinion was approved by Economics Partners’ authorized internal committee.

Economics Partners’ opinion was necessarily based upon information made available to Economics Partners as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Economics Partners did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Economics Partners’ attention after the date of its opinion. Economics Partners did not express any opinion as to what the value of Super League common stock actually will be when issued to the holders of Mobcrush common and preferred stock pursuant to the Merger Agreement or the prices or ranges of prices at which Mobcrush common and preferred stock or Super League common stock may be purchased or sold at any time. Economics Partners assumed that Super League common stock to be issued in the Merger will be listed on the Nasdaq Stock Markets as of the consummation of the Merger. Economics Partners’ opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might have been available to Super League, nor did it address the underlying business decision of the Super League board or Super League to proceed with or effect the Merger.

Economics Partners’ opinion was for the information of the Super League board and does not constitute a recommendation to any securityholder of Super League or Mobcrush as to how such securityholder should vote or act on any matter relating to the proposed Merger.

In preparing its opinion to the Super League board, Economics Partners performed a variety of analyses, including those described below. The summary of Economics Partners’ financial analyses is not a complete description of the analyses underlying Economics Partners’ opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Economics Partners’ opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Economics Partners arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Economics Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Economics Partners considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Economics Partners’ analyses for comparative purposes is identical to Mobcrush, Super League or the Merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Economics Partners did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by Economics Partners’ analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Super League, Mobcrush and Economics Partners. Much of the information used in, and accordingly the results of, Economics Partners’ analyses are inherently subject to substantial uncertainty.

Neither Economics Partners’ opinion nor its analyses were determinative of the Per Share Merger Consideration or of the views of the Super League board with respect to the Merger.

Financial Analyses

The following is a summary of the material financial analyses performed in connection with the preparation of Economics Partners’ opinion rendered to the Super League board on April 21, 2021. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Economics Partners’ analyses.

Based on the Per Share Merger Consideration to be received by holders of Mobcrush common and preferred stock in the Merger of 12,582,204 shares of Super League common stock, Economics Partners noted that the implied value of the Per Share Merger Consideration was $38.63 million (based on the closing price for Super League common stock on January 29, 2021 of $3.07, as reported on the Nasdaq Capital Market).

For purposes of its analyses, Economics Partners reviewed a number of financial metrics, including:

●
Enterprise Value —generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding dilutive securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash and cash equivalents on its balance sheet) and non-controlling interests (as applicable).
●
Trailing Twelve Month (“TTM”) Revenue —generally the amount of the relevant company’s revenues in the four most recent fiscal quarters available as filed as of the date of the opinion.
●
Estimated 2021 Revenue —generally the amount of the relevant company’s revenues projected for the fiscal year ended December 31, 2021.

Selected Companies Analysis Regarding Mobcrush

Economics Partners considered certain financial data for Mobcrush and selected companies with publicly traded equity securities that Economics Partners deemed relevant. The selected companies were selected because they were deemed to be similar to Mobcrush in one or more respects. Stock prices for the selected companies used in the selected companies analysis described below were as of January 29, 2021. The estimates of Mobcrush’s future financial performance for the fiscal years ending December 31, 2021 and December 31, 2022 used in the selected companies analysis described below were based on the Company’ projections. Estimates of the future financial performance of the selected companies listed below for the calendar years ending December 31, 2021 and December 31, 2022 were based on publicly available research analyst estimates for those companies that were publicly available on or prior to January 29, 2021. The implied valuation metrics for Mobcrush set forth below did not include expected synergies.

The financial data reviewed included:

●
Enterprise Value as a multiple of TTM Revenue
●
Enterprise Value as a multiple of estimated Revenue for calendar year ended December 31, 2021, which we refer to as 2021E Revenue

The companies selected by Economics Partners and the multiples considered by Economics Partners in its analysis were as follows:

Taking into account the results of the selected companies analysis, Economics Partners applied multiple ranges (in each case selected based upon its professional judgment of (i) 3.0x to 4.5x to Mobcrush’s estimates of its TTM Revenue as of December 31, 2020 and (ii) 2.5x to 4.0x to Super Leagues’ estimates of the Company’s expected revenue for the fiscal year ending December 31, 2021. The selected companies analysis indicated the following approximate implied enterprise value reference ranges for Mobcrush, as compared to the implied value of the Per Share Merger Consideration (based on the closing price for Super League common stock on January 29, 2021 of $3.07):

Implied Enterprise Value Reference Range - TTM	Per Share Merger Consideration
$19.60 million to $29.40 million	$38.63 million

Implied Enterprise Value Reference Range – 2021E	Per Share MergerConsideration
$44.40 million to $71.00 million	$38.63 million

Selected Transactions Analysis Regarding Mobcrush

Economics Partners also considered the financial terms of certain business combinations and other transactions announced or completed since 2018 and on or prior to January 29, 2021 that Economics Partners deemed relevant. The selected transactions were selected because the target companies were deemed to be similar to Mobcrush in one or more respects. Financial data for the selected transactions were based on public filings, publicly available research analysts’ estimates, and other publicly available information. Financial data for Mobcrush were based on information provided by Mobcrush and Super League.

The financial data for the selected transactions reviewed by Economics Partners included:

●
Enterprise Value implied by the consideration proposed or paid in each selected transaction, as a multiple of the target company’s TTM Revenue as of the transaction announcement date, which we refer to as “Trailing Revenue”.
●
Enterprise Value implied by the consideration proposed or paid in each selected transaction, as a multiple of the target company’s estimated next twelve months Revenue, which we refer to as “NTM Revenue”.

The transactions selected by Economics Partners and the multiples considered by Economics Partners in its analysis were as follows:

Taking into account the results of the selected transactions analysis, Economics Partners applied a multiple range of (i) 3.25x to 4.50x to Mobcrush’s TTM Revenue as of December 31, 2020 and (ii) 2.00x to 3.00x to Mobcrush’s NTM Revenue as of December 31, 2020. The selected transactions analysis indicated the following approximate implied enterprise value reference range for Mobcrush, as compared to the implied value of the Per Share Merger Consideration (based on the closing price for Super League common stock on January 29, 2021 of $3.07):

Implied Enterprise Value Reference Range – TTM	Per Share MergerConsideration
$21.20 million to $29.40 million	$38.63 million

Implied Enterprise Value Reference Range – NTM	Per Share MergerConsideration
$35.50 million to $53.3 million	$38.63 million

Base Discounted Cash Flow Analysis Regarding Mobcrush

Economics Partners also performed a discounted cash flow analysis with respect to Mobcrush by calculating the estimated net present value of the projected after-tax, unlevered free cash flows of Mobcrush based on the Company’s projections. Economics Partners applied a range of terminal value multiples of 2.75x to 3.25x to Super Leagues’ estimate of Mobcrush’s fiscal year ending December 31, 2022 revenue and discount rates ranging from 30.0% to 40.0%. The discounted cash flow analysis indicated the following approximate implied equity value reference range for Mobcrush, as compared to the implied value of the Per Share Merger Consideration (based on the closing price for Super League common stock on January 29, 2021 of $3.07):

Implied Enterprise Value Reference Range	Per Share MergerConsideration
$51.50 million to $68.50 million	$38.63 million

Synergy Discounted Cash Flow Analysis Regarding Mobcrush

Economics Partners also performed a discounted cash flow analysis with respect to Mobcrush by calculating the estimated net present value of the projected after-tax, unlevered free cash flows of Mobcrush based on the Company’s projections. Economics Partners also included in this analysis the net benefit of synergies as projected by Super League. Economics Partners applied a range of terminal value multiples of 2.75x to 3.25x to Super Leagues’ estimate of Mobcrush’s fiscal year ending December 31, 2022 revenue and discount rates ranging from 30.0% to 40.0%. The discounted cash flow analysis indicated the following approximate implied enterprise value reference range for Mobcrush, as compared to the implied value of the Per Share Merger Consideration (based on the closing price for Super League common stock on January 29, 2021 of $3.07):

Implied Enterprise Value Reference Range	Per Share Merger Consideration
$52.90 million to $70.00 million	$38.63 million

Other Matters

Super League retained Economics Partners as its financial advisor in connection with the proposed Merger based on Economics Partners’ qualifications, experience and reputation as an internationally recognized management consulting and financial advisory firm and Economics Partners’ experience in transactions similar to the Merger and familiarity with Mobcrush and its business. Economics Partners will become entitled to receive a transaction fee of $85,000 which became payable upon the delivery of Economics Partners’ opinion. In addition, Super League has agreed to reimburse Economics Partners for certain of its expenses and indemnify Economics Partners and certain related parties for certain liabilities and other items arising out of or related to its engagement.

Economics Partners and its affiliates in the past provided valuation services to Mobcrush for which services Economics Partners and its affiliates have received compensation, including, during the past two years, providing 409a valuation services. In addition, Economics Partners and its affiliates may in the future provide management consulting and other financial advice and services to Mobcrush, Super League and their respective affiliates for which advice and services Economics Partners and its affiliates would expect to receive compensation. Economics Partners is a management consulting and financial services firm. In the ordinary course of business, Economics Partners and its affiliates may provide services to Mobcrush, Super League, or its customers or associates.

INFORMATION ABOUT THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, but does not purport to describe all of the terms thereof and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement. You should refer to the full text of the Merger Agreement for details about the transaction and the terms and conditions of the Merger Agreement.

On March 9, 2021, the Company, Merger Sub, and Mobcrush, entered into the Merger Agreement, pursuant to which the Company agreed to acquire Mobcrush through the merger of Merger Sub with and into Mobcrush, with Mobcrush continuing as the surviving corporation of such merger, subject to the satisfaction or waiver of certain conditions, as further described below. For U.S. federal income Tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and the regulations promulgated thereunder, that this Agreement will constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

As disclosed above, the agreed upon purchase price for the Merger is 12,582,204 in shares of our common stock, subject to certain adjustments for amounts owed by Mobcrush pursuant to certain outstanding convertible promissory notes. In addition, we expect approximately 2,087,000 unvested option to acquire shares of Mobcrush common stock outstanding immediately prior to the effective time will be terminated, and options to purchase shares of Super League common stock will be issued to replace the cancelled options (the “Replacement Options”) in an amount and under terms and conditions as is customary for Super League and as determined by Super League's Board of Directors. The Replacement Options will have an exercise price of not less than 85% of the closing price of our common stock on the date of the Merger Agreement, have a term of ten years, and will be subject to Super League’s traditional four-year vesting schedule, with vesting beginning on the one-year anniversary of the closing of the Merger. We expect to issue an aggregate total of approximately 500,000 Replacement Options upon closing of the Merger.

Pursuant to the Merger Agreement, certain stockholders of Mobcrush and the Company (collectively, the “Voting Stockholders”) will enter into voting agreements (collectively, the “Voting Agreements”) pursuant to which the Voting Stockholders will agree, among other things, to (i) vote in favor of the Merger Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Merger. A form of the Voting Agreement is included as an exhibit to the Merger Agreement, which is attached to this proxy statement as Annex B.

Pursuant to the Merger Agreement, the Company agreed to increase the size of its board of directors by two members in order to elect to the board of directors, promptly following and in any event within five business days following the Closing Date, Mike Wann as a director (and as the initial appointee of the previous Mobcrush equityholders as described below) and the remaining member to be mutually agreed upon by Mike Wann and the other members of Parent's Board of Directors, for which such director must meet the requirements of an "independent director" pursuant to the rules and regulations of the Nasdaq Stock Market.

At the closing of the Merger, among other things contemplated in the Merger Agreement: (i) the directors and officers of Merger Sub, as appointed and elected by Super League's Board of Directors, shall be the directors and officers of Mobcrush; (ii) the holders of Mobcrush securities will receive a fraction of a share of Super League equal to 52.8% (the "Exchange Ratio"), for an aggregate number of 12,582,204 shares of Super League Common Stock to be issued to the Mobcrush equity holders; (iii) the previous Mobcrush equityholders will receive cash in lieu of fractional shares of Super League Common Stock; and (iv) the Company, Mike Wann, and certain other holders of Mobcrush Preferred Stock (Mike Wann and such holders of Mobcrush Preferred stock are collectively, the "Rights Parties") will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other matters, the Rights Parties will be granted certain customary registration rights with respect to the shares of Super League acquired pursuant to the Merger. A form of the Registration Rights Agreement is included as an exhibit to the Merger Agreement, which is attached to this proxy statement as Annex A.

The obligations of Super League and Mobcrush to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of, among other closing conditions, (i) the accuracy of the representations and warranties in the Merger Agreement, (ii) the compliance by the parties with the covenants in the Merger Agreement, (iii) the absence of any legal order barring the Merger, (iv) Mobcrush receiving written notice from Microsoft Corporation consenting to the transactions contemplated by the Merger Agreement, and waiving its right to terminate, that certain Minecraft Online Channel Agreement, dated April 24, 2017 (the "Channel Agreement"), with such notice to further provide confirmation that the Channel Agreement shall remain in full force and effect after the closing of the Merger Agreement, and (v) the receipt of any pertinent regulatory approvals. The obligation of the Company to effect the closing is also subject to the satisfaction or waiver of the condition that no more than 2% of the shares of common stock and preferred stock of Mobcrush issued and outstanding as of immediately prior to the closing have properly demanded appraisal for such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware.

The Merger Agreement contains customary representations and warranties given by Mobcrush, the Company, and Merger Sub, in each case generally subject to customary materiality qualifiers. The Company and Mobcrush have also each made customary covenants in the Merger Agreement, including covenants by each of the parties relating to conduct of their respective businesses prior to the closing of the Merger. The Merger Agreement also contains a covenant by Mobcrush and the Company not to, and to cause its affiliates, subsidiaries, officers, directors, employees and representatives not to, solicit, initiate or encourage the initiation of, participate in any discussions or negotiations regarding, or agree to any acquisition proposal by a third party.

Pursuant to the Merger Agreement, the parties are provided with customary termination rights, including the right of either party to terminate the Merger Agreement if the consummation of the Merger has not occurred on or prior to April 30, 2021 ("Outside Date") unless the party electing to terminate the Merger Agreement is in breach of its representations or obligations under the Merger Agreement and such breach caused the failure of a condition to closing or was the primary cause of the failure to consummate the closing prior to the Outside Date. If the Merger Agreement is terminated for a breach pursuant to the terms of the Merger Agreement, either by the Company or Mobcrush, the breaching party is responsible to the non-breaching party for expenses incurred in relation to the Merger and the drafting and negotiation of the Merger Agreement. The Merger is expected to close in the second quarter of 2021 subject to the satisfaction of the closing conditions as described above.

The representations, warranties and pre-closing covenants of Mobcrush under the Merger Agreement do not survive the closing of the Merger, and the Company disclaims any remedies for any such matters following the closing.

On April 20, 2021, the Company and Mobcrush entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), amending the Merger Agreement. Pursuant to the Amendment, the Merger Agreement was modified as follows: (i) the termination date was extended to June 30, 2021, and (ii) all vested options of Mobcrush common stock will be exercised prior to the consummation of the Merger, and all unvested options will be cancelled. We expect there will be approximately 1,230,000 vested options and 2,087,000 unvested options to acquire Mobcrush common stock outstanding immediately prior to the closing of the Merger. The vested options exercised prior to the closing of the Merger will not increase the 12,582,204 shares of the Company’s common stock expected to be issued as Merger Consideration under the terms of the Merger Agreement, as amended by the Amendment.

RISK FACTORS RELATED TO THE MERGER AND MERGER AGREEMENT

Investment in our securities involves a high degree of risk. You should consider carefully the following risks and the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see “Where You Can Find More Information.”

We may experience difficulties in integrating the operations of Mobcrush into our business and in realizing the expected benefits of the Merger.

The success of the Merger will depend in part on our ability to realize the anticipated business opportunities from combining the operations of Mobcrush with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the Merger, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of Mobcrush with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the Merger, and our business, results of operations and financial condition could be materially and adversely affected.

We have incurred significant costs in connection with the Merger. The substantial majority of these costs are non-recurring expenses related to the Merger. These non-recurring costs and expenses are not reflected in the unaudited pro forma condensed combined financial information incorporated by reference in this proxy statement. We may incur additional costs in the integration of Mobcrush’s business, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of the Merger.

The Merger is subject to conditions to closing that could result in the Merger being delayed or not consummated and can be terminated in certain circumstances, each of which could negatively impact our stock price and future business and operations.

The Merger is subject to conditions to closing as set forth in the Merger Agreement. In addition, each of the Company and Mobcrush has the right, in certain circumstances, to terminate the Merger Agreement. If the Merger Agreement is terminated or any of the conditions to the Merger are not satisfied and, where permissible, not waived, the Merger will not be consummated. Failure to consummate the Merger or any delay in the consummation of the Merger or any uncertainty about the consummation of the Merger may adversely affect the Company’s stock price or have an adverse impact on the Company’s future business operations.

If the Merger is not completed, the Company’s ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Merger, it would be subject to a number of risks, including the following:

●
negative reactions from the financial markets and from persons who have or may be considering business dealings with the Company;
●
financial difficulties that the Company may experience;
●
the Company will be required to pay certain costs relating to the Merger, whether or not the Merger is completed; and
●
the Company has agreed to pay Mobcrush's expenses if the Merger Agreement is terminated in certain circumstances.

In addition, the Company could be subject to litigation related to any failure to complete the Merger or related to any proceeding commenced against the Company seeking to require the Company to perform its obligations under the Merger Agreement.

The Merger will present challenges associated with integrating operations, personnel, and other aspects of the companies and assumption of liabilities that may exist at Mobcrush and which may be known or unknown by the Company.

The results of the combined company following the Merger will depend in part upon the Company’s ability to integrate Mobcrush’s business with the Company’s business in an efficient and effective manner. The Company’s attempt to integrate two companies that have previously operated independently may result in significant challenges, and the Company may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration may require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the businesses of the combined company. In addition, the combined company may adjust the way in which Mobcrush or the Company has conducted its operations and utilized its assets, which may require retraining and development of new procedures and methodologies. The process of integrating operations and making such adjustments after the Merger could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Employee uncertainty, lack of focus, or turnover during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of the Company and Mobcrush successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition, the Merger will subject the Company to contractual or other obligations and liabilities of Mobcrush, some of which may be unknown. Although the Company and its legal and financial advisors have conducted due diligence on Mobcrush and its business, there can be no assurance that the Company is aware of all obligations and liabilities of Mobcrush. These liabilities, and any additional risks and uncertainties related to Mobcrush’s business and to the Merger not currently known to the Company or that the Company may currently be aware of, but that prove to be more significant than assessed or estimated by the Company, could negatively impact the business, financial condition, and results of operations of the combined company following consummation of the Merger.

The pro forma financial statements are presented for illustrative purposes only and might not be an indication of the combined company’s financial condition or results of operations following the Merger.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and might not be an indication of the combined company’s financial condition or results of operations following the Merger for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of the Company and Mobcrush and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Merger. For example, the impact of any incremental costs incurred in integrating the Company and Mobcrush is not reflected in the pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information might not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Merger. The Company’s stock price may be adversely affected if the actual results of the combined company fall short of the pro forma financial statements contained in this proxy statement. See the Unaudited Pro Forma Condensed Combined Financial Statements attached as Annex F to this proxy statement.

Completion of the Merger would result in the issuance of a significant number of additional shares of the Company’s Common Stock, which would reduce the voting power of the Company’s current stockholders and may depress the trading price of our common stock.

Completion of the Merger would result in the issuance of a significant number of shares of the Company’s common stock. As a result, the Company’s existing stockholders will not exert the same degree of voting power with respect to the combined company that they did before the consummation of the Merger. Further, the issuance of such a significant amount of common stock, and its potential sale in the public market from time to time, could depress the trading price of our common stock and you may lose all or a part of your investment.

The Company has incurred and will continue to incur significant transaction, combination-related and restructuring costs in connection with the Merger.

The Company has incurred and will continue to incur transaction fees and other expenses related to the Merger, including filing fees, legal and accounting fees, soliciting fees, regulatory fees, and printing and mailing costs. The Company also expects to incur significant costs associated with combining the operations of the two companies. It is difficult to predict the amount of these costs before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related, and restructuring costs over time, we may not be able to achieve this net benefit in the near term, or at all. If the Merger is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the Merger.

RISKS RELATED TO MOBCRUSH'S BUSINESS

Many of Mobcrush’s products rely on patent, copyright and/or other intellectual property protection and the combined company’s success will depend in part on obtaining and maintaining effective patent and other intellectual property protection for the proprietary technology and service offerings.

As with the Company’s current products and service offerings, the products and service offerings in Mobcrush's portfolio rely on patent and intellectual property exclusivity. The intellectual property rights protecting the Mobcrush services and products might not afford the combined company with meaningful protection from third parties infringing on the proprietary rights of Mobcrush. Competitors could also design around any of Mobcrush’s intellectual property or otherwise design competitive products that do not infringe Mobcrush’s intellectual property. If a product is approved for commercial sale and competitors are successful in such designs, it could have an adverse impact on the combined company’s revenue or results of operations.

If Mobcrush or the combined company fails to comply with obligations under any license, collaboration or other agreements, the combined company could lose intellectual property rights that are necessary for developing and commercializing product candidates.

Mobcrush’s intellectual property relating to the Minecraft Online Channel Agreement licensed from Microsoft corporation intellectual property relating to InPVP’s Mineville, one of six official Microsoft Minecraft partner servers. Mobcrush’s license agreements with Microsoft impose, and any future licenses or collaboration agreements the combined company might enter into are likely to impose, various development, maintenance, funding, milestone, royalty, diligence, sublicensing, copyright prosecution and enforcement and other obligations]. These type of agreements and related obligations are complex and subject to contractual disputes. If Mobcrush (and the combined company following the closing of the Merger) breaches any of these imposed obligations, or use the intellectual property licensed to Mobcrush in an unauthorized manner, Mobcrush (and the combined company following the closing of the Merger) might be required to pay damages or the licensor might have the right to terminate the license, which could result in the loss of the intellectual property rights and Mobcrush (and the combined company following the closing of the Merger) being unable to develop, manufacture and sell drugs that are covered by the licensed technology.

FINANCIAL INFORMATION ABOUT MOBCRUSH

For information about Mobcrush’s operations and financial condition, see (i) the unaudited consolidated financial statements of Mobcrush Streaming, Inc. as of March 31, 2021 and 2020 and for the quarter then ended and the related notes thereto, which are attached hereto as Annex E, and (ii) the unaudited pro forma condensed combined financial information, and the related notes thereto, of Super League Gaming, Inc. as of and for the quarter ended March 31, 2021, which are attached hereto as Annex F.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOBCRUSH STREAMING, INC.

The following table sets forth the consolidated results of operations of Mobcrush. Mobcrush’s results of operations distinguish between a predecessor period (Predecessor) relating to Mobcrush, Inc. for the quarter ended March 31, 2020 and the successor period (Successor) relating to Mobcrush Streaming, Inc. for the quarter ended March 31, 2021. The information for the period ended March 31, 2021 is unaudited and does not comply with accounting principles generally accepted in the United States (U.S. GAAP).

	Three Months Ended March 31,
	2021	2020	$ Change	% Change

Revenues	2,377,000	1,659,000	718,000	43%

Cost of sales	1,581,000	1,034,000	547,000	53%

Gross Profit	796,000	625,000	171,000	27%

Operating Expenses
Selling and marketing expenses	455,000	757,000	(302,000)	(40)%
Research and development expenses	793,000	1,093,000	(300,000)	(27)%
General and administrative expenses	771,000	704,000	67,000	10%
Total operating expenses	2,019,000	2,554,000	(535,000)	(21)%

Loss from Operations	(1,223,000)	(1,929,000)	706,000	(37)%

Other Income (Expense)
Interest income	-	9,000	(9,000)	(100)%
Interest expense	(6,000)	(39,000)	33,000	(85)%
Other income (expense)	(2,000)	(1,000)	(1,000)	100%

Total Other Income (Expense)	(8,000)	(31,000)	23,000	(74)%

Net Loss	$(1,231,000)	$(1,960,000)	729,000	(37)%

Comparison of the Results of Operations for the Three Months Ended March 31, 2021 and 2020

Revenue

	Three Months End March 31,
	2021	2020	$ Change	% Change
Platform-as-a-service	744,000	$493,000	$251,000	51%
Advertising and content sales	1,633,000	1,166,000	$467,000	40%
Total revenue	$2,377,000	$1,659,000	$718,000	43%

Revenues for the three months ended March 31, 2021 increased $718,000, or approximately 43%, compared to the three months ended March 31, 2020.

The increase in revenues primarily reflects significant increases in advertising across the Mobcrush creator network and sponsorship revenues, compared to the first quarter of 2020, reflecting Mobcrush’s continued focus on the monetization of its increasing access to creator inventory and AI-driven content sponsorship. The increase was partially offset by a decrease of seasonal first quarter advertising market trends.

Advertising and sponsorship revenues for the three months ended March 31, 2021 increased by $467,000, or 40%, and composition of advertisers increased quarter over quarter by 10 campaigns, or 77%.

Mobcrush generates in-game Platform sales revenues via digital goods sold within the platform, including cosmetic items, durable goods, player ranks and game modes, leveraging the flexibility of the Microsoft Minecraft Bedrock platform, and powered by the InPvP cloud architecture technology platform. Revenue is generated when transactions are facilitated between Microsoft and the end user, either via in-game currency or cash.

Total Platform sales revenues for three months ended March 31, 2021 increased $251,000, or 51%, compared to the first quarter of 2020.

In the first three months of 2021, product composition of sales of durables and cosmetics were 18%/82%, respectively. In the first three months of 2020, product composition of sales of durables and cosmetics were 27%/73%, respectively, as platform focus on server transactional revenues as a strategy became realized. Revenues generated via durables for the first three months of 2021 decreased by 4% compared to the first three months of 2020. Revenues generated via in-server digital goods for the first three months of 2021 increased by 67% compared to the first three months of 2020.

Cost of Sales

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Cost of sales	$1,581,000	$1,034,000	$547,000	53%

Cost of sales for the three months ended March 31, 2021 increased $547,000, or 53% compared to the three months ended March 31, 2020, as compared to the 43% increase in related revenues for the same periods. The greater than proportionate increase in cost of sales was driven by a relative increase in creator costs in the first quarter of 2021.

Cost of sales fluctuate period to period based on the specific campaigns and revenue streams contributing to revenue each period and the related cost profile of Mobcrush’s advertising and in-game sales activities occurring each period.

Operating Expenses

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Selling and marketing	$455,000	$757,000	$(302,000)	(40)%
Technology platform & infrastructure	793,000	$1,093,000	(300,000)	(27)%
General and administrative	771,000	$704,000	67,000	10%
Total revenue	$2,019,000	$2,554,000	$(535,000)	(21)%

Noncash stock-based compensation expense for the periods presented was included in general and administrative expenses.

Selling, Marketing and Advertising. The decrease in selling, marketing and advertising expense for the first three months of 2021 was primarily due to a reduction in personnel costs associated with the decrease in Mobcrush’s in-house direct sales force.

Technology Platform and Infrastructure. Technology platform and infrastructure costs include (i) allocated personnel costs, including salaries, taxes and benefits related to Mobcrush’s internal software developers and engineers, employed by Mobcrush, engaged in the operation, maintenance, management, administration, testing, development and enhancement of its proprietary gaming and technology platform, (ii) third-party contract software development and engineering resources engaged in developing and enhancing its proprietary gaming and technology platform, and (iii) technology platform related cloud services, broadband and other technology platform costs.  The decrease in technology platform and infrastructure costs for the first three months of 2021 primarily reflects a reduction in technology platform costs and third-party consultant services.

General and Administrative. General and administrative expense for the periods presented was comprised of the following:

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Personnel costs	$274,000	$183,000	$91,000	50%
Office and facilities	5,000	113,000	(108,000)	(96)%
Professional fees	234,000	187,000	47,000	25%
Stock-based compensation	21,000	100,000	(79,000)	(79)%
Depreciation and amortization	132,000	9,000	123,000	+300%
Other	105,000	113,000	(8,000)	(7)%
Total general and administrative	$771,000	$705,000	$66,000	9%

A summary of the main drivers of the net increase in general and administrative expenses for the periods presented is as follows:

Personnel costs increased due to increased headcount in operations.

●
Office and facilities costs decreased due to the Company’s termination of its lease in Santa Monica, California, and converting to a fully remote work structure, resulting in significant rent and facilities costs savings commencing in the second quarter of 2020 and going forward.

●
Professional fees expense increased in the first three months of 2021 primarily related to due diligence costs for the pending Super League transaction.

●
Noncash stock compensation expense included in general and administrative expense decreased by 79%, primarily due to the lower per share price of the Successor compared to the Predecessor

●
Depreciation and amortization expense decreased due to the amortization of intangible assets acquired in the purchase of Mobcrush, Inc. in May 2020.

●
Other general and administrative expenses were relatively flat with an increase in directors and officer’s (“D&O”) insurance premiums, offset by a decrease in travel related expenses due to the COVID-19 pandemic.

Other Income (expense)

Other income (expense), net, for the three months ended March 31, 2021 and 2020, was ($8,694) and ($31,177), respectively. Other income and expense, net for fiscal year 2020 was primarily comprised of interest expense related to the convertible note and for fiscal year 2019 was primarily comprised of interest income.

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Interest income	$-	$9,000	$(9,000)	(100)%
Interest expense	(6,000)	(39,000)	33,000	(84)%
Other	(2,000)	(1,000)	(1,000)	100%
Total other income (expense)	$(8,000)	$(31,000)	$23,000	(74)%

Interest Expense. Interest expense for 2021 relates to the issuance of 12.00% unsecured convertible promissory note, commencing in February 2021. Principal and interest as of March 31, 2021 totaled $506,000. Interest expense for 2020 relates to the issuance of 5.00% unsecured convertible promissory note, commencing in December 2019 through May 2020, at which time the note was forgiven as described below under Liquidity and Capital Resources. Principal and interest as of March 31, 2020 totaled $3,166,000.

Liquidity and Capital Resources

General

Cash and cash equivalents totaled $0.96 million and $1.29 million at March 31, 2021 and 2020, respectively.

To date, Mobcrush’s principal sources of capital used to fund its operations have been the net proceeds received from sales of equity securities and proceeds received from the issuance of convertible debt in 2019 and 2021, as described elsewhere herein. Mobcrush’s management believes that its cash balances will be sufficient to meet its cash requirements through at least May 2021. Mobcrush may, however, encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated, including those set forth under the heading “Risk Factors” included in Part I, Item 1A of this Report.

Recent Activities

On March 9, 2021, Mobcrush entered into the Merger Agreement, which provides for the acquisition of Mobcrush Streaming Inc. by Super League Gaming, Inc. pursuant to the merger of a wholly owned subsidiary of SLGG with and into Mobcrush, with Mobcrush as the surviving corporation. Upon completion of the Merger, Mobcrush will be a wholly-owned subsidiary of SLGG. In accordance with the terms and subject to the conditions of the Merger Agreement, each outstanding share of Mobcrush Streaming Inc. stock will be canceled and converted into the right to receive 0.528 shares of SLGG’s common stock.

Cash Flows for the Three Months Ended March 31, 2021 and 2020

The following table summarizes the change in cash balances for the periods presented:

	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Cash Flows From Operating Activities	$(1,254,000)	$(1,561,000)	$307,000	(20)%
Cash Flows From Investing Activities	-	(12,000)	12,000	(100)%
Cash Flows From Financing Activities	500,000	-	500,000	n/a
Net (Decrease) Increase in Cash and Cash Equivalents	$(754,000)	$(1,573,000)	$819,000	(52)%
Cash and Cash Equivalents at Beginning of Period	$1,712,000	$2,866,000	$(1,154,000)	(40)%
Cash and Cash Equivalents at End of Period	$958,000	$1,293,000	$(335,000)	(26)%

As of March 31, 2021, Mobcrush had $0.96 million in cash and cash equivalents, a decrease of $0.34 million from the end of the first quarter of 2020.

Cash used in operating activities decreased during the three months ended March 31, 2021 compared to the first quarter of 2020, due to reduced net loss and changes in working capital. Changes in working capital include increases in both accounts payables and accounts receivables, both largely driven by the growth in revenue in the first quarter of 2201.

Cash used in investing activities decreased in the three months ended March 31, 2021 compared to the first quarter of 2020, due to the Company making no equipment purchases.

Cash provided by financing activities increased in the three months ended March 31, 2021 compared to the first quarter of 2020, which reflects the $500,000 convertible note issued by the Company in February 2021.

Convertible Note

In December 2019, Mobcrush issued a $3,115,000 convertible promissory note to a minority stockholder. The note bore interest at 5% compounded annually and was due at the earlier of January 31, 2020 or the closing of the next equity financing. Upon the next equity financing, the note was to automatically convert into the shares issued in the equity financing at a conversion price equal to 75% of the price per share paid in the equity financing. In May 2020, the note holder became the majority stockholder of newly formed Mobcrush Streaming, Inc. and assigned the note to that company. On May 4, 2020, in connection with Mobcrush Streaming, Inc.’s purchase of the assets of Mobcrush, Inc., the note plus accrued interest balance of $3,181,000 was forgiven. The fair value of this loan forgiveness was considered part of the purchase price consideration.

Bridge Note

On February 23, 2021, Mobcrush issued a $500,000 convertible promissory note to a minority stockholder. The note bears interest at 12% compounded monthly and is due February 23, 2022. Upon the closing of a sale of Mobcrush (as contemplated by the Merger Agreement), the note will automatically convert into the common shares of the acquirer (i.e. Super League).

Contractual Obligations

As of March 31, 2021, Mobcrush had no significant commitments for capital expenditures, nor does Mobcrush have any committed lines of credit, non-cancelable operating leases obligations, other committed funding or long-term debt, and no guarantees.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. Mobcrush has not entered into any derivative contracts that are indexed to Mobcrush’s shares and classified as stockholder’s equity or that are not reflected in Mobcrush’s financial statements included elsewhere herein. Furthermore, Mobcrush does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Mobcrush does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to Mobcrush, but which will only be resolved when one or more future events occur or fail to occur. Mobcrush’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against Mobcrush or unasserted claims that may result in such proceedings, Mobcrush, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in Mobcrush’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Comparison of Operating Results for Mobcrush Streaming, Inc. for the Fiscal Years Ended December 31, 2020, and December 31, 2019

The following table sets forth the consolidated results of operations. Mobcrush’s results of operations distinguish between a predecessor period (Predecessor) relating to Mobcrush, Inc. for the period prior to the ABC and the successor period (Successor) relating to Mobcrush Streaming, Inc. for the period following the consummation of the ABC. As a result of the ABC and in order to present Management’s Discussion and Analysis in a way that offers a meaningful comparison, the 2020 Predecessor results are presented as combined with the 2020 Successor results, on an unaudited combined basis (Combined). Any reference to fiscal year 2020 represents the results on an unaudited combined basis. The unaudited Combined information for the year ending December 31, 2020 does not comply with accounting principles generally accepted in the United States (U.S. GAAP) and is not intended to represent what the consolidated result operations would have been if Mobcrush, as successor to Mobcrush, Inc., had actually been formed on January 1, 2020, nor do the following tables attempt to either include or exclude expenses or income that would have resulted had the ABC actually occurred on January 1, 2020. Variances resulting primarily from the ABC on May 5, 2020 are discussed in the appropriate section:

	Combined	Successor	Predecessor	Predecessor
	Year ended December 31, 2020	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019	$ Change	% Change

Revenues	$6,527,000	$4,457,000	$2,070,000	$3,974,000	$2,553,000	64%

Cost of sales	4,169,000	2,967,000	1,202,000	2,824,000	1,345,000	48%

Gross Profit	2,358,000	1,490,000	868,000	1,150,000	1,208,000	105%

Operating Expenses
Selling and marketing expenses	2,212,000	1,211,000	1,001,000	1,993,000	219,000	11%
Research and development expenses	3,551,000	2,118,000	1,433,000	3,712,000	(161,000)	-4%
General and administrative expenses	3,985,000	2,263,000	1,722,000	3,053,000	932,000	31%

Loss from Operations	(7,390,000)	(4,102,000)	(3,288,000)	(7,608,000)	218,000	-3%

Other Income (Expense)
Interest income	9,000	-	9,000	52,000	(43,000)	-83%
Interest expense	(54,000)	-	(54,000)	(13,000)	(41,000)	315%
Other income (expense)	(11,000)	(8,000)	(3,000)	(14,000)	3,000	-21%

Total Other Income (Expense)	(56,000)	(8,000)	(48,000)	25,000	(81,000)	-324%

Net Loss	$(7,446,000)	$(4,110,000)	$(3,336,000)	$(7,583,000)	$137,000	-2%

Comparison of the Results of Operations for Fiscal Years 2020 and 2019

Revenue
	Combined	Successor	Predecessor	Predecessor
	Year ended December 31, 2020	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2020	$ Change	% Change
Platform-as-a-service	$2,108,000	$1,312,000	$796,000	$1,702,000	406,000	24%
Advertising and content sales	4,419,000	3,145,000	1,274,000	2,221,000	2,198,000	99%
Other	-	-	-	50,000	(50,000)	-100%
Total revenue	$6,527,000	$4,457,000	$2,070,000	$3,973,000	$2,554,000	64%

Revenues for the Combined year ending December 31, 2020 increased $2,554,000, or approximately 64%, compared to the Predecessor year ended December 31, 2019.  During the period from May 5, 2020 through December 31, 2020, Mobcrush had three major customers that accounted for approximately 29%, 14%, and 14%, respectively, of Company’s total revenues. During the period from January 1, 2020 through May 4, 2020, Mobcrush had three major customers that accounted for approximately 38%, 29%, and 27%, respectively, of Mobcrush’s total revenues. During 2019, Mobcrush had two major customers that accounted for approximately 42% and 12%, respectively, of Mobcrush’s total revenues.

The increase in revenues primarily reflects significant increases in advertising across the Mobcrush creator network and sponsorship revenues, compared to the prior year, reflecting Mobcrush’s continued focus on the monetization of its increasing access to creator inventory and AI-driven content sponsorship. The increase was partially offset by a decrease in traditional sponsorship revenues due to the industry wide pause in sponsorship spending and resetting of marketing strategies by brand and sponsors in connection with the uncertainty caused by the COVID-19 pandemic in 2020.

Advertising and sponsorship revenues for fiscal year 2020 increased by $2,151,000, or 93%, and composition of advertisers increased year over year by 19 campaigns, or 61%.

Although Mobcrush was impacted by the general deferral in advertising spending by brands and sponsors resulting from the COVID-19 pandemic for a significant portion of fiscal year 2020, Mobcrush reported significant quarter over quarter growth in total revenues in the second half of fiscal 2020 and expects to continue to expand its advertising revenue and revenue from the sponsorship of Mobcrush’s proprietary sponsored live breaks and AI-generated content for future periods, as it continues to expand its advertising inventory, viewership and related sales activities.

Mobcrush generates in-game Platform sales revenues via digital goods sold within the platform, including cosmetic items, durable goods, player ranks and game modes, leveraging the flexibility of the Microsoft Minecraft Bedrock platform, and powered by the InPvP cloud architecture technology platform. Revenue is generated when transactions are facilitated between Microsoft and the end user, either via in-game currency or cash.

Total platform sales revenues for fiscal year 2020 increased $406,000, or 24%, compared to fiscal year 2019. In fiscal year 2019, product composition of sales of durables and cosmetics are 68%/32%, respectively. In fiscal year 2020, product composition of sales of durables and cosmetics are 36%/64%, respectively, as platform focus on server transactional revenues as a strategy became realized. Revenues generated via durables for fiscal year 2020 increased by 19% compared to fiscal year 2019. Revenues generated via in-server digital goods for fiscal year 2020 increased by 348% compared to fiscal year 2019.

Cost of Sales

	Combined	Successor	Predecessor	Predecessor
	Year ended December 31, 2020	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019	$ Change	% Change
Cost of sales	$4,169,000	$2,967,000	$1,202,000	$2,824,000	1,345,000	48%

Cost of sales for fiscal year 2020 increased $1,345,000, or 48% compared to fiscal year 2019, as compared to the 64% increase in related revenues for the same periods. The less than proportionate increase in cost of sales was driven by a relative decrease in creator costs and production costs for server-based development in fiscal year 2020.

Cost of sales fluctuate period to period based on the specific campaigns and revenue streams contributing to revenue each period and the related cost profile of Mobcrush’s advertising and in-game sales activities occurring each period.

Operating Expenses

	Combined	Successor	Predecessor	Predecessor
	Year ended December 31, 2020	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31,2019	$ Change	% Change
Selling and marketing	$2,213,000	$1,211,000	$1,001,000	$1,993,000	220,000	11%
Technology platform & infrastructure	3,551,000	2,118,000	1,433,000	3,712,000	(161,000)	-4%
General and administrative	3,984,000	2,263,000	1,722,000	3,053,000	931,000	30%
Total revenue	$9,748,000	$5,592,000	$4,156,000	$8,758,000	$990,000	11%

Selling, Marketing and Advertising. The increase in selling, marketing and advertising expense for fiscal year 2020 was primarily due to an increase in personnel costs, including noncash stock compensation, associated with the increase in Mobcrush’s in-house direct sales force focused on the monetization of its increasing advertising inventory and audience.

Technology Platform and Infrastructure. Technology platform and infrastructure costs include (i) allocated personnel costs, including salaries, noncash stock compensation, taxes and benefits related to Mobcrush’s internal software developers and engineers, employed by Mobcrush, engaged in the operation, maintenance, management, administration, testing, development and enhancement of its proprietary gaming and technology platform, (ii) third-party contract software development and engineering resources engaged in developing and enhancing its proprietary gaming and technology platform, (iii) the amortization of capitalized internal use software costs, and (iv) technology platform related cloud services, broadband and other technology platform costs. Capitalized internal use software development costs are amortized on a straight-line basis over the software’s estimated useful life. The increase in technology platform and infrastructure costs for fiscal year 2020 primarily reflects an increase in cloud services and other technology platform costs totaling $1,904,400.

General and Administrative. General and administrative expense for the periods presented was comprised of the following:

	Combined	Successor	Predecessor	Predecessor
	Year ended December 31, 2020	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019	$ Change	% Change
Personnel costs	$1,523,000	$1,228,000	$295,000	$1,162,000	361,000	31%
Office and facilities	883,000	335,000	548,000	745,000	138,000	19%
Professional fees	642,000	275,000	367,000	543,000	99,000	18%
Stock-based compensation	199,000	66,000	133,000	369,000	(170,000)	-46%
Depreciation and amortization	368,000	356,000	12,000	44,000	324,000	736%
Other	369,000	2,000	367,000	190,000	179,000	94%
Total general and administrative	$3,984,000	$2,262,000	$1,722,000	$3,053,000	$931,000	30%

A summary of the main drivers of the net increase in general and administrative expenses for the periods presented is as follows:

●
Office and facilities costs decreased due to the termination of its lease in Santa Monica, California, and converting to a fully remote work structure, resulting in significant rent and facilities costs savings commencing in the second quarter of 2020 and going forward.

●
Professional fees expense increased primarily related to the asset transfer and related professional fees in fiscal year 2020.

●
Noncash stock compensation expense included in general and administrative expense decreased by 46%, primarily due to the lower per share price of the Successor compared to the Predecessor

●
Depreciation and amortization expense decreased due primarily to a decrease in scheduled amortization related to fully depreciated assets with useful lives that expired during fiscal 2020 or prior, and the acceleration of depreciation related to liquidation of office equipment disposed of during fiscal 2020.

●
Other general and administrative expenses increased primarily due to an increase in directors and officer’s (“D&O ”) insurance premiums, liquidation expense related to ceasing the operations of the Predecessor, amortization of intangibles from Mobcrush, Inc. acquisition and personnel costs, partially offset by a decrease in travel related expenses due to the COVID-19 pandemic.

Other Income (expense)

Other income (expense), net, for fiscal year 2020 and 2019, was ($56,228) and $25,000, respectively. Other income and expense, net for fiscal year 2020 was primarily comprised of interest expense related to the convertible note and net for fiscal year 2019 was primarily comprised of interest income, as follows:

	Combined	Successor	Predecessor	Predecessor
	Year ended December 31, 2020	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019	$ Change	% Change
Interest income	$9,000	$-	$9,000	$52,000	(43,000)	-83%
Interest expense	(54,000)	-	(54,000)	(13,000)	(41,000)	315%
Other	(11,000)	(8,000)	(3,000)	(14,000)	3,000	-21%
Total other income (expense)	$(56,000)	$(8,000)	$(48,000)	$25,000	$(81,000)	-324%

Interest Expense. Interest expense relates to the issuance of 5.00% unsecured convertible promissory note, commencing in December 2019 through May 2020, at which time the note was forgiven as described below under Liquidity and Capital Resources. Principal and interest as of May 4, 2020 totaled $3,115,000.

Liquidity and Capital Resources

General

Cash and cash equivalents totaled $1,712,000 and $2866,000 at December 31, 2020 and 2019, respectively.

To date, Mobcrush’s principal sources of capital used to fund its operations have been the net proceeds received from sales of equity securities and proceeds received from the issuance of convertible debt in 2019, as described elsewhere herein. Mobcrush’s management believes that its cash balances will be sufficient to meet its cash requirements through at least May 2021. Mobcrush may, however, encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated, including those set forth under the heading “Risk Factors” included in Part I, Item 1A of this Report.

Recent Activities

On March 9, 2021, Mobcrush entered into the Merger Agreement, which provides for the acquisition of Mobcrush Streaming Inc. by Super League Gaming, Inc. pursuant to the merger of a wholly owned subsidiary of SLGG with and into Mobcrush, with Mobcrush as the surviving corporation. Upon completion of the Merger, Mobcrush will be a wholly-owned subsidiary of SLGG. In accordance with the terms and subject to the conditions of the Merger Agreement, each outstanding share of Mobcrush Streaming Inc. stock will be canceled and converted into the right to receive 0.528 shares of SLGG’s common stock.

Cash Flows for Fiscal Years 2020 and 2019

The following table summarizes the change in cash balances for the periods presented:

	Combined	Successor	Predecessor	Predecessor
	Year ended	Period from May 4, 2020 to	Period from January 1, 2020	Year ended
	December 31, 2020	December 31, 2020	to May 3, 2020	December 31, 2019

Cash Flows From Operating Activities	$(6,327,000)	$(3,481,000)	$(2,848,000)	$(5,770,000)
Cash Flows From Investing Activities:	(18,000)	(1,000)	(15,000)	(17,000)
Cash Flows From Financing Activities	5,191,000	5,191,000	-	3,115,000
Net (Decrease) Increase in Cash and Cash Equivalents	(1,154,000)	1,709,000	(2,863,000)	(2,672,000)
Cash and Cash Equivalents at Beginning of Period	2,866,000	3,000	2,866,000	5,538,000
Cash and Cash Equivalents at End of Period	$1,712,000	$1,712,000	$3,000	$2,866,000

As of December 31, 2020, Mobcrush had $1,712,000 in cash and cash equivalents, a decrease of $1,154,000 from the end of fiscal year 2019.

Cash used in operating activities increased in fiscal year 2020 compared to fiscal year 2019, due to changes in working capital and higher non-cash adjustments, partially offset by reduced net loss. Changes in working capital include increases in accounts receivables, both due to higher fiscal year 2020 revenue, and a prepayment of royalties to Arm.

Cash used in investing activities increased in fiscal year 2020 compared to cash provided in fiscal year 2019, which primarily reflects the Successor’s shift to a fully remote work structure.

Cash provided by financing activities increased in fiscal year 2021 compared to cash used in fiscal year 2020, which primarily reflects the equity financings in May 2020 and November 2020 compared to the convertible note in December 2019.

Convertible Note

In December 2019, Mobcrush issued a $3,115,000 convertible promissory note to a minority stockholder. The note bore interest at 5% compounded annually and was due at the earlier of January 31, 2020 or the closing of the next equity financing. Upon the next equity financing, the note was to automatically convert into the shares issued in the equity financing at a conversion price equal to 75% of the price per share paid in the equity financing. In May 2020, the note holder became the majority stockholder of newly formed Mobcrush Streaming, Inc. and assigned the note to that company. On May 4, 2020, in connection with Mobcrush Streaming, Inc.’s purchase of the assets of Mobcrush, Inc., the note plus accrued interest balance of $3,181,000 was forgiven. The fair value of this loan forgiveness was considered part of the purchase price consideration.

Equity Financings

In May 2020 upon inception of Mobcrush Streaming, Inc., Mobcrush issued 1,000 shares of common stock and 15,979,351 shares of Series A preferred stock to the convertible promissory note holder described in Note 6. As consideration for the shares, the investor paid cash for proceeds of $300,000 and the note receivable was forgiven as described above. The net proceeds from this offering were for working capital.

In May 2020, Mobcrush issued 3,631,670 shares of Series A-1 Preferred Stock at a price of $1.1014 per share, raising aggregate net proceeds of approximately $3.9 million, after deducting placement agent fees of $100,000. The net proceeds from this offering were for working capital and other general corporate purposes, including sales and marketing activities, product development and capital expenditures. Net proceeds from this offering were also available for use in connection with the acquisition of, or investment in, technologies, solutions or businesses that may complement Mobcrush’s business and accelerate its growth.

In November 2020, Mobcrush issued 907,935 shares of Series A-1 Preferred Stock at a price of $1.1014 per share, raising aggregate net proceeds of approximately $1.0 million, after deducting offering expenses totaling $8,638. The net proceeds are for working capital and other general corporate purposes, including new personnel, sales and marketing activities, product development and capital expenditures. Net proceeds from this offering were also available for use in connection with the acquisition of, or investment in, technologies, solutions or businesses that may complement Mobcrush’s business and accelerate its growth.

CARES Act

On April 22, 2020, Mobcrush entered into the potentially forgivable PPP Loan from the SBA, pursuant to the PPP program enacted under the CARES Act, resulting in net proceeds of $546,810. To facilitate the PPP Loan, Mobcrush entered into the PPP Loan Agreement with a third-party lender.

The PPP Loan matures on April 22, 2022. However, under the CARES Act and the PPP Loan Agreement, all payments of both principal and interest will be deferred until at least October 22, 2020. The PPP Loan accrues interest at a rate of 1.00% per annum, and interest will continue to accrue throughout the period the PPP Loan is outstanding, or until it is forgiven. Mobcrush is eligible to apply for forgiveness of all loan proceeds used to pay payroll costs and other qualifying expenses during the 24-week period following receipt of the loan, provided that Mobcrush maintains its employment and compensation within certain parameters during such period. Any amounts forgiven will not be included in Mobcrush’s taxable income. As specifically intended under the program, the PPP Loan, together with Mobcrush’s cost savings initiatives, helped us to continue operations without salary reductions, layoffs or furloughs, during this challenging and uncertain economic environment created by the COVID-19 pandemic.

The PPP Loan is accounted for as a financial liability in accordance with FASB ASC 470, “Debt” and interest is accrued in accordance with the interest method. Additional interest is not imputed at a market rate pursuant to a scope exception for interest rates prescribed by governmental agencies under the applicable guidance.

The proceeds from the PPP Loan were recorded as a long-term liability on the balance sheet. In conjunction with the asset sale of the Predecessor to the Successor, the PPP Loan was paid off to the creditor.

Bridge Note

On February 23, 2021, Mobcrush issued a $500,000 convertible promissory note to a minority stockholder. The note bears interest at 12% compounded monthly and is due February 23, 2022. Upon the closing of a sale of Mobcrush (as contemplated by the Merger Agreement), the note will automatically convert into the common shares of the acquirer (i.e. Super League).

Contractual Obligations

As of December 31, 2020, except as described below, Mobcrush had no significant commitments for capital expenditures, nor does Mobcrush have any committed lines of credit, non-cancelable operating leases obligations, other committed funding or long-term debt, and no guarantees.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. Mobcrush has not entered into any derivative contracts that are indexed to Mobcrush’s shares and classified as stockholder’s equity or that are not reflected in Mobcrush’s financial statements included elsewhere herein. Furthermore, Mobcrush does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Mobcrush does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to Mobcrush, but which will only be resolved when one or more future events occur or fail to occur. Mobcrush’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against Mobcrush or unasserted claims that may result in such proceedings, Mobcrush, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in Mobcrush’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Recent Accounting Pronouncements

Refer to Note 3 to the financial statements included elsewhere within this proxy statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUPER LEAGUE GAMING, INC.

For management’s discussion and analysis of financial condition and results of operations of Super League, please refer to the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in Super League’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 19, 2021 and incorporated by reference herein.

PROPOSAL NO. 5
ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders are being asked to approve a proposal that will give Ann Hand, the Chair of our Board, authority to adjourn the Annual Meeting one or more times, if necessary, to solicit additional proxies if there are not sufficient votes to approve the various matters being submitted to stockholders at the time of the Annual Meeting or any adjournment or postponement thereof. If this Proposal No. 5 is approved, the Annual Meeting could be adjourned to any date. Any determination of whether it is necessary to adjourn the Annual Meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by our Board.

Vote Required and Recommendation

Approval of this Proposal No. 5 requires the affirmative vote (in person or by proxy) of holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” providing our Chair the authority to adjourn the Annual Meeting one or more times, if necessary, to solicit additional proxies if there are not sufficient votes to approve the various matters being submitted to stockholders at the time of the Annual Meeting or any adjournment or postponement thereof.

The Board recommends that stockholders vote “FOR” providing our Chair the authority to adjourn the Annual Meeting one or more times if necessary to solicit additional proxies, if necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 1, 2021 for (i) each of our executive officers and directors individually, (ii) all of our executive officers and directors as a group, and (iii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. The percentage of beneficial ownership in the table below is based on 24,976,491 shares of common stock deemed to be outstanding as of April 1, 2021 less shares reserved for issuance upon exercise and/or vesting of awards issued under our 2014 Plan.

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Options and Warrants	Total Number of Shares Beneficially Owned		Percentage of Voting Common Stock Outstanding (2)
Officers and Directors
Ann Hand Chief Executive Officer, President and Chair	143,874	654,168	798,042	(3)	3.5%
David Steigelfest Chief Products and Technology Officer	81,500	190,447	271,947	(4)	1.2%
Clayton Haynes Chief Financial Officer	33,500	33,542	67,042	(5)	*
Matt Edelman Chief Commercial Officer	47,500	22,426	69,926	(6)	*
Jeff Gehl Director	163,549	112,100	275,649	(7)	1.2%
Kristin Patrick Director	41,799	-	41,799		*
Michael Keller Director	142,353	100,839	243,192	(8)	1.1%
Mark Jung Director	80,722	-	80,722		*
Executive Officers and Directors as a Group (8 persons)	734,797	1,113,522	1,848,319		8.0%
 ______________________
  * Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Gaming, Inc., 2912 Colorado Avenue, Suite #203, Santa Monica, CA 90404.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting common stock subject to outstanding rights to acquire shares of voting common stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)
Includes (i) 516,667 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 1, 2021, and (ii) 137,501 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021.

(4)
Includes 190,447 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021 held directly, and (ii) 833 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2021held jointly with spouse.

(5)
Includes (i) 16,667 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 1, 2021, and (ii) 16,875 shares issuable upon conversion of stock options exercisable within 60 days of April 1, 2021.

(6)	Includes 22,426 shares issuable upon conversion of stock options exercisable within 60 days of April 1, 2021.

(7)
Includes (i) 25,001 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 1, 2021 held directly, (ii) 40,802 shares issuable upon conversion of warrants exercisable within 60 days of April 1, 2021 held directly, (iii) 76,911 shares of common stock held by BigBoy Investment Partnership, LLC, (iv) and 24,532 shares of common stock and 46,297 shares issuable upon conversion of warrants exercisable within 60 days of April 1, 2021 held by BigBoy, LLC.

Mr. Gehl is the Managing Member of BigBoy Investment Partnership and BigBoy, LLC, and, therefore, may be deemed to beneficially own these shares. The business address for BigBoy Investment Partnership and BigBoy, LLC is 111 Bayside Dr., Suite 270, Newport Beach, CA 92625.

(8)
Includes (i) 100,301 shares of common stock and 95,491 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 1, 2021 held by the Michael R. Keller Trust, (ii) 2,854 shares of common stock and 2,674 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 1, 2021 held by the Keller 2004 IRR Trust FBO William, and (iii) 2,854 shares of common stock and 2,674 shares of common stock issuable upon conversion of warrants exercisable within 60 days of April 1, 2021 held by the Keller 2004 IRR Trust FBO Charles.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this proxy statement the following documents:

●
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 19, 2021;
●
our Current Report on Form 8-K, filed on January 14, 2021;
●
our Current Report on Form 8-K, filed on February 12, 2021;
●
our Current Report on Form 8-K, filed on March 11, 2021;
●
our Current Report on Form 8-K, filed on March 23, 2021;
●
our Current Report on Form 8-K, filed on April 21, 2021.

Any statement incorporated by reference in this proxy statement from an earlier dated document that is inconsistent with a statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement.

Any person to whom this proxy statement is delivered may (i) request copies of this proxy statement and any of the documents incorporated by reference herein, without charge, by written request to:

Super League Gaming, Inc.
2912 Colorado Avenue, Suite #203
Santa Monica, California 90404

or by calling us at (610) 630-6357. In addition, stockholders as of the Record Date may download copies of each of the documents incorporated by reference herein from our website at http://ir.superleague.com or from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this proxy statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this proxy statement.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, or contact us at (802) 294-2754. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The proxy card accompanying this proxy statement, which we began mailing to eligible stockholders on or about March 30, 2021, contain instructions on how to access our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR E-MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

ANNEX A

Merger Agreement

ARTICLE I THE MERGER
Section 1.01 The Merger.
Section 1.02 Closing.
Section 1.03 Effective Time.
Section 1.04 Effects of the Merger.
Section 1.05 Certificate of Incorporation; By-Laws.
Section 1.06 Directors and Officers.
ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK
Section 2.01 Effect of the Merger on Capital Stock.
Section 2.02 Exchange Procedures.
Section 2.03 Dissenting Shares.
Section 2.04 Adjustments.
Section 2.05 Withholding Rights.
Section 2.06 Lost Certificates.
Section 2.07 Treatment of Stock Options and Other Stock-Based Compensation.
Section 2.08Tax Treatment.
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.01 Organization and Qualification of Company.
Section 3.02 Authority and Board Approval.
Section 3.03 No Conflicts; Consents; Anti-Takeover Statutes.
Section 3.04 Capital Structure.
Section 3.05 Financial Statements; Undisclosed Liabilities
Section 3.06 Absence of Certain Changes, Events and Conditions.
Section 3.07 Taxes.
Section 3.08 Intellectual Property.
Section 3.09 Compliance; Permits.

Section 3.10 Litigation.
Section 3.11 Employee Matters.
Section 3.12 Employment Law Matters; Labor.
Section 3.13 Real Property and Personal Property Matters.
Section 3.14 Environmental Matters.
Section 3.15 Material Contracts.
Section 3.16 Accounts Receivable.
Section 3.17 Customers and Suppliers.
Section 3.18 Insurance.
Section 3.19 Information Supplied.
Section 3.20 Anti-Corruption Matters.
Section 3.21 Books and Records.
Section 3.22 Related-Party Transactions.
Section 3.23 Brokers.
Section 3.24 Full Disclosure.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Section 4.01 Organization; Standing and Power; Charter Documents; Subsidiaries.
Section 4.02 Capital Structure.
Section 4.03 Authority; Non-Contravention; Governmental Consents; Board Approval.
Section 4.04 SEC Filings; Financial Statements; Undisclosed Liabilities.
Section 4.05 Litigation.
Section 4.06 Absence of Certain Changes or Events.
Section 4.07 Intellectual Property.
Section 4.08 Employee Matters.
Section 4.09 Employment Law Matters; Labor.
Section 4.10 Environmental Matters.
Section 4.11 Material Contracts.
Section 4.12 Insurance.
Section 4.13 Brokers.
Section 4.14 Information Supplied.
Section 4.15 Ownership of Company Stock.
Section 4.16 Intended Tax Treatment.

ARTICLE V COVENANTS
Section 5.01 Conduct of Business of the Company.
Section 5.02 Conduct of the Business of Parent.
Section 5.03 Access to Information; Confidentiality.
Section 5.04 No Solicitation.
Section 5.05 Parent Board Composition.
Section 5.06 Proxy Statement.
Section 5.07 Company Stockholders Meeting.
Section 5.08 Parent Stockholders Meeting; Approval by Sole Stockholder of Merger Sub.
Section 5.09 Notices of Certain Events.
Section 5.10 Notices of Certain Events; Stockholder Litigation; No Effect on Disclosure Letter.
Section 5.11 Employees; Benefit Plans.
Section 5.12 Directors' and Officers' Indemnification and Insurance.
Section 5.13 Reasonable Best Efforts.
Section 5.14 Public Announcements.
Section 5.15 Anti-Takeover Statutes.
Section 5.16 Section 16 Matters.
Section 5.17 Stock Exchange Matters.
Section 5.18 Certain Tax Matters.
Section 5.19 Further Assurances.
ARTICLE VI CONDITIONS
Section 6.01 Conditions to Each Party's Obligation to Effect the Merger.
Section 6.02 Conditions to Obligations of Parent and Merger Sub.
Section 6.03 Conditions to Obligation of the Company.
ARTICLE VII TERMINATION, AMENDMENT, AND WAIVER
Section 7.01 Termination By Mutual Consent.
Section 7.02 Termination By Either Parent or the Company.
Section 7.03 Termination by Parent.
Section 7.04 Termination by the Company.
Section 7.05 Notice of Termination; Effect of Termination.
Section 7.06 Fees and Expenses Following Termination.
Section 7.07 Amendment.
Section 7.08 Extension; Waiver.

ARTICLE VIII MISCELLANEOUS
Section 8.01 Definitions.
Section 8.02 Interpretation; Construction.
Section 8.03 Survival.
Section 8.04 Governing Law.
Section 8.05 Submission to Jurisdiction.
Section 8.06 Waiver of Jury Trial.
Section 8.07 Notices.
Section 8.08 Entire Agreement.
Section 8.09 No Third Party Beneficiaries.
Section 8.10 Severability.
Section 8.11 Assignment.
Section 8.12 Remedies.
Section 8.13 Specific Performance.
Section 8.14 Counterparts; Effectiveness.

EXHIBITS

[Exhibits Intentionally Omitted]

SCHEDULES

[Schedules Intentionally Omitted]

AGREEMENT AND PLAN OF MERGER

among

SUPER LEAGUE GAMING, INC.

and

MOBCRUSH STREAMING, INC.

and

SLG MERGER SUB II, INC

dated as of

March 9, 2021

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement"), is entered into as of March 9, 2021, by and among Mobcrush Streaming, Inc., a Delaware corporation (the "Company"), Super League Gaming, Inc., a Delaware corporation ("Parent"), and SLG Merger Sub II, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

 RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously: (a) determined that it is in the best interests of the Company and the holders of shares of the Company's common stock, par value $0.0001 per share (the "Company Common Stock"), and preferred stock, par value $0.0001 (the "Company Preferred Stock", and collectively with the Company Common Stock, the "Company Stock") and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the Delaware General Corporation Law (the "DGCL");

WHEREAS, the respective Boards of Directors of Parent (the "Parent Board") and Merger Sub (the "Merger Sub Board") have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the DGCL;

WHEREAS, the Parent Board has resolved to recommend that the holders of shares of Parent's common stock, par value $0.001 per share (the "Parent Common Stock") approve the issuance of shares of Parent Common Stock in connection with the Merger on the terms and subject to the conditions set forth in this Agreement (the "Parent Stock Issuance");

WHEREAS, for U.S. federal income Tax purposes, the parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.01                                 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time: (a) Merger Sub will merge with and into the Company (the "Merger"); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger and a Subsidiary of Parent (sometimes referred to herein as the "Surviving Corporation").

Section 1.02                                 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "Closing") will take place at 12:00 P.M., Pacific Time, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place via the electronic exchange of documents and executed signature pages, unless another place or means is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the "Closing Date."

Section 1.03                                 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the "Effective Time").

Section 1.04                                Effects of the Merger. The Merger shall have the effects set in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05                                Certificate of Incorporation; By-Laws. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub's name shall be replaced with references to the Surviving Corporation's name, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, or as provided by applicable Law.

Section 1.06                                Directors and Officers.

(a)           Directors and Officers of Surviving Corporation. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b)           Directors of Parent. After the Closing, the composition of the Board of Directors of Parent shall be as set forth in Section 5.05, hereinbelow.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01                                 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

 (a)           Cancellation of Certain Company Stock. Each share of Company Stock that is owned by the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Effective Time (the "Cancelled Shares") will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

  (b)           Conversion of Company Stock. Subject to any applicable adjustments to be made relating to (i) the Bridge Financing Note converting into Parent Common Stock at Closing, and (ii) the vesting of certain restricted stock units and stock options granted to Parent's directors, officers, employees, and other parties under Parent's current equity incentive plan , each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled and retired in accordance with Section 2.01(a), and Dissenting Shares, as defined below) will be automatically converted into the right to receive:

 (i)           a fraction of a share of Parent Common Stock equal to 52.8% (the “Exchange Ratio”), for an aggregate number of 12,582,204 shares of Parent Common Stock (the "Parent Stock Consideration");

(ii)           any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.01(e); and

(iii)           any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Company Stock in accordance with Section 2.02(g) (clauses (i), (ii), and (iii) of this Section 2.01(b), the "Merger Consideration").

 (iv)           Schedule 2.01(b), attached hereto, sets forth the assumptions, calculations, and formula used to determine the Exchange Ratio, as agreed upon by Parent, Merger Sub, and Company.

(v)           For the avoidance of doubt, and as stated in 2.01(b) and Schedule 2.01(b), the conversion of the loan amounts pursuant to the Bridge Financing Note into Parent Common Stock, the assignment and conversion of vested, but unexercised, Company Stock Options and/or Company Restricted Shares into Parent Stock Options or Parent Restricted Shares, pursuant to Section 2.07(a) or Section 2.07(b), as applicable, are, and shall be, included in the 12,582,204 shares of Parent Common Stock issued pursuant to this Agreement and the transactions contemplated hereby, it being expressly agreed to and acknowledged by the parties that the shares of Parent Stock Consideration attributable to the assignment and conversion of vested Company Stock Options and/or Company Restricted Shares shall be maintained in reserve by Parent pursuant to its Parent Stock Plan until exercise of such vested Company Stock Options and/or Company Restricted Shares, into Parent Stock Options and/or Parent Restricted Shares.

 (c)           Cancellation of Shares. At the Effective Time, all shares of Company Stock will no longer be outstanding and all shares of Company Stock will be cancelled and retired and will cease to exist, and each holder of: (i) a certificate formerly representing any shares of Company Stock (each, a "Certificate"); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Stock (each, a "Book-Entry Share") will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration in accordance with Section 2.02 hereof, (B) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.01(e), and (C) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Company Common Stock in accordance with Section 2.02(g).

(d)           Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

 (e)           Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Stock pursuant to Section 2.01(b) and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Company Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Stock exchanged by such holder) shall in lieu thereof, upon surrender of such holder's Certificates and Book-Entry Shares, receive in cash (rounded to the nearest whole cent), without interest, an amount equal to such fractional amount multiplied by the last reported sale price of Parent Common Stock on NASDAQ Stock Market ("Nasdaq") on the last complete trading day prior to the date of the Effective Time.

Section 2.02                                 Exchange Procedures.

 (a)           Exchange Agent; Exchange Fund. Prior to the Effective Time, Parent shall appoint an exchange agent (the "Exchange Agent") to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent: (i) certificates representing the shares of Parent Common Stock to be issued as Merger Consideration (or make appropriate alternative arrangements if uncertificated shares of Parent Common Stock represented by book-entry shares will be issued); and (ii) cash sufficient to make payments in lieu of fractional shares pursuant to Section 2.01(e). In addition, Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions, if any, to which the holders of Company Stock may be entitled pursuant to Section 2.02(g) for distributions or dividends, on the Parent Common Stock to which they are entitled to pursuant to Section 2.01(b), with both a record and payment date after the Effective Time and prior to the surrender of the shares of Company Stock in exchange for such Parent Common Stock. Such shares of Parent Common Stock, cash in lieu of any fractional shares payable pursuant to Section 2.01(e), and the amount of any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 2.02(a), are referred to collectively in this Agreement as the "Exchange Fund."

(b)           Procedures for Surrender; No Interest. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange. Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration into which such shares of Company Stock have been converted pursuant to Section 2.01(b) in respect of the Company Stock represented by a Certificate or Book-Entry Share, any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.01(e), and any dividends or other distributions pursuant to Section 2.02(g) upon: (i) surrender to the Exchange Agent of a Certificate; or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares; in each case, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c)           Investment of Exchange Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Exchange Agent, as directed by Parent or the Surviving Corporation. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d)           Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e)           Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this ARTICLE II.

(f)           Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Stock six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

 (g)           Distributions with Respect to Unsurrendered Shares of Company Stock. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered share of Company Stock until the Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.06) or Book-Entry Share is surrendered for exchange in accordance with this Section 2.02. Subject to the effect of applicable Laws, following such surrender, there shall be issued or paid to the holder of record of the whole shares of Parent Common Stock issued in exchange for shares of the Company Stock in accordance with this Section 2.02, without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

Section 2.03                                Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Stock being referred to collectively as the "Dissenting Shares" until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder's right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

Section 2.04                                Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or the Parent Common Stock shall occur (other than the issuance of additional shares of capital stock of the Company or Parent as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05                                Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Treasury Regulations or other applicable Laws regarding Taxes. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.06                                 Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock formerly represented by such Certificate as contemplated under this ARTICLE II.

Section 2.07                                  Treatment of Stock Options and Other Stock-Based Compensation.

 (a)           Company Stock Options.

(i)            At the Effective Time, each equity award granting such recipient a right to acquire shares of Company Common Stock (each, a "Company Stock Option") that is outstanding, unvested and unexercised immediately prior to the Effective Time (each, an “Unvested Stock Option”), whether or not then exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the Option holder or any other Person, assumed by Parent and shall be automantically converted into a Parent Stock Option in accordance with this Section 2.07. Each such Parent Stock Option so assumed and converted shall: (A) prior to the Effective Time, continue to have, and shall be subject to, the same terms and conditions as applied to the Company Stock Option, subject to modification and approval in accordance with the terms of the Company Stock Plan prior to the Closing, inclusive of the exercise price per share of the Parent Common Stock and vesting conditions that shall be negotiated in good faith by the principals of the Company and Parent and finalized at least five (5) days prior to the Closing Date; and (B) after the Closing, be subject in all respects to the terms and conditions of the Parent Stock Plan.

(ii)           Notwithstanding the foregoing, if, no later than five (5) Business Days immediately prior the Closing Date, (A) the Company Stock Plan can be terminated in accordance with its terms and applicable Law; (B) the Company Stock Options can be cancelled in accordance with their terms and applicable Law; (C) the Purchaser Awards can be granted to the Unvested Equityholders, and (D) in each case of (A) – (C), on the advice of legal counsel, the applicable Company Continuing Employees will not be affected for U.S. federal income tax purposes, then (w) the Company shall terminate the Company Stock Plan and cancel the Company Stock Options no later than one Business Day prior to the Closing Date, (x) the Company shall deliver written evidence thereof satisfactory to Parent prior to the Closing, (y) each Company Stock Option holder shall cease to have any rights with respect to such cancelled Company Stock Options, and (z) promptly following the Closing, Parent shall grant one or more Purchaser Awards pursuant to the Parent Stock Plan to each employee holder of unvested Company Stock Options so cancelled (“Unvested Equityholder”) in accordance with Section 5.10.

(iii)           For the avoidance of doubt, any vested but unexercised Company Stock Options shall be assumed by Parent and shall be automatically converted into Parent Stock Options in accordance with this Section 2.07. Each such Parent Stock Option so assumed and converted shall: (A) prior to the Effective Time, continue to have, and shall be subject to, the same terms and conditions as applied to the Company Stock Option, subject to modification and approval in accordance with the terms of the Company Stock Plan prior to the Closing; and (B) after the Closing, be subject in all respects to the terms and conditions of the Parent Stock Plan.

(iv)           As of the Effective Time, each Company Stock Option assumed and converted pursuant to Section 2.07(a)(iii) shall be an option to acquire that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of: (A) the number of shares of Company Common Stock subject to such Company Stock Option, and (B) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Company Common Stock of such Company Stock Option by (y) the Exchange Ratio; provided, that the exercise price and the number of shares of Parent Common Stock subject to the Parent Stock Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Company Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code.

 (b)           Company Restricted Shares. The Company shall take all requisite action so that, at the Effective Time, each share of Company Common Stock subject to vesting, repurchase, or other lapse of restrictions (a "Company Restricted Share") that is outstanding under any Company Stock Plan as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Parent and shall be converted into a Parent Restricted Share in accordance with this Section 2.07. Each Parent Restricted Share shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Restricted Share immediately before the Effective Time (including vesting, repurchase, or other lapse restrictions). As of the Effective Time, each such holder of Company Restricted Shares so assumed and converted will receive that number of whole Parent Restricted Shares equal to the product (rounded down to the nearest whole number) of: (i) the number of shares of Company Restricted Shares held by that holder as of immediately prior to the Effective Time; and (ii) the Exchange Ratio.

(c)           Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions necessary (including obtaining any employee consents) to (i) effectuate the provisions 2.07(a) and Section 2.07(b) and (ii) cause the Company Stock Plan to terminate at or prior to the Effective Time. In the event any holder of Company Stock Options has exercised any unvested Company Stock Option pursuant to the Company Stock Plan, the Company shall cause each such Company Stock Option holder's then-current account balance for such exercised but unvested Company Stock Options to be distributed in cash to such employee at the time of plan termination.

Section 2.08                                Tax Treatment. For U.S. federal income Tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder, that this Agreement will constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Company Disclosure Letter that relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company hereby represents and warrants to Parent and Merger Sub as of the date of this Agreement as follows:

Section 3.01                                Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01(i) of the Company Disclosure Letter sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. Section 3.01(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02                                Authority and Board Approval.

 (a)           Authority. The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of Stockholders representing a majority of the outstanding Shares ("Requisite Company Vote"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company's capital stock required to approve and adopt this Agreement and the Transaction Documents, approve the Merger and consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. When each Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms. For purposes of this Agreement, the Company will not be considered to have received the Requisite Company Vote in the event that Dissenting Shares constitute more than two percent (2%) of the issued and outstanding voting securities of the Company, on an as-converted basis.

 (b)           Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company's stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company's stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the DGCL (collectively, the "Company Board Recommendation").

 Section 3.03                                No Conflicts; Consents; Anti-Takeover Statutes.

(a)           No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the Company's Restated Certificate of Incorporation, by-laws or other organizational documents of the Company ("Company Charter Documents"); (ii) subject to, in the case of the Merger, obtaining the Requisite Company Vote, conflict with or result in a violation or breach of any provision of any Law or governmental Order applicable to the Company; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Company Material Contract; or (iv) result in the creation or imposition of any Lien on any properties or assets of the Company. No consent, approval, Permit, Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of Delaware.

(b)           Anti-Takeover Statutes. No "fair price," "moratorium," "control share acquisition," "supermajority," "affiliate transactions," "business combination," or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery, or performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement

Section 3.04                                Capital Structure.

(a)           Capital Stock.

(i)           The authorized capital stock of the Company consists of: (A) 27,237,530 shares of Company Common Stock; and (B) 20,518,956 shares of Company Preferred Stock which consists of 15,979,351 shares are designated as Series A Preferred Stock", and 4,539,351 shares are designated as "Series A-1 Preferred Stock".

(ii)           As of the date of this Agreement: (A) 1,000 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (B) 27,236,530 shares of Company Common Stock were issued and held by the Company in its treasury; (C) 15,979,351 shares of the Company's Series A Preferred Stock were issued and outstanding or held by the Company in its treasury; (D) 4,539,351 shares of the Company’s Series A-1 Preferred Stock were issued and outstanding or held by the Company in its treasury; (E) no other shares of the Company's Preferred Stock are outstanding or held by the Company in its treasury; and (F) and since the date of this Agreement and through the date hereof, no additional shares of Company Common Stock or shares of Company Preferred Stock have been issued other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Equity Awards.

(iii)           All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

 (b)           Stock Awards. Except as set forth on Section 3.04(b) of the Company Disclosure Letter:

(i)           As of the date of this Agreement, an aggregate of 677,618 shares of Company Common Stock were reserved for issuance pursuant to Company Equity Awards not yet granted under the Company Stock Plan. As of the date of this Agreement, 3,316,220 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options and no shares of Company Restricted Shares were issued and outstanding.

(ii)           Since January 1, 2021 and through the date hereof, no Company Equity Awards have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Stock Plan. Section 3.04(b)(ii) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plan and: (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(iii)             Except as disclosed on Schedule 3.04(b)(iii), there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as "Company Securities"). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iv)           There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

 (c)           Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, "Voting Debt").

 (d)           Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as "Company Subsidiary Securities").

Section 3.05                                Financial Statements; Undisclosed Liabilities.

 (a)           Financial Statements.

(i)           Section 3.05(a)(i)  of the Company Disclosure Letter sets forth the unaudited financial statements consisting of the balance sheet of the Company as at January 31, 2021 and the related statements of income and retained earnings, stockholders' equity and cash flow for the thirty-one (31) day period then ended (the "Interim Financial Statements" or the “Financial Statements”).

(ii)            The Interim Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject to normal and recurring year-end reclassifications and adjustments (the effect of which will not be materially adverse) and the absence of notes. The Interim Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the date they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of January 31, 2021 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date". The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(b)           Undisclosed Liabilities. Except as set forth on Section 3.05(b) of the Disclosure Letter, the Company does not have any Liabilities which are of a nature required by GAAP to be reflected on a balance sheet or the notes thereto, other than (i) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (ii) those which have been incurred in the Ordinary Course of Business since the Balance Sheet Date or in contemplation of the transactions contemplated by this Agreement (except as would need to be disclosed pursuant to subsection (ii) of this Section 3.05(b), or (c) that would not individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

Section 3.06                                Absence of Certain Changes, Events and Conditions. Except as set forth in Section 3.06 of the Company Disclosure Letter, since the Balance Sheet Date, other than (i) the Bridge Loan, and (ii) in the Ordinary Course of Business, there has not been, with respect to the Company, any:

(a)           event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)           amendment of the Company Charter Documents;

(c)           split, combination or reclassification of any shares of its capital stock;

(d)           issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)           declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)           material change in any method of accounting or accounting practice of the Company, except as required by Law or GAAP or as disclosed in the notes to the Financial Statements;

(g)           change in the Company's cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)           except for the Bridge Loan Note, entry into any Contract that would constitute a Company Material Contract;

(i)           incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the Ordinary Course of Business;

(j)           transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k)           transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements;

(l)           material damage, destruction or loss (whether or not covered by insurance) to its property;

(m)           any capital investment in, or any loan to, any other Person;

(n)           acceleration, termination, material modification to or cancellation of any Company Material Contract;

(o)           any material capital expenditures outside the Ordinary Course of Business;

(p)           imposition of any Lien upon any of the Company properties, capital stock or assets, tangible or intangible;

 (q)           (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees, except as was previously contemplated prior to the execution of this Agreement and as set forth on Section 3.06(q) of the Company Disclosure Letter, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(r)           hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer, except to fill a vacancy in the Ordinary Course of Business;

(s)           adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

(t)           any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees (other than the Bridge Loan);

(u)           entry into a new line of business or abandonment or discontinuance of existing lines of business;

(v)           except for the Merger, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(w)           purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $25,000, individually (in the case of a lease, per annum), except for purchases of inventory or supplies in the Ordinary Course of Business;

(x)           acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(y)           action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent in respect of any Post-Closing Tax Period; or

(z)           any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.07                               Taxes.

(a)           Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the Ordinary Course of Business. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company's Financial Statements in accordance with GAAP. The Company's most recent Financial Statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such Financial Statements. Neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Company's most recent Financial Statements outside of the Ordinary Course of Business.

(b)           Withholding. The Company and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, shareholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c)           Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company's most recent Financial Statements.

(d)           Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries.

(e)           Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(f)           Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)           Consolidated Groups, Transferee Liability, and Tax Agreements. Neither Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement.

(h)           Change in Accounting Method. Neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Laws relating to Taxes by reason of a change in accounting method or otherwise.

(i)           Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) election under Section 108(i) of the Code.

(j)           Ownership Changes. Without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone an "ownership change" within the meaning of Section 382 of the Code.

(k)           Section 355. Neither Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

(l)           Reportable Transactions. Neither Company nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(m)           Intended Tax Treatment. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of the Company there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 3.08                                Intellectual Property.

 (a)           Scheduled Company-Owned IP. Section 3.08(a) of the Company Disclosure Letter contains a correct, current and complete list, as of the date hereof, of:

(i)           all Intellectual Property Registrations, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status;

(ii)           all unregistered Trademarks included in the Company-Owned IP;

(iii)           all proprietary Software included in the Company-Owned IP; and

(iv)           all other Company IP that is used or held for use by the Company in its business or operations.

All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. The Company has provided Parent with true and correct copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Registrations.

(b)           Scheduled Company IP Agreements. Section 3.08(b) of the Company Disclosure Letter  contains a correct, current and complete list of all Company IP Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Company IP Agreements: (i) under which the Company is a licensor or otherwise grants to any Person any right or interest relating to any Company-Owned IP; (ii) under which the Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Company's ownership or use of any Intellectual Property, in each case identifying the Intellectual Property covered by such Intellectual Property Agreement. The Company has provided Parent and Merger Sub with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Intellectual Property Agreement.

 (c)           Scheduled Platform Agreements. Section 3.08(c) of the Company Disclosure Letter  contains a correct, current, and complete list of all social media accounts used by the Company in its business or operations. The Company has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services used by the Company in its business or operations (collectively, “Platform Agreements”). There are no Actions settled, pending, or threatened alleging (A) any breach or other violation of any Platform Agreement by the Company; or (B) defamation, any violation of publicity rights of any Person, or any other violation by the Company in connection with its use of social media in the conduct of its business or operations.

 (d)           Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted ("Company IP", and collectively with the Company-Owned IP, the "Intellectual Property Assets"), in each case, free and clear of Liens. The Intellectual Property Assets are all of the Intellectual Property necessary to operate the business of the Company and its Subsidiaries as presently conducted and proposed to be conducted. The Company has entered into binding, valid and enforceable written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any material Intellectual Property during the course of employment or engagement with the Company or its Subsidiaries whereby such employee or independent contractor (i) acknowledges the Company's exclusive ownership of all Intellectual Property invented, created or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company or any of its Subsidiaries; (ii) grants to the Company a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect the Company's ownership interest in the Intellectual Property Registrations have been validly executed, delivered, and filed with the relevant Governmental Entities an authorized registrars.

(e)           Validity and Enforceability. The Company and its Subsidiaries' rights in the Company-Owned IP are valid, subsisting, and enforceable. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP. All of the Intellectual Property Assets are valid and enforceable, and all Intellectual Property Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Intellectual Property Assets and to preserve the confidentiality of all Trade Secrets included in the Intellectual Property Assets, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, the Company's right to own or use any Intellectual Property Assets in the conduct of its business as currently conducted and as proposed to be conducted. Immediately following the Closing, all Intellectual Property Assets will be owned or available for use by the Surviving Corporation on substantially the same terms as they were owned or available for use by the Company immediately prior to the Closing.

(f)           Non-Infringement. The conduct of the business of the Company and any of its Subsidiaries, as currently and formerly conducted and as proposed to be conducted, including the use of the Intellectual Property Assets in connection therewith, and the content, products, processes, and services of the Company in the operation of its business, have not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated, nor is infringing, misappropriating, or otherwise violating, any Intellectual Property Assets or Company IP Agreements.

(g)           IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation of the Intellectual Property of any Person by the Company or anCompany, or any of its Subsidiaries, or any other Person alleging any infringement, misappropriation, or other violation by any Person of any Intellectual Property Assets. The Company is not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. The Company is not subject to any outstanding or prospective governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company-Owned IP or the Company or any of its Subsidiaries' rights with respect to any Company IP, in each case.

(h)           Condition of IT Systems. All IT Systems are in good working condition and are sufficient for the operation of the Company's business as currently conducted and as proposed to be conducted. Since May 1, 2020, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the IT Systems that has resulted or is reasonably likely to result in disruption or damage to the Company's business or operations. The Company has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of its IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

(i)           Data Privacy Laws. The Company and its Subsidiaries have complied in all material respects with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company's business and operations. Since May 1, 2020, the Company has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Entity or other Person concerning the Company's collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, in each case in connection with the Company's operation of its business, and there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

Section 3.09                                Compliance; Permits.

(a)           Compliance. The Company and each of its Subsidiaries is, and has been since May 1, 2020, in compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. No Governmental Entity has issued any written notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law.

 (b)           Permits. The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, orders, authorizations, and approvals from Governmental Entities (collectively, "Permits"). No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. The Company and each of its Subsidiaries is, and has been since May 1, 2020, in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10                                 Litigation. There is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $25,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment ("Order") of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.

Section 3.11                                Employee Matters.

 (a)           Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each benefit plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability, or medical benefits or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a "Company Employee"), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the "Company Employee Plans").

(b)           Documents. The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.

 (c)           Employee Plan Compliance.

(i)           Each Company Employee Plan (including any multiemployer plans within the meaning of Section 3(37) of ERISA (each a "Multiemployer Plan")) has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code;

(ii)           all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code;

(iii)           the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP;

(iv)           except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder);

(v)           there are no investigations, audits, inquiries, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Company Employee Plan;

(vi)           there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and

(vii)           to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

 (d)           Plan Liabilities. Neither the Company nor any Company ERISA Affiliate has:

(i)           incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that could constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan;

(ii)           except for payments of premiums to the Pension Benefit Guaranty Corporation ("PBGC") which have been timely paid in full, not incurred any liability to the PBGC in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA;

(iii)           failed to comply with Section 601 et. seq. of ERISA and Section 4980B of the Code; or

(iv)           incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any Multiemployer Plan and nothing has occurred that presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such Multiemployer Plan which could result in any liability of the Company or any Company ERISA Affiliate to any such Multiemployer Plan. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur.

(e)           Certain Company Employee Plans. With respect to each Company Employee Plan:

(i)            no such plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time contributed to, sponsored, maintained, or had any liability or obligation in respect of any such Multiemployer Plan or multiple employer plan;

(ii)           no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;

(iii)           no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv)           no "reportable event," as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.

(f)           No Post-Employment Obligations. No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g)           Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has since May 1, 2020, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(h)           Section 409A Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i)           Health Plan Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

  (j)           Effect of Transaction. Except as set forth on Section 3.11(j) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transaction contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

Section 3.12                                Employment Law Matters; Labor.

(a)           Section 3.12(a)  of the Company Disclosure Letter contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses.

(b)           The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees, and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees.

(c)           Labor. Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred since May 1, 2020, and no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred since May 1, 2020. None of the Company Employees is represented by a labor organization, work council, or trade union, and there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.13                                Real Property and Personal Property Matters.

 (a)           Leased Real Estate. Section 3.13(a) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as set forth in Section 3.13(a) of the Company Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company's or its Subsidiary's possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly-owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof.

(b)           Real Estate Used in the Business. The Leased Real Estate identified in Section 3.13(a) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

 (c)           Personal Property. The Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens.

(d)           Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted.

Section 3.14                                Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)           The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)           Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c)           Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(d)           Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e)            Neither the Company nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 3.15                                Material Contracts.

 (a)           Material Contracts. For purposes of this Agreement, "Company Material Contract" shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i)           any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii)           any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $100,000.00;

(iii)           any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly-owned Subsidiary thereof or (2) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the Ordinary course of Business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the Ordinary Course of Business;

(iv)           any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v)           any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $25,000;

(vi)           any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;

(vii)           any Contract that contains any provision that requires the purchase of all or a material portion of the Company's or any of its Subsidiaries' requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(viii)                      any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a "most favored nation" or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a "most favored nation" or similar covenant with any third party;

(ix)           any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contact solely between the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries;

(x)           any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $25,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly-owned Subsidiaries of the Company;

(xi)           any employee collective bargaining agreement or other Contract with any labor union;

(xii)           any Company IP Agreement;

(xiii)                      any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $25,000 in any year and which is not otherwise described in clauses (i)–(xii) above; or

(xiv)                      any Contract which is not otherwise describeed in clauses (i)–(xiii) above that is material to the Company and its Subsidiaries, taken as a whole.

 (b)           Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c)           No Breach. (i) All the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract.

 Section 3.16                                Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the Ordinary Course of Business; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within sixty (60) days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.17                                Customers and Suppliers.

 (a)           Material Customers. Section 3.17(a) of the Company Disclosure Letter sets forth each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $50,000 annually since May 1, 2020 (collectively, the "Company Material Customers"). The Company has not received any notice, and has no reason to believe, that any of the Company Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

 (b)           Material Suppliers. Section 3.17(b) of the Company Disclosure Letter sets forth (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $50,000 annually since May 1, 2020 (collectively, the "Company Material Suppliers"). The Company has not received any notice, and has no reason to believe, that any of the Company Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

Section 3.18                                Insurance. All insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and to the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.19                                  Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement to be filed with the SEC and sent to the Parent's stockholders in connection with the Parent Stock Issuance and the Merger (including any amendments or supplements thereto, the "Proxy Statement") will, at the date it is first mailed to the Parent's stockholders or at the time of the Parent Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of the Company.

Section 3.20                                Anti-Corruption Matters. None of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company's compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

 Section 3.21                                Books and Records. The minute books and stock record books of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain materially accurate and complete records of all meetings, and actions taken by written consent of, the Stockholders, the Company Board and any committees of the Company Board, and no meeting, or action taken by written consent, of any such Stockholders, Company Board or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Parent.

Section 3.22                                Related-Party Transactions. Other than the Bridge Loan Note, no executive officer or director of the Company or any person owning 5% or of the Shares (or any of such person's immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its assets, rights or properties or has any interest in any property owned by the Company or has engaged in any transaction with any of the foregoing since May 1, 2020.

Section 3.23                                Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of Company.

Section 3.24                                Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Letter or any certificate or other document furnished or to be furnished to Parent or any of its Representatives pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except: (a) as disclosed in the Parent SEC Documents at least one (1) Business Day prior to the date hereof; or (b) as set forth in the correspondingly numbered Section of the Parent Disclosure Letter that relates to such Section or in another Section of the Parent Disclosure Letter; Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01                                Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)           Organization; Standing and Power. Each of Parent and its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of "good standing" is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of "good standing" is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Charter Documents. The copies of the Amended and Restated Certificate of Incorporation and By-Laws of Parent as most recently filed with the Parent SEC Documents are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Parent has delivered or made available to the Company a true and correct copy of the Charter Documents of Merger Sub. Neither Parent nor Merger Sub is in violation of any of the provisions of its Charter Documents.

(c)           Subsidiaries. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are owned by Parent, directly or indirectly, free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of Parent. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.02                                Capital Structure.

(a)           Capital Stock. The authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of Parent (the "Parent Preferred Stock"). As of the date of this Agreement: (A) 21,608,144 shares of Parent Common Stock were issued and outstanding (not including shares held in treasury); (B) 78,391,856 shares of Parent Common Stock were issued and held by Parent in its treasury; and (C) no shares of Parent Preferred Stock were issued and outstanding or held by Parent in its treasury. All of the outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued as contemplated or permitted by this Agreement, including the shares of Parent Common Stock constituting the Merger Consideration, will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of Parent owns any shares of Parent Common Stock.

(b)           Stock Awards. As of December 31, 2020, an aggregate of 588,423 shares of Parent Common Stock were reserved for issuance pursuant to Parent Equity Awards not yet granted under the Parent Stock Plans. As of December 31, 2020, 2,020,073 shares of Parent Common Stock were reserved for issuance pursuant to outstanding Parent Equity Awards, and no shares of Parent Restricted Shares were issued and outstanding. All shares of Parent Common Stock subject to issuance under the Parent Stock Plans, including the Parent Equity Awards constituting Merger Consideration to be issued pursuant to Section 2.07, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

Section 4.03                                Authority; Non-Contravention; Governmental Consents; Board Approval.

 (a)           Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger: (i) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub; and (ii) the need to obtain the affirmative vote or consent of a majority of the outstanding shares of the Parent Common Stock to the Parent Stock Issuance (the "Requisite Parent Vote"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Merger, to: (i) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub; and (ii) the need to obtain the Requisite Parent Vote. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors' rights generally and by general principles of equity.

(b)           Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) subject to obtaining the Requisite Parent Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.03(c) have been obtained or made, and in the case of the consummation of the Merger, obtaining the Requisite Parent Vote, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent's or any of its Subsidiaries' loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

 (c)           Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger, the Parent Stock Issuance, and the other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC of (A) the Proxy Statement in definitive form in accordance with the Exchange Act, and (B) the filing of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or "blue sky" Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)           Board Approval.

 (i)           The Parent Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent's stockholders, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, (C) directed that the Parent Stock Issuance be submitted to a vote of the Parent's stockholders for adoption at the Parent Stockholders Meeting, and (D) resolved to recommend that Parent's stockholders vote in favor of approval of the Parent Stock Issuance (collectively, the "Parent Board Recommendation").

(ii)           The Merger Sub Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, (C) directed that this Agreement be submitted to a vote by Parent, and (D) resolved to recommend that Parent vote in favor of adoption of this Agreement in accordance with the DGCL.

Section 4.04                                 SEC Filings; Financial Statements; Undisclosed Liabilities.

 (a)           SEC Filings. Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since February 15, 2021 (the "Parent SEC Documents"); provided, however, it is expressly understood that the Parent’s annual report on Form 10-K will not be filed prior to the execution hereof, but will be filed prior to March 31, 2021, the date by which it must be filed with the SEC. True, correct, and complete copies of all the Parent SEC Documents are publicly available on EDGAR. To the Knowledge of Parent, as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents. None of Parent's Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b)           Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders' equity, and cash flows of Parent and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c)           Undisclosed Liabilities. The audited balance sheet of Parent dated as of December 31, 2019, and the unaudited balance sheet dated September 30, 2020, contained in the Parent SEC Documents filed prior to the date hereof is hereinafter referred to as the "Parent Balance Sheet." Neither Parent nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Parent Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Parent Balance Sheet in the Ordinary Course of Business; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)           Nasdaq Compliance. Parent is in compliance with all of the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.05                                Litigation; Compliance.

(a)           There is no Legal Action pending, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of Parent, any officer or director of Parent or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount that would reasonably be expected to have, individually or in the aggregate, Material Adverse Effect; and (b) does not seek material injunctive or other material non-monetary relief. None of Parent or any of its Subsidiaries or any of their respective properties or assets is subject to any Order of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any officer or director of Parent.

(b)           Parent and each of its Subsidiaries is, and has been since January 1, 2020, in compliance with, all Laws or Orders applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective businesses or properties is bound. No Governmental Entity has issued any written notice or notification stating that Parent or any of its Subsidiaries is not in compliance with any Law.

Section 4.06                                Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Parent and each of its Subsidiaries has been conducted in the Ordinary Course of Business and there has not been or occurred any Parent Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect

Section 4.07                                Intellectual Property.

(a)           Right to Use; Title. The Parent or one of its subsidiaries is the sole and exclusive owner of all right, title, and interest in and to the Parent-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted ("Parent IP"), in each case, free and clear of all Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Validity and Enforceability. Parent or one of its Subsidiaries' rights in the Parent-Owned IP are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Parent IP and to protect and preserve the confidentiality of all trade secrets included in the Parent IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           Non-Infringement. To the knowledge of Parent, and except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the conduct of the businesses of Parent and any of its subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of Parent, no third party is infringing upon, violating, or misappropriating any Parent IP.

(d)           IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Parent, threatened: (i) alleging any infringement, misappropriation, or violation of the Intellectual Property of any Person by Parent or any of its Subsidiaries; or (ii) challenging the validity, enforceability, or ownership of any Parent-Owned IP or Parent or any of its Subsidiaries' rights with respect to any Parent IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Parent-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.08                                Employee Matters.

(a)           Employee Plan Compliance.

(i)           Each Parent Employee Plan (including any Multiemployer Plans) has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code;

(ii)           all Parent Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of Parent, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of Parent no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code;

(iii)           Parent and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Parent Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Parent Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP;

(iv)           there are no investigations, audits, inquiries, or Legal Actions pending or, to the Knowledge of Parent, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Parent Employee Plan;

(v)           there are no material Legal Actions pending, or, to the Knowledge of Parent, threatened with respect to any Parent Employee Plan (in each case, other than routine claims for benefits); and

(vi)           to the Knowledge of Parent, neither Parent nor any of its Parent ERISA Affiliates has engaged in a transaction that could subject Parent or any Parent ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(b)           Plan Liabilities. Neither Parent nor any Parent ERISA Affiliate has:

(i)           incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Parent Employee Plan and nothing has occurred that could constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Parent Employee Plan;

(ii)           except for payments of premiums to the PBGC which have been timely paid in full, not incurred any liability to the PBGC in connection with any Parent Employee Plan covering any active, retired, or former employees or directors of Parent or any Parent ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Parent Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA;

(iii)           Failed to comply with Section 601 et. seq. of ERISA and Section 4980B of the Code; or

(iv)           incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any Multiemployer Plan and nothing has occurred that presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such Multiemployer Plan which could result in any liability of Parent or any Parent ERISA Affiliate to any such Multiemployer Plan. No complete or partial termination of any Parent Employee Plan has occurred or is expected to occur.

(c)           Certain Parent Employee Plans. With respect to each Parent Employee Plan:

(i)            no such plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 413(c) of the Code and neither Parent nor any of its Parent ERISA Affiliates has now or at any time contributed to, sponsored, maintained, or had any liability or obligation in respect of any such Multiemployer Plan or multiple employer plan;

(ii)           no Legal Action has been initiated by the PBGC to terminate any such Parent Employee Plan or to appoint a trustee for any such Parent Employee Plan;

(iii)           no Parent Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv)           no "reportable event," as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Parent Employee Plan.

(d)           Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of Parent, threatened claims by or on behalf of any participant in any Parent Employee Plan, or otherwise involving any Parent Employee Plan or the assets of any Parent Employee Plan; and (ii) no Parent Employee Plan is presently or has since January 1, 2020, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(e)           Section 409A Compliance. Each Parent Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(f)           Health Plan Compliance. Each of Parent and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Parent Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

Section 4.09                                Employment Law Matters; Labor.

(a)           Employee Law Matters. Parent and each of its Subsidiaries: (i) is in material compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Parent Employees, and contingent workers; and (ii) is in material compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Parent Employees.

(b)           Labor. Neither Parent nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against Parent or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred since January 1, 2020, and no material work stoppage, slowdown, or labor strike against Parent or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred since January 1, 2020. None of the Parent Employees is represented by a labor organization, work council, or trade union, and there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at Parent or any of its Subsidiaries, or any Parent Employees. There are no Legal Actions, government investigations, or labor grievances pending, or threatened relating to any employment related matter involving any Parent Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.10                                Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)           Parent and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of Parent and its Subsidiaries as currently conducted.

(b)           Neither Parent nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of Parent, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to Parent or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c)           Neither Parent nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(d)           Neither Parent nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither Parent nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e)            Neither Parent nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 4.11                                Parent Material Contracts. All Parent Material Contracts are legal, valid, and binding on Parent or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Parent Material Contract; and (iii) neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any third party is in breach, or has received written notice of breach, of any Parent Material Contract.

Section 4.12                                Insurance. All insurance policies of Parent and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as Parent reasonably has determined to be prudent, taking into account the industries in which Parent and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither Parent nor any of its Subsidiaries is in breach or default, and neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and to the Knowledge of Parent: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 4.13                                 Brokers. Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby for which the Company would be liable in connection the Merger.

Section 4.14                                Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of Parent Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information based on information that were not supplied by or on behalf of Parent or Merger Sub.

Section 4.15                                Ownership of Company Stock. Neither Parent nor any of its Affiliates or Associates "owns" (as defined in Section 203(c)(9) of the DGCL) any shares of Company Stock.

 Section 4.16                                Intended Tax Treatment. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of Parent there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

ARTICLE V

COVENANTS

Section 5.01                                 Conduct of Business of the Company. Except as contemplated by this Agreement, any Transaction Document, in order to effect the transactions contemplated hereby or thereby, as required by applicable Law or any COVID-19 Reasonable Action or COVIID-19 Measure or with the prior written consent of Parent (which consent shall not be unreasonably withheld, condition or delayed and which will be deemed granted if Parent does not respond to a request for consent within five (5) Business Days), the Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, conduct its business in the Ordinary Course of Business, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries' business organization, to keep available the services of its and its Subsidiaries' current officers and employees, to preserve its and its Subsidiaries' present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)           amend or propose to amend its Charter Documents (other than in connection with the transactions contemplated by this Agreement);

(b)           (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

 (c)           issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms;

(d)           except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the Ordinary Course of Business, or (ii) adopt, enter into, amend, terminate, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the Ordinary Course of Business;

(e)           acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $25,000 in the aggregate;

(f)           (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting of non-exclusive licenses under the Company IP, in each case in the Ordinary Course of Business, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(g)           except for the Bridge Financing and the Bridge Loan Note, repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)           enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder, except in each case in the Ordinary Course of Business;

(i)           institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $25,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company's business without prior written consent of Parent (which consent will not unreasonably be withheld or delayed);

(j)           make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k)           except as required by Applicable Law, (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company's Balance Sheet), (ii) make or change (outside of the Ordinary Course of Business any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds (other than in connection with obtaining any refund of Taxes), or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(l)           enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m)           take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, including the restrictions on "business combinations" set forth in Section 203 of the DGCL, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n)           abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company IP, or grant any right or license to any Company IP other than pursuant to non-exclusive licenses entered into in the Ordinary Course of Business;

(o)           terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(p)           except to the extent expressly permitted by Section 5.04 or ARTICLE VII, take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger, or the other transactions contemplated by this Agreement; or

(q)           agree or commit to do any of the foregoing.

Section 5.02                                 Conduct of the Business of Parent. Except as contemplated by this Agreement, any Transaction Document, in order to effect the transactions contemplated hereby or thereby, as required by applicable Law or any COVID-19 Reasonable Action or COVIID-19 Measure or with the prior written consent of the Company (which consent shall not be unreasonably withheld, condition or delayed and which will be deemed granted if the Company does not respond to a request for consent within five (5) Business Days), Parent shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.02 of the Parent Disclosure Letter or as required by applicable Law, Parent shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)           amend its Charter Documents in a manner that would adversely affect the Company or the holders of Company Common Stock relative to the other holders of Parent Common Stock;

(b)           (i) split, combine, or reclassify any Parent Securities in a manner that would adversely affect the Company or the holders of Company Common Stock relative to the other holders of Parent Common Stock, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Parent Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(c)           acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger or other transactions contemplated by this Agreement;

(d)           adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(e)           except to the extent expressly permitted by Section 5.04 or ARTICLE VII, take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, impede, or materially delay the consummation of the Merger, or the other transactions contemplated by this Agreement; or

(f)           agree or commit to do any of the foregoing.

 Section 5.03                                Access to Information; Confidentiality.

(a)           From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent's Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company's representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

  (b)           Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated September 9, 2020, between Parent and the Company (the "Confidentiality Agreement"), which shall survive the termination of this Agreement in accordance with the terms set forth therein. This Agreement and the terms contained herein are "confidential information" subject to the terms of the Confidentiality Agreement.

Section 5.04                                 No Solicitation.

 (a)           Neither the Company, on the one hand, nor Parent, on the other hand, shall, and each shall cause their respective Subsidiaries not to, and shall not authorize or permit its or its respective Subsidiaries' directors, officers, employees, advisors, and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person's "Representatives") to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or: (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or Parent or any of their respective Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or Parent or any of their respective Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (ii) (A) except where the Company Board or the Parent Board, as applicable, makes a good faith determination, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or Parent, as applicable, or any of their respective Subsidiaries, or (B) approve any transaction under, or any third party becoming an "interested stockholder" under, Section 203 of the DGCL; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, an "Acquisition Agreement"). Neither the Company Board shall effect a Company Adverse Recommendation Change, nor shall the Parent Board effect a Parent Adverse Recommendation Change. The Company on the one hand, and Parent, on the other hand, shall, and shall cause their respective Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or Parent, as applicable, and any of their respective Subsidiaries that was furnished by or on behalf such party or its respective Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b)           In addition, the Company, on the one hand, and Parent, on the other hand, shall not and shall cause their respective subsidiaries not to: (i) participate in negotiations or discussions with any third party that has made a Takeover Proposal or (ii) furnish to any third party non-public information relating to such party or any of its respective Subsidiaries. Nothing contained herein shall prevent the Parent Board from disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Parent Board determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

(c)           The Company, on the one hand, and Parent, on the other hand, shall notify the other party promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by the such party (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to such party or any of its Subsidiaries or for access to the business, properties, assets, books, or records of such party or any of its Subsidiaries by any third party. In such notice, such party shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. Such party shall keep the other party fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.

(d)           Except as expressly permitted by this Section 5.04, neither the Company Board shall effect a Company Adverse Recommendation Change, nor shall the Parent Board effect a Parent Adverse Recommendation Change; or, in either case, enter into (or permit any of its respective Subsidiaries to enter into) an Acquisition Agreement.

 Section 5.05                                Parent Board Composition. As soon as reasonably practicable after the Closing, Parent Board shall cause Parent to increase the number of directors serving on the Parent Board from six (6), to eight (8). After such increase in the number of directors serving on the Parent Board is effected, the current directors serving on the Parent Board will cause the two (2) vacant seats on the Parent Board to be filled by appointment as follows, (i) one (1) member whom shall be Mike Wann; and (ii) the remaining one (1) member to be mutually agreed upon by Mike Wann and the other members of Parent's Board of Directors, for which such director must meet the requirements of an "independent director" pursuant to the rules and regulations of Nasdaq;

Section 5.06                                 Proxy Statement.

(a)           Preparation. In connection with the Parent Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, Parent shall prepare and file with the SEC the Proxy Statement. Parent shall notify the Company within a commercially reasonable time after the issuance of any stop order or suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Parent shall use its reasonable best efforts to: (A) cause the Proxy Statement to be mailed to Parent's stockholders as soon as commercially reasonable following Parent's preparation of the Proxy Statement, and (B) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Laws, and the rules and regulations thereunder in connection with the issuance of Parent Stock in the Merger, and the Company shall furnish to Parent all information concerning the Company as may be reasonably requested in connection with any such actions.

(b)           Disclosure. Parent and the Company shall furnish to the other party all information concerning such Person and its Affiliates required by the Securities Act or the Exchange Act to be set forth in the Proxy Statement. Each of Parent and the Company shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. Each of Parent and the Company shall take all steps necessary to amend or supplement the Proxy Statement, as applicable, and to cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of Company Stock and/or Parent Common Stock, in each case as and to the extent required by applicable Law.

Section 5.07                                 Company Stockholder Meeting; Notification of Appraisal Rights

(a)           Company Stockholder Meeting. The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement. Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to (a) solicit from the holders of Company Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (b) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Stock required by applicable Law to obtain such approval. The Company shall use its reasonable best efforts to cooperate with Parent to hold the Company Stockholders Meeting on the same day and at the same time as the Parent Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and to set the same record date for each such meeting. If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Company Stock at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.

 (b)           Notification of Appraisal Rights. Notice of the Company Stockholder Meeting shall notify the holders of Company Stock of their dissent and appraisal rights pursuant to Section 262 of the DGCL. The Stockholder Notice shall include therewith a copy of Section 262 of Delaware Law and all such other information as Parent shall reasonably request, and shall be sufficient in form and substance to start the twenty (20) day period during which a Stockholder must demand appraisal of such Stockholder's Common Stock as contemplated by Section 262(d)(2) of the DGCL. All materials submitted to holders of Company Stock in accordance with this Section 5.07(b) shall be subject to Parent's advance review and reasonable approval.

Section 5.08                                Parent Stockholders Meeting; Approval by Sole Stockholder of Merger Sub.

 (a)           Parent shall take all action necessary to duly call, give notice of, convene, and hold the Parent Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Parent shall mail the Proxy Statement to the holders of Parent Common Stock in advance of the Parent Stockholders Meeting. The Proxy Statement shall include the Parent Board Recommendation. Subject to Section 5.04 hereof, Parent shall use reasonable best efforts to: (i) solicit from the holders of Parent Common Stock proxies in favor of the approval of the Parent Stock Issuance; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Parent Common Stock required by applicable Law to obtain such approval. Parent shall use its reasonable best efforts to cooperate with Company to hold the Parent Stockholders Meeting on the same day and at the same time as the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and to set the same record date for each such meeting.

(b)           Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.

Section 5.09                                 Notices of Certain Events; Stockholder Litigation; No Effect on Disclosure Letter.

(a)           The Company shall notify Parent and the Merger Sub, and Parent and the Merger Sub shall notify the Company, promptly of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b), or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a), Section 6.03(b), or Section 6.03(c) of this Agreement (in the case of Parent and Merger Subs), to be satisfied.

(b)           The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced, or to the Company's Knowledge threatened, after the date hereof against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Mergers) and shall keep Parent reasonably informed regarding any such Legal Proceeding. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation and shall consider Parent's views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

(c)           Parent shall promptly advise the Company in writing after becoming aware of any Legal Action commenced, or to Parent’s Knowledge threatened, after the date hereof against Parent or any of its directors by any stockholder of Parent (on their own behalf or on behalf of Parent) relating to this Agreement or the transactions contemplated hereby (including the Mergers) and shall keep the Company reasonably informed regarding any such Legal Proceeding.

(d)           In no event shall: (i) the delivery of any notice by a party pursuant to this Section 5.09 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement; (ii) disclosure by the Company be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to the Company's representations or warranties; or (iii) disclosure by Parent be deemed to amend or supplement the Parent Disclosure Letter or constitute an exception to Parent's or Merger Subs' representations or warranties. This Section 5.09 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

Section 5.10                                 Employees; Benefit Plans.

 (a)           Parent shall prepare and deliver to the Company no later than ten (10) Business Days prior to the Closing, the Offer Letters for each employee anticipated to be employed by the Company as of immediately prior the Closing Date (the “Company Continuing Employees”). The Company shall use reasonable best efforts to distribute the Offer Letters to each Company Continuing Employee and to collect duly executed copies of the Offer Letters from each Company Continuing Employee as soon as reasonably practicable after delivery thereof.

(b)           If the conditions set forth in Section 2.07(a)(ii) are satisfied as of the date immediately prior to the Closing Date, then promptly following the Closing, Parent shall grant equity awards under the Parent Stock Plan (the “Purchaser Awards”) to each Company Continuing Employee who is an Unvested Equityholder. The determination of the value of any such Purchaser Awards shall be negotiated in good faith by the principals of the Company and Parent and finalized at least five (5) days prior to the Closing Date. For purposes of this Agreement, a determination of "value" of a Purchaser Award shall include all aspects of the Purchaser Award, including but not limited to, the exercise price per share of Parent Common Stock pursuant to the Purchaser Awards, the vesting period of the Purchaser Awards, and the inherent value of the liquidity of the Parent Common Stock.

 (c)           With respect to any "employee benefit plan" as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding any retiree healthcare plans or programs maintained by Parent or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries, and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, "Parent Benefit Plans") in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; (ii) such service was not credited under the corresponding Company Employee Plan; or (iii) for the purpose of equity compensation arrangements, as otherwise negotiated in good faith by the principals of the Company and Parent as set forth in Section 5.10(b).

(d)            Effective no later than the day immediately preceding the Closing Date, the Company shall terminate all Company Employee Plans maintained by the Company or its Subsidiaries; provided, that such Company Employee Plans can be terminated in accordance with their terms and applicable Law without any adverse consequences with respect to any Company ERISA Affiliate. No later than the day immediately preceding the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plans have been terminated.

(e)           This Section 5.10 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.10, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.10. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.10 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(f)           With respect to matters described in this Section 5.10, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

(g)           To the extent necessary to effect the treatment of Company Stock Options under the Company Stock Plan pursuant to Section 2.07, the Company will use its reasonable best-efforts to deliver to Parent the consents of all holders of Unvested Options required for the substitution and conversion of such Company Stock Options into Parent Stock Options, such consents to be in form and substance as reasonably acceptable to both parties.

Section 5.11                                 Directors' and Officers' Indemnification and Insurance.

 (a)           Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an "Indemnified Party") as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.11 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

 (b)           For six years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation (the "Indemnifying Parties") shall indemnify, defend, and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments, and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments, and fines as such expenses are incurred, subject to the Surviving Corporation's receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation's prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).

 (c)           The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) maintain in effect for a period of six years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Effective Time (provided, that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof); or (ii) obtain as of the Effective Time "tail" insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% percent of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.11(c) of the Company Disclosure Letter (the "Maximum Premium"). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors' and officers' insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium.

(d)           The obligations of Parent and the Surviving Corporation under this Section 5.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.11 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.11 applies shall be third party beneficiaries of this Section 5.11, each of whom may enforce the provisions of this Section 5.11).

 (e)           In the event Parent, the Surviving Corporation, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.11. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive, or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.11 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.12                                 Reasonable Best Efforts.

 (a)           Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.12), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party's counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under any applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).

 (b)           Without limiting the generality of the undertakings pursuant to Section Section 5.12(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over any Antitrust Laws (each such Governmental Entity, a "Governmental Antitrust Authority") information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification, report form, and related material and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement, and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made any applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 5.12(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

 (c)           In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or order so long as such requirement, condition, limitation, understanding, agreement, or order is only binding on the Company in the event the Closing occurs.

Section 5.13                                Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent, and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or other Governmental Entity to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 5.14                                Anti-Takeover Statutes. If any "control share acquisition," "fair price," "moratorium," or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board on the one hand, and Parent and the Parent Board on the other hand, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.15                                Section 16 Matters. Prior to the Effective Time, Parent and Merger Sub, shall each take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any acquisitions of Parent Common Stock (including derivative securities with respect to such shares) that are treated as acquisitions under such rule and result from the transactions contemplated by this Agreement by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent immediately after the Effective Time.

Section 5.16                                Stock Exchange Matters. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger (including shares of Parent Common Stock to be reserved for issuance upon exercise of Parent Stock Options and Parent Restricted Shares; in each case, to be issued pursuant to Section 2.07) to be listed on Nasdaq (or such other stock exchange as may be mutually agreed upon by the Company and Parent), subject to official notice of issuance, prior to the Effective Time.

Section 5.17                                Certain Tax Matters. Each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, use reasonable best efforts to obtain the tax opinions referenced in Section 6.02(e) and Section 6.03(e). None of the Company or Parent shall (and the Company and Parent shall cause their respective Subsidiaries not to) take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 5.18                                Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VI

CONDITIONS; CLOSING DELIVERABLES

Section 6.01                                Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing Date of each of the following conditions:

(a)           Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b)           Parent Stockholder Approval. The Parent Stock Issuance will have been approved by the Requisite Parent Vote.

(c)           Regulatory Approvals. All required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Laws.

 (d)           No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement.

(e)           Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 3.03 of the Company Disclosure Letter and Section 4.03(c) of the Parent Disclosure Letter and required to consummate the Merger, the Transaction Documents, the Parent Stock Issuance, and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a Material Adverse Effect.

(f)           Agreement Regarding Equity Plans. The principals of Parent and the Company shall have agreed as to the method and mechanics relating to the treatment of Company Stock Options and the Company Stock Plan as of the Effective Time pursuant to Section 2.07 hereof.

Section 6.02                                Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

 (a)           Representations and Warranties.

(i)           The representations and warranties of the Company set forth in ARTICLE III of this Agreement (other than the Company Fundamental Representations) shall be true and correct in all respects (without giving effect to any limitation indicated by the words "Material Adverse Effect," "in all material respects," "in any material respect," "material," or "materially") as of the date hereof and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ii)           the Company Fundamental Representations shall be true and correct in all respects as of the date hereof and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), in each case, except for de minimis failures to be true and correct.

 (b)           Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

 (c)           Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect in respect of the Company, or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect in respect of the Company.

(d)           Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

 (e)           Tax Opinion. Parent shall have received a written legal opinion, dated as of the Closing Date to the effect that, on the basis of certain facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.02(e), such counsel shall be entitled to receive and rely upon customary representation letters from Parent and the Company.

(f)           Audit. Company shall have retained Baker Tilly US, LLP ("Auditor") to conduct a full audit of Company's financial statements for fiscal year 2020, and such audit shall have been completed to Parent's satisfaction, in its sole and absolute discretion.

(g)           Registration Rights Agreement. Parent and each holder of Company Stock shall have executed such party’s Signature Page to the Registration Rights Agreement, and delivered executed copies of the same to the other parties hereto. The Registration Rights Agreement shall be effective upon Closing.

(h)           Bridge Loan and Bridge Loan Note. The Company and one of its stockholders, Evolution Media MC Holdings, LLC, shall have entered into that certain Convertible Promissory Note, an executed copy of which is attached hereto as Exhibit B (the “Bridge Loan Note”), which provides for a bridge loan to the Company for general corporate and working capital purposes, and on the terms and conditions set forth in the Bridge Loan Note (the “Bridge Loan”). The amount of the Bridge Loan shall be referred to as the “Bridge Loan Amount.”

 (i)           Voting Agreement. The officers, directors, and holders of 10% of the issued and outstanding Company Stock (the "Significant Stockholders") shall have executed each respective party's signature page to the Voting Agreement, and delivered executed copies of the same to Parent and Merger Sub. The Voting Agreement shall be effective upon Closing.

 (j)           D&O Resignations. Parent and Merger Sub shall have received letters of resignation addressed to Company, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit C (the “Resignations”), from each of the officers and directors of Company.

(k)           Lock Up Agreements. The officers, directors, and Significant Stockholders of Company shall have executed such party's signature page to the applicable Lock Up Agreement, and delivered executed copies of the same to Parent and Merger Sub.

(l)           Consent to Assignment Channel Agreement. The Company shall have received written notice from Microsoft Corporation consenting to the transactions contemplated by this Agreement, and waiving its right to terminate, that certain Minecraft Online Channel Agreement, dated April 24, 2017 (the "Channel Agreement"). Such notice to further provide confirmation that the Channel Agreement shall remain in full force and effect after the Effective Time, and shall have delivered such notice to Parent prior to the Closing Date.

(m)           Acceptance of Offer Letter by Company Employees. The Company employees shall have executed the applicable Offer Letters, and the Company shall have delivered the same to Parent.

Section 6.03                                Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

 (a)           Representations and Warranties.

 (i)           The representations and warranties of Parent and Merger Sub (other than the Parent Fundamental Representations) set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words " Material Adverse Effect," "in all material respects," "in any material respect," "material," or "materially") as of the date hereof and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(ii)           the Parent Fundamental Representations shall be true and correct in all respects as of the date hereof and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date), in each case, except for de minimis failures to be true and correct.

 (b)           Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

 (c)           Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect in respect of Parent, or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect in respect of Parent.

(d)           Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a), Section 6.03(b), and Section 6.03(c).

(e)           Employee Offer Letters. Parent shall have executed the Offer Letters and delivered such executed copies of the same to the Company.

(f)           Tax Opinion. The Company shall have received a written legal opinion , dated as of the Closing Date to the effect that, on the basis of certain facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.03(e), such counsel shall be entitled to receive and rely upon customary representation letters from Parent and the Company.

(g)           Registration Rights Agreement. Parent shall have executed such party’s Signature Page to the Registration Rights Agreement, and delivered executed copies of the same to the other parties thereto.

(h)           Lock Up Agreements. The officers and directors of Parent and Merger Sub shall have executed such party's signature page to the applicable Lock Up Agreement, and delivered executed copies of the same to Parent and Merger Sub.

ARTICLE VII

TERMINATION, AMENDMENT, AND WAIVER

Section 7.01                                 Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote) by the mutual written consent of Parent and the Company.

Section 7.02                                Termination By Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote):

 (a)           if the Merger has not been consummated on or before 11:59 P.M., Pacific Time, on April 30, 2021 (the "End Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

 (b)           if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order;

(c)           if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(d)           if the Parent Stock Issuance has been submitted to the stockholders of Parent for approval at a duly convened Parent Stockholders Meeting and the Requisite Parent Vote shall not have been obtained at such meeting (unless such Parent Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 7.03                                Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

(a)           if: (i) a Company Adverse Recommendation Change shall have occurred; or (ii) the Company shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 5.04 or Section 5.07; or

 (b)           if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Parent shall have given the Company at least thirty (30) days written notice prior to such termination stating Parent's intention to terminate this Agreement pursuant to this Section 7.03(b); provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

Section 7.04                                Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a)           if: (i) a Parent Adverse Recommendation Change shall have occurred; or (ii) Parent shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 5.04 or Section 5.07(a); or

 (b)           if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Company shall have given Parent at least thirty (30) days written notice prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 7.04(b); provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

Section 7.05                                 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

Section 7.06                                 Fees and Expenses Following Termination.

(a)           If this Agreement is terminated by:

(i)           Parent pursuant to Section 7.03, then, except for a breach for a failure by the Company to receive the Requisite Company Vote, the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, Parent's Expenses actually incurred by Parent on or prior to the termination of this Agreement; and

(ii)           the Company pursuant to Section 7.04, then, except for a breach for a failure by Parent to receive the Requisite Parent Vote, Parent shall pay to the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination, the Company's Expenses actually incurred by the Company on or prior to the termination of this Agreement; and

(b)           The parties acknowledge and hereby agree that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. If the Company, on the one hand, or Parent and Merger Sub, on the other hand, shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, the other party makes a claim against the non-paying party that results in a judgment, the non-paying party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys' fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the expenses of Parent, or Parent the expenses of Company, on more than one occasion.

(c)           Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07                                Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote or the Requisite Parent Vote, by written agreement signed by each of the parties hereto; provided, however, that: (a) following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Company Stock without such approval; and (b) following the receipt of the Requisite Parent Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Parent Common Stock without such approval.

Section 7.08                                Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01                                 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

"Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to a party hereof than those contained in the Confidentiality Agreement.

"Acquisition Agreement" has the meaning set forth in Section 5.04(a).

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, "control" (including, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

"Agreement" has the meaning set forth in the Preamble.

"Antitrust Laws" means (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or (B) any other Laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition ("Foreign Antitrust Laws" and, together with the HSR Act, the "Antitrust Laws").

"Associate" has the meaning set forth in Section 203(c)(2) of the DGCL.

"Balance Sheet" has the meaning set forth in Section 3.05(a).

"Book-Entry Share" has the meaning set forth in Section 2.01(c).

"Bridge Loan" has the meaning set forth in Section 6.02(h).

"Bridge Loan Amount" has the meaning set forth in Section 6.02(h).

"Bridge Loan Note" has the meaning set forth in Section 6.02(h).

"Business Day" means any day, other than Saturday, Sunday, or any day on which banking institutions located in Los Angeles are authorized or required by Law or other governmental action to close.

"Certificate" has the meaning set forth in Section 2.01(c).

"Certificate of Merger" has the meaning set forth in Section 1.03.

"Charter Documents" means the certificate of incorporation (including certificate of designations), by-laws, or like organizational documents, each as amended, of any Person.

"Closing" has the meaning set forth in Section 1.02.

"Closing Date" has the meaning set forth in Section 1.02.

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

"Code" has the meaning set forth in the Recitals.

"Company" has the meaning set forth in the Preamble.

"Company Adverse Recommendation Change" shall mean the Company Board: (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Parent, the Company Board Recommendation; (b) recommending a Takeover Proposal; (c) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer; (d) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; (e) making any public statement inconsistent with the Company Board Recommendation; or (f) resolving or agreeing to take any of the foregoing actions.

"Company Board" has the meaning set forth in the Recitals.

"Company Board Recommendation" has the meaning set forth in Section 3.02(b).

"Company Common Stock" has the meaning set forth in the Recitals.

"Company Continuing Employees" has the meaning set forth in Section 5.10(a).

"Company Disclosure Letter" means the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement.

"Company Employee" has the meaning set forth in Section 3.11(a).

"Company Employee Plans" has the meaning set forth in Section 3.11(a).

"Company Equity Award" means a Company Stock Option or a Company Restricted Share granted under one of the Company Stock Plan, as the case may be.

"Company ERISA Affiliate" means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a "single employer" within the meaning of Section 414 of the Code.

“Company Fundamental Representations” means each of the representations and warranties set forth in Sections 3.01 (Organization and Qualification of the Company), 3.02 (Authority and Board Approval), 3.04 (Capital Structure) and 3.23 (Brokers).

"Common Stock Merger Consideration" has the meaning set forth in Section 2.01(b).

"Company IP" has the meaning set forth in Section 3.08(d).

"Company IP Agreements" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

"Company Material Contract" has the meaning set forth in Section 3.15(a).

"Company-Owned IP" means all Intellectual Property that is owned by the Company, or one of its Subsidiaries, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to the Company with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for infringement, misappropriation, or other violation thereof.

"Company Preferred Stock" has the meaning set forth in the Recitals.

"Company Restricted Share" has the meaning set forth in Section 2.07(c).

"Company Securities" has the meaning set forth in Section 3.04(b)(iii).

"Company Stock" has the meaning set forth in the Recitals.

"Company Stock Option" has the meaning set forth in Section 2.07(a).

"Company Stock Plan" means the 2020 Equity Incentive Plan of the Company, as may be amended from time to time.

"Company Stockholders Meeting" means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

"Company Subsidiary Securities" has the meaning set forth in Section 3.04(d).

"Confidentiality Agreement" has the meaning set forth in Section 5.03(b).

"Consent" means the consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice of any Governmental Entity.

"Contracts" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

 “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other similar Law, Order, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including but not limited to, the Coronavirus Aid, Relief, Economic Security Act (CARES) and Families First Act.

“COVID-19 Reasonable Actions” means (x) any commercially reasonable action taken, or omitted to be taken, by an Acquired Company pursuant to any Law, directive, pronouncement or guideline issued by any Governmental Entity or industry group providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, any pandemic, epidemic or disease outbreak and (y) any commercially reasonable action taken, or omitted to be taken, by an Acquired Company to protect the business of such Acquired Company that is responsive to any pandemic, epidemic or disease outbreak; provided, however, that the Company shall provide five (5) Business Days' prior written notice to Parent before taking such actions.

"DGCL" has the meaning set forth in the Recitals.

"EDGAR" means the Electronic Data Gathering, Analysis, and Retrieval database of the SEC.

"Effective Time" has the meaning set forth in Section 1.03.

"End Date" has the meaning set forth in Section 7.02(a).

"Environmental Laws" means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Agent" has the meaning set forth in Section 2.02(a).

"Exchange Fund" has the meaning set forth in Section 2.02(a).

"Exchange Ratio" has the meaning set forth in Section 2.01(b).

"Expenses" means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the filing of any required notices under any Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement.

"GAAP" means United States generally accepted accounting principles.

"Governmental Antitrust Authority" has the meaning set forth in Section 5.12(b).

"Governmental Entity" means any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

"Hazardous Substance" shall mean: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

"Indemnified Party" has the meaning set forth in Section 5.11(a).

"Indemnifying Parties" has the meaning set forth in Section 5.11(b).

"Intellectual Property Assets" has the meaning set forth in Section 3.08(d).

"Intellectual Property" means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (g) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); and (h) rights of publicity; and (i) all other intellectual or industrial property and proprietary rights.

"Intellectual Property Registrations" means all Company-Owned IP that is subject to any issuance, registration, or application by or with any Governmental Entity or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing

"IRS" means the United States Internal Revenue Service.

"IT Systems" means all computer hardware (including network and telecommunications equipment) and Software (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by or to the Company or any of its Subsidiaries.

"Proxy Statement" has the meaning set forth in Section 3.19.

"Knowledge" means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of Michael Wann; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of Ann Hand.

"Laws" means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

"Lease" shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

 "Leased Real Estate" shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

"Legal Action" means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity.

"Liability" shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

"Liens" means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

"Lock Up Agreement" means that certain Lock Up Agreement, to be entered into by each officer and director of Parent, Merger Sub, and Company, and each significant holder of Company Stock, in the form attached hereto as Exhibit D, whereby the parties to the Lock Up Agreement agree to certain restrictions on each party's ability to dispose of shares of Parent Common Stock, subject to the terms and conditions set forth therein.

"Material Adverse Effect" means, with respect to any Person, any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition, or assets of such Person and its Subsidiaries, taken as a whole; or (b) the ability of such Person to consummate the transactions contemplated hereby on a timely basis; provided, that the effect of the following events, occurrences, facts, conditions and changes shall not be taken into account in determining whether a Material Adverse Effect with respect to such Person has occurred or is reasonably expected to occur:

(i)           any change or development in United States or non-U.S. banking, financial or securities markets, or general economic or business conditions (including any disruption thereof and any decline in the price of any security or any market index);

(ii)            any act of war, hostilities or terrorism, or any escalation or material worsening of any such hostilities;

(iii)            any earthquakes, hurricanes, tornadoes, flood, tsunami, natural disaster, act of God or other comparable event;

(iv) any epidemic, pandemic, or disease outbreak (including COVID-19), escalation or general worsening thereof, or compliance with COVID-19 Measures or laws, regulations, statutes, directives, pronouncements or guidelines issued by a Governmental Entity, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such laws, regulations, statutes, directives, pronouncements or guidelines or interpretations thereof following the date of this Agreement or any material worsening of such conditions threatened or existing as of the date of this Agreement;

(v)           any changes or prospective changes in any Law (or the interpretation or enforcement thereof) or actions taken to comply with such changes;

(vi)           changes or prospective changes in GAAP (or the interpretation thereof);

(vii)           the announcement or pendency of this Agreement or the performance of the transactions contemplated by this Agreement and/or the Transaction Documents;

(viii)           the taking of any action contemplated by this Agreement and/or the Transaction Documents, including the completion of the transactions contemplated hereby and thereby, and any action taken at the written request or with the written consent of the Company or Parent, or any of their respective Affiliates, and any failure to take any action, if such action is prohibited by this Agreement and/or the Transaction Documents;

(ix)           any failure of the Company, Parent, or their respective Subsidiaries, to meet, with respect to any period or periods, any internal or published projections, forecasts, predictions or estimates of earnings, revenues or other financial or operating metrics for any period ending before, on or after the date hereof (although any facts and circumstances that may have given rise or contributed to any such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect under this clause (ix);

provided, however, that any change, event, circumstance, development, effect, condition, matter, occurrence or state of fact set forth in the foregoing clauses (i), (ii), (iii), (v) and (vi) may be taken into account in determining whether there has been, is or would reasonably expected to be a Material Adverse Effect if such change, event, circumstance, development, effect, condition, matter, occurrence or state of fact has a disproportionate adverse effect on the applicable Person (taken as a whole) relative to other similarly situated Persons operating in the same industry.

"Maximum Premium" has the meaning set forth in Section 5.11(c).

"Merger" has the meaning set forth in Section 1.01.

"Merger Consideration" has the meaning set forth in Section 2.01(b)(iv).

"Merger Sub" has the meaning set forth in the Preamble.

"Merger Sub Board" has the meaning set forth in the Recitals.

"Multiemployer Plan" has the meaning set forth in Section 3.11(c).

"Nasdaq" has the meaning set forth in Section 2.01(e).

"Offer Letter" means the offers of employment submitted by Parent to the Company's employees regarding such employee's employment by Parent after the Closing Date, such Offer Letter to include the general terms of any Parent Equity Awards to be granted under the Parent Stock Plan.

"Order" has the meaning set forth in Section 3.10.

“Ordinary Course of Business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice (including, for the avoidance of doubt, recent past custom and practice in light of COVID-19 or COVID-19 Measures); provided, however, that any commercially reasonable action taken, or omitted to be taken, that relates to, or arises out of, any pandemic, epidemic or disease outbreak shall be deemed to be in the Ordinary Course of Business.

"Parent" has the meaning set forth in the Preamble.

"Parent Adverse Recommendation Change" shall mean the Parent Board: (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to the Company, the Parent Board Recommendation; (b) failing to include the Parent Board Recommendation in the Proxy Statement that is mailed to Parent's stockholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Parent Common Stock within ten Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by the Company) the Parent Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by Parent or the Person making such Takeover Proposal; (f) making any public statement inconsistent with the Parent Board Recommendation; or (g) resolving or agreeing to take any of the foregoing actions.

"Parent Benefit Plans" has the meaning set forth in Section 5.10(b).

"Parent Board" has the meaning set forth in the Recitals.

"Parent Board Recommendation" has the meaning set forth in Section 4.03(d)(i).

"Parent Common Stock" has the meaning set forth in the Recitals.

"Parent Disclosure Letter" means the disclosure letter, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

"Parent Equity Award" means a Parent Stock Option or a Parent Restricted Share, as the case may be.

"Parent ERISA Affiliate" means all employers, trades, or businesses (whether or not incorporated) that would be treated together with Parent or any of its Affiliates as a "single employer" within the meaning of Section 414 of the Code.

“Parent Fundamental Representations” means each of the representations and warranties set forth in Sections 4.01(a) (Organization; Standing and Power), 4.01(b)(Subsidiaries), 4.02 (Capital Structure), 4.03(a) (Authority), 4.03(d) (Board Approval), and 4.22 (Brokers).

"Parent Material Contract" means the following to which the Parent or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(a)           any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(b)           any Contract that purports to limit in any material respect the right of Parent or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(c)           any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of Parent or any of its Subsidiaries;

(d)           any Contract that contains any provision that requires the purchase of all or a material portion of Parent's or any of its Subsidiaries' requirements for a given product or service from a given third party, which product or service is material to Parent and its Subsidiaries, taken as a whole;

(e)           any material Contract that obligates Parent or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a "most favored nation" or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a "most favored nation" or similar covenant with any third party;

(f)           any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contact solely between Parent and its wholly-owned Subsidiaries or among Parent's wholly-owned Subsidiaries;

(g)           any employee collective bargaining agreement or other Contract with any labor union; or

(h)           any Parent IP Agreement material to the conduct of Parent's business.

"Parent-Owned IP" means all Intellectual Property that is owned by Parent, or one of its Subsidiaries, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to the Parent with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for infringement, misappropriation, or other violation thereof.

"Parent Preferred Stock" has the meaning set forth in the Recitals.

"Parent Restricted Share" means any Parent Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any Parent Stock Plan.

"Parent SEC Documents" has the meaning set forth in Section 4.04(a).

"Parent Securities" means, collectively, (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable for Parent Voting Debt or shares of capital stock of Parent, (B) options, warrants, or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any Parent Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Parent, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Parent, in each case that have been issued by Parent or its Subsidiaries.

"Parent Stock Consideration" has the meaning set forth in Section Section 2.01(b)(i).

"Parent Stockholders Meeting" means the special meeting of the stockholders of Parent to be held to consider the approval of the Parent Stock Issuance.

"Parent Stock Issuance" has the meaning set forth in the Recitals.

"Parent Stock Option" means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

"Parent Stock Plans" means the following plans, in each case as amended: Super League Gaming, Inc. 2014 Stock Option and Incentive Plan.

"Parent Voting Debt" means securities of Parent or any of its Subsidiaries that are convertible into or exchangeable for bonds, debentures, notes, or other indebtedness issued by Parent or any of its Subsidiaries that: (i) have the right to vote on any matters on which stockholders or equityholders of Parent or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of Parent or any of its Subsidiaries.

"PBGC" has the meaning set forth in Section 3.11(d).

"Permits" has the meaning set forth in Section 3.09(b).

"Person" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

"Platform Agreement" has the meaning set forth on Section 3.08(c).

"Preferred Stock Merger Consideration" has the meaning set forth in Section 2.01(b)(iv)

"Real Estate" means the Leased Real Estate.

"Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into between Parent and the holders of Company Stock regarding the registration of the shares constituting the Merger Consideration, in the form attached hereto as Exhibit E.

"Representatives" has the meaning set forth in Section 5.04(a).

"Requisite Company Vote" has the meaning set forth in Section 3.02(a).

"Requisite Parent Vote" has the meaning set forth in Section 4.03(a).

"Resignations" has the meaning set forth in Section 6.02(j).

"Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Significant Stockholders" has the meaning set forth in Section 6.02(i).

"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

"Surviving Corporation" has the meaning set forth in Section 1.01.

"Takeover Proposal" means with respect to the Company or Parent, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of a party hereto or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the Ordinary Course of Business) equal to 15% or more of the fair market value of such party's consolidated assets or to which 15% or more of such party's net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of a party hereto; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of the a party hereto; (d) merger, consolidation, other business combination, or similar transaction involving a party hereto or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated assets, net revenues, or net income of such party and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of a party hereto or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated assets, net revenues, or net income of such party and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Returns" means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transaction Documents" means this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Voting Agreement, the Registration Rights Agreement, the Bridge Loan Note,

"Treasury Regulations" means the Treasury regulations promulgated under the Code.

"Voting Agreement" means that certain Voting Agreement to be entered into between Parent, Merger Sub, and the Significant Stockholders, in the form attached hereto as Exhibit F.

"Voting Debt" has the meaning set forth in Section 3.04(c).

Section 8.02                                Interpretation; Construction.

(a)           The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," and the word "or" is not exclusive. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and does not simply mean "if." A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words "hereof," "herein," "hereby," "hereto," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Letter and Parent Disclosure Letter.

(b)           The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03                                 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

 Section 8.04                               Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.05                                 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action or proceeding with respect to this Agreement and the Transaction Documents, and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State Court of California, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal district courts within the State of California . Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06                                 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.06.

Section 8.07                                 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of an electronic document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Super League Gaming, Inc. 2912 Colorado Ave., Suite 203 Santa Monica, CA 90404 Attention: Ann Hand, President & CEO
with a copy (which will not constitute notice to Parent or Merger Sub) to:	Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 Attention: Jessica R. Sudweeks Email: jsudweeks@disclosurelawgroup.com
If to the Company, to:	Mobcrush Streaming, Inc. Email: mike@mobcrush.com Attention: Michael Wann, Chief Executive Officer
with a copy (which will not constitute notice to the Company) to:	Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036-8704 Attention: Carl Marcellino Email: carl.marcellino@ropesgray.com or to such other Persons, addresses, email addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08                                Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Parent Disclosure Letter, and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement and the Transaction Documents. In the event of any inconsistency between the statements in the body of this Agreement, the Transaction Documents, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.9                                No Third Party Beneficiaries. Except as provided in Section 5.11 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10                                Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11                                Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent's direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12                                Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13                                Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of California or any California state court, in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.14                                Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
COMPANY
By: /s/ Mike Wann Name: Michael Wann Title: President & CEO
PARENT
By: /s/ Ann Hand Name: Ann Hand Title: President & CEO
MERGER SUB
By/s/ Ann Hand Name: Ann Hand Title: President & CEO

ANNEX B

Form of Voting Agreement

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is entered into as of [●], 2021, by and among [SLGG/Mobcrush], Inc. a Delaware corporation (the “Company”), and the shareholder listed on the signature page hereto under the heading “Shareholder” (the “Shareholder”).

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, [SLGG/Mobcrush], and [Merger Sub], Inc., a Delaware corporation ("Merger Sub"), pursuant to which, among other things, the Company will [cause Merger Sub to merge with Mobcrush/merge with and into Merger Sub], as effected by the exchange of 0.528 shares of [Company/Super League] common stock, par value $0.001per share (the "Super League Stock"), for every one (1) share of Mobcrush common stock, par value $0.001 per share (the "Mobcrush Common Stock"), and preferred stock, par value $0.001 per share (the "Mobcrush Preferred Stock", and collectively with the Mobcrush Common Stock, the "Mobcrush Stock"), subject to certain exceptions, terms, and limitations, as more specifically set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Shareholder owns, collectively, those certain securities of the Company (the “Shareholder Securities”) set forth on Appendix “1” attached hereto, which represent in the aggregate approximately [●]% of the total issued and outstanding voting securities of the Company, on an as converted basis; and

WHEREAS, as a condition to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), [Super League/Mobcrush] has required that each Shareholder agree, and in order to induce the other parties to the Transaction to enter into the Merger Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all the Shareholder Securities now owned and which may hereafter be acquired by the Shareholder and any other securities, if any, which such Shareholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of shareholders of the Company (the “Other Securities”) necessary or desirable to approve the Transaction and each of the proposals contemplated thereby, each as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE SHAREHOLDER

SECTION 1.01. Agreement to Approve Merger Agreement and Transaction. Subject to the last sentence of this Section 1.01, Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities and the Other Securities in favor of approving (i) the Merger Agreement in substantially the form as is attached hereto as Exhibit A, and (ii) the Transaction (collectively, the “Initial Shareholder Approval”). The obligations of the Shareholder under this Section 1.01 shall terminate immediately following the occurrence of the Initial Shareholder Approval.

[SECTION 1.02. Agreement to Adopt Equity Award Plan. Subject to the last sentence of this Section 1.02, following (or concurrently with in the event of the actions in Section 1.01 above and this Section 1.02 occurring simultaneously) the Company's receipt of the requisite number of votes required to approve the Merger Agreement and Transaction, as contemplated by Section 1.01 hereinabove, the Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities and Other Securities (a) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled; and (b) for any proposal not inconsistent with the above that is necessary or desirable by the Company’s Board of Directors to approve, or in furtherance of, the Transaction (together, “Secondary Shareholder Approval”). Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement). The obligations of the Shareholder under this Section 1.02 shall terminate immediately following the occurrence of the Secondary Shareholder Approval.]

[Section 1.02 Agreement Not to Approve Actions Contrary to Merger Agreement. Subject to the last sentence of this Section 1.02, following (or concurrently with in the event of the actions in Section 1.01 above and this Section 1.02 occurring simultaneously) the Company's receipt of the requisite number of votes required to approve the Merger Agreement and Transaction, as contemplated by Section 1.01 hereinabove, the Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities and Other Securities (a) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled; and (b) for any proposal not inconsistent with the above that is necessary or desirable by the Company’s Board of Directors to approve, or in furtherance of, the Transaction (together, “Secondary Shareholder Approval”). Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement). The obligations of the Shareholder under this Section 1.02 shall terminate immediately following the occurrence of the Secondary Shareholder Approval.]

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Shareholder hereby makes the following representations and warranties to the Company:

SECTION 2.01. Authority Relative to This Agreement. Each Shareholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict.

(a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shareholder Securities or the Other Securities owned by such Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shareholder Securities or the Other Securities owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shareholder Securities or Other Securities owned by such Shareholder are bound.

(b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Shareholder.

SECTION 2.03. Title to the Stock. As of the date hereof, each Shareholder is the owner of the Shareholder Securities set forth opposite such Shareholder’s name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which the Shareholder Securities represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. The Shareholder Securities are all the securities of the Company owned, either of record or beneficially, by such Shareholder. The Shareholder Securities are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder’s voting rights, charges and other encumbrances of any nature whatsoever. No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shareholder Securities or Other Securities owned by such shareholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. Notwithstanding anything herein to the contrary, the Shareholder hereby covenants and agrees that until the date the Initial Shareholder Approval [and Secondary Shareholder Approval] [has/have] been obtained, except as contemplated by this Agreement, such Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Shareholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Shareholder Securities or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Shareholder may assign, sell or transfer any Shareholder Securities or Other Securities provided that any such recipient of the Shareholder Securities or Other Securities has delivered to the Company a written agreement in a form reasonably satisfactory to the Company that the recipient shall be bound by, and the Shareholder Securities and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Shareholder Securities or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Shareholder Approval is required pursuant to the Securities Purchase Agreement, it will cause holders of Shareholder Securities or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under the Securities Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Shareholder Securities and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Shareholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Company shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Shareholder with respect to the subject matter hereof.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the State of Delaware or the United States District Court located in Delaware. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of Delaware or the District of Delaware by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07. Termination. Except as set forth in Section 3.01 with respect to the Shareholder’s obligations set forth in Section 3.01, this Agreement shall terminate immediately following closing of the Transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, each Shareholder and the Company has duly executed this Agreement.

THE COMPANY:

[SUPER LEAGUE GAMING, INC. / MOBCRUSH STREAMING, INC.]

By:

Name:
Title:

Dated: [●], 2021

SHAREHOLDER: [ ]

Dated: [●], 2021

Address:

APPENDIX 1

Shareholder	Common Stock Owned	Voting Percentage of Stock Outstanding
[●]	[●]	[●]%

ANNEX C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2021, is entered into by and between Super League Gaming, Inc., a Delaware corporation (the “Company”), and and each of the signatories hereto (each a “Shareholder” and collectively, the “Shareholders”) ..

WHEREAS, Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain Agreement and Plan of Merger, by and between the Company and Mobcrush Streaming, Inc., a Delaware corporation ("Mobcrush"), dated as of [●], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”); and

WHEREAS, the Company has agreed, upon the terms and subject to the conditions of the Merger Agreement, to issue shares of the Company's Common Stock (as defined below) to the Shareholders in exchange for their shares of Mobcrush, and to provide the Shareholders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby  acknowledged, the Company and the Shareholder hereby agree as follows:

1.           DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which such Common Stock may hereinafter be reclassified.

b. “Person” means any individual or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Register,” “registered,” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

d. “Registrable Securities” means all of the shares of the Company's Common Stock which have been, or which may, from time to time be issued or become issuable to the Shareholders under the Merger Agreement (without regard to any limitation or restriction on purchases), and any and all shares of capital stock issued or issuable with respect to the Merger Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Merger Agreement.

e. "Registration Period" means the period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Initial Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction and without the need for current public information pursuant to Rule 144.

f. “Registration Statement” means one or more registration statements of the Company covering only the sale of the Registrable Securities.

g. "Required Shareholders" means, as of any date of determination, the Shareholders holding a majority of the Registrable Securities as of such date.

h. “SEC” means the U.S. Securities and Exchange Commission.

2.           REGISTRATION.

a.           Mandatory Registration. No later than ninety (90) days from the date of the consummation of the transactions contemplated by the Merger Agreement (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement (the “Initial Registration Statement”) covering the resale of all of the Registrable Securities on a continuous basis pursuant to Rule 415 of the Securities Act. The Initial Registration Statement filed hereunder shall be on Form S-3; provided, that if Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (x) register the resale of the Registrable Securities on another appropriate form and (y) undertake to register the resale of Registrable Securities on Form S-3 as soon as such form is available, provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the staff of the SEC. No Shareholder shall be named as an “underwriter” in the Initial Registration Statement without such Shareholder’s prior written consent. Such Initial Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Initial Registration Statement shall not include any shares of Common Stock or other securities for the account of any other Person (including the Company) without the prior written consent of the Required Shareholders. The Initial Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(b) to the Shareholders and their counsel prior to its filing or other submission. If (i) the Initial Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, or (ii) prior to the effective date of the Initial Registration Statement, the Company shall fail to file any pre-effective amendment to the Initial Registration Statement required to be filed by the SEC or otherwise respond to comments from the SEC within thirty (30) days from the date of receipt of such comments (a “Response Failure”), the Company will make payments to each Shareholder, as liquidated damages and not as a penalty, in an amount equal to 0.5% of the aggregate value of the Merger Consideration paid to such Shareholder in exchange for such Shareholder's shares of Mobcrush Stock on the Closing Date pursuant to the Merger Agreement (such amount, with respect to each Shareholder, the “Merger Consideration Amount”) for the first 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Initial Registration Statement is filed with respect to the Registrable Securities, or following a Response Failure, as the case may be, and 1.0% of such Shareholder’s Merger Consideration Amount for each 30-day period thereafter or pro rata for any portion thereof for which no Initial Registration Statement is filed with respect to the Registrable Securities, or following a Response Failure, as the case may be; provided, that the maximum payments to any Shareholder pursuant to this Section 2(a)(i) shall not exceed 5.0% of such Shareholder’s Merger Consideration Amount. Such payments shall constitute the Shareholders’ exclusive monetary remedy for such events, but shall not affect the right of the Shareholders to seek injunctive relief.

b.           Piggy-Back Registrations. If, at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to Shareholder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, Shareholder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities that Shareholder requests to be registered or such amount as otherwise shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Shareholder under Rule 415 under the Securities Act; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

c.           Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Shareholders and their counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Shareholders shall use their reasonable best efforts to comment upon such prospectus within three (3) Business Days from the date the Shareholders receives the final pre-filing version of such prospectus.

d.           Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Sections 2(a) and (b)) as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use it reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

e.          Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Shareholders under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, of the Shareholders and their legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(d) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Shareholders. Notwithstanding any provision herein or in the Merger Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Shareholders’ obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(e).

3.           RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

b.          The Company shall permit the Shareholders to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which the Shareholders or their counsel reasonably objects. The Shareholders shall use their reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Business Days from the date the Shareholders receive the final version thereof. The Company shall furnish to the Shareholders, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c.           Upon request of any Shareholder, the Company shall furnish to such Shareholder, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as such Shareholder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Shareholder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the requesting Shareholder. For the avoidance of doubt, any filing available to the Shareholders via the SEC’s live EDGAR system shall be deemed “furnished to the Shareholders” hereunder.

d.           The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Shareholders reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Shareholders who hold Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e.           As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Shareholders in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Shareholders (or such other number of copies as a Shareholder may reasonably request). The Company shall also promptly notify the Shareholders in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Shareholders by email or facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

f.           The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Shareholders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g.           The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on Nasdaq. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(g).

h.           The Company shall cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Shareholders may reasonably request and registered in such names as the Shareholders may request.

i.              The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j.           If reasonably requested by the Shareholders, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Shareholders believe should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

k.           The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l.           The Company shall notify the Shareholders by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Shareholders with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. Thereafter, if requested by the Shareholders at any time, the Company shall require its counsel to deliver to the Shareholders a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Shareholders for sale of all of the Registrable Securities.

m.           The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Shareholders of Registrable Securities pursuant to any registration statement.

4.           OBLIGATIONS OF THE SHAREHOLDERS.

a.           Each Shareholder agrees to complete and deliver to the Company the Selling Stockholder Questionnaire attached heretoas Exhibit A. In addition to the information provided by each Shareholder in the Selling Stockholder Questionnaire, the Company shall notify the Shareholders in writing of the information the Company reasonably requires from the Shareholders in connection with any registration statement hereunder. The Shareholders shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.           The Shareholders agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

c.           The Shareholders agree that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Shareholders will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Shareholders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(e).

5.           EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.           INDEMNIFICATION.

a.           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Shareholders, each Person, if any, who controls any Shareholder, the members, the directors, officers, partners, employees, agents, representatives of each Shareholder and each Person, if any, who controls any Shareholder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Shareholders furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Shareholders to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Shareholder pursuant to Section 9.

b.           In connection with the Registration Statement or any New Registration Statement, the Shareholders, and each of them, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Shareholders and furnished to the Company by the Shareholders expressly for use in connection with such registration statement; and, subject to Section 6(d), the Shareholders will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld; provided, further, however, that the Shareholders shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Shareholders as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Shareholders pursuant to Section 9.

c.           Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.           CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.           REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:

a.           make and keep public information available, as those terms are understood and defined in Rule 144;

b.           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c.           furnish to the Shareholders so long as the Shareholders owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Shareholders to sell such securities pursuant to Rule 144 without registration; and

d.            take such additional action as is requested by the Shareholders to enable the Shareholders to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be requested from time to time by the Shareholders and otherwise fully cooperate with each Shareholder and such Shareholder’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Shareholders shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9.
ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholders. The Shareholders may not assign their rights under this Agreement without the written consent of the Company.

10.           AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.           MISCELLANEOUS.

a.           A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.           Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Super League Gaming, Inc.
2912 Colorado Ave., Suite 203
Santa Monica, CA 90404
Attention: Ann Hand, President & CEO

With a copy to (which shall not constitute notice or service of process):

Disclosure Law Group, a Professional Corporation
655 West Broadway, Suite 870
San Diego, CA 92101
Attention: Jessica R. Sudweeks
Email: jsudweeks@disclosurelawgroup.com

If to the Shareholder:

With a copy to (which shall not constitute notice or service of process):

Ropes & Gray LLP
1211 Avenue of the Americas New York, NY 10036-8704
Attention: Carl Marcellino
Email: carl.marcellino@ropesgray.com.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or email account containing the time, date, recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c.           The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d.           This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Merger Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

e.           Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f.           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g.           This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

h.           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j.           This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

SUPER LEAGUE GAMING, INC.

By:______________________
Name: Ann Hand
Title: President & CEO

SHAREHOLDER:

[NAME]
BY: [NAME OF MANAGER/ENTITY]

By:_______________________
Name:
Title:

EXHIBIT A
(Selling Stockholder Questionnaire)

SUPER LEAGUE GAMING, INC.

Selling Stockholder Notice and Questionnaire

The undersigned understands that the Super League Gaming, Inc., a Delaware Corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of those shares of Common Stock issuable in connection with the transactions contemplated by that certain Agreement and Plan of Merger, by and between the Company and Mobcrush Streaming, Inc., a Delaware corporation, dated as of March 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”).

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registerable Securities are advised to consult their own securities law counsel regarding the consequences of being names or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)
Full Legal Name of Selling Stockholder

(b)
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)
Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a)
Are you a broker-dealer?

Yes ☐  No ☐

(b)
If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐  No ☐

Note:
If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)
Are you an affiliate of a broker-dealer?

Yes ☐  No ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐  No ☐

Note:
If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)
Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ______________	Beneficial Owner:
By: Name: Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

[ADD NAME AND ADDRESS]

ANNEX D

April 21, 2021
Super League Gaming, Inc.
2912 Colorado Avenue, Suite #203
Santa Monica, California 90404

Attention: Board of Directors

Members of the Board:

You have requested our opinion with respect to the fairness, from a financial point of view, to Super League Gaming, Inc. (“Parent”) of the Merger Consideration (as defined below) to be paid by Parent pursuant to the terms of the Agreement and Plan of Merger, dated as of March 9, 2021 (the “Agreement”), by and among Parent, Mobcrush Streaming Inc. (the “Company”), and SLG Merger Sub II, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement. Pursuant to the Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge (the “Merger”) with and into the Company, the Company will become a wholly-owned subsidiary of Parent, and each share of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company, and preferred stock, par value $0.0001 per share (“Company Preferred Stock” and together with the Company Common Stock, the “Company Capital Stock”), of the Company outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive 0.528 shares (such number of shares, as it may be adjusted in accordance with the terms of the Agreement, including Schedule 2.01(b) thereto, the “Merger Consideration”) of common stock, par value $0.001 per share (“Parent Common Stock”), of Parent.

In arriving at our opinion, we have reviewed the Agreement and certain publicly available business and financial information relating to Parent. We have also reviewed certain other information relating to the Company and Parent, including financial forecasts relating to the Company for the fiscal years ending December 31, 2021 and December 31, 2022 prepared by the management of the Company and revised and provided to us by the management of Parent (the “Company Projections) , and have met with the managements of the Company and Parent and certain of their respective representatives to discuss the businesses and prospects of the Company and Parent. We also reviewed estimates prepared and provided to us by the management of Parent with respect to the cost savings and revenue synergies, net of costs necessary to achieve such cost savings and revenue synergies (the “Synergies Estimates”) anticipated by such management to result from the Merger. We have also considered certain financial data of the Company and Parent and certain stock market data of Parent, in each case for the period through January 29, 2021 (the “Valuation Date”), and we have compared that data with similar data for the period through the Valuation Date for other companies with publicly traded equity securities in businesses we deemed similar to those of the Company, and we have considered, to the extent publicly available prior to or on the Valuation Date, the financial terms of certain other business combinations and other transactions which have been completed or announced and which we deemed relevant. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and, with your consent, we have assumed and relied upon such information being complete and accurate in all respects material to our analyses and this opinion. With respect to the Company Projections that we have relied upon for purposes of our analyses, we have been advised by the managements of the Company and Parent, and we have assumed with your consent, that such forecasts and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of each of the Company and Parent as to the future financial performance of the Company. With respect to the Synergies Estimates that we have relied upon for purposes of our analyses, we have been advised by the management of Parent, and we have assumed with your consent, that such estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Parent as to the cost savings and revenue synergies, net of costs necessary to achieve such cost savings and revenue synergies, anticipated by such management to result from the Merger, and will be realized in the amounts and the times indicated thereby. At your direction, we have assumed that the Company Projections and the Synergies Estimates are a reasonable basis upon which to evaluate the Company and the Merger, and at your direction we have relied upon the Company Projections and the Synergies Estimates for purposes of our analyses and this opinion. We express no view or opinion with respect to the Company Projections or the Synergies Estimates, or the assumptions and methodologies upon which they are based.

For purposes of our analyses and this opinion, we have been advised and we have assumed that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger and that the Merger will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals.

Our opinion addresses only the fairness, from a financial point of view, to Parent of the Merger Consideration to be paid by Parent in the Merger pursuant to the Agreement and does not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Merger or the fairness of the amount or nature of, or any other aspect relating to, any compensation, if any, or consideration to be received by or otherwise payable to any officers, directors, employees, security holders or affiliates of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. We have assumed that Parent has or will obtain such advice or opinions from the appropriate professional sources. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based on information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of Parent Common Stock actually will be when issued to the holders of Company Capital Stock pursuant to the Agreement or the prices or ranges of prices at which Parent Common Stock may be purchased or sold at any time. Economics Partners assumed that the Parent Common Stock to be issued in the Merger will be listed on the Nasdaq Stock Market as of the consummation of the Merger. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Parent, nor does it address the underlying business decision of the Board of Directors of Parent to proceed with or effect the Merger.

We are entitled to receive a fee from Parent upon the rendering of our opinion. In addition, Parent has agreed to reimburse us for certain of our expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. Economics Partners and its affiliates in the past have provided valuation services to Mobcrush for which services Economics Partners and its affiliates have received compensation, including, during the past two years, providing 409a valuation services. In addition, Economics Partners and its affiliates may in the future provide management consulting and financial advice and services to Mobcrush, Super League Gaming and their respective affiliates for which advice and services Economics Partners and its affiliates would expect to receive compensation.

It is understood that this letter is for the information of the Board of Directors of Parent (in its capacity as such) and does not constitute advice or a recommendation to any security holder of Parent or the Company as to how such security holder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Parent in the Merger pursuant to the Agreement is fair, from a financial point of view, to Parent.

Very truly yours,

/s/ Economics Partners, LLC

Economics Partners, LLC

ANNEX E

Audited Consolidated Financial Statements of Mobcrush Streaming, Inc. as of December 31, 2020 and 2019, and the Notes Related Thereto

Mobcrush Streaming, Inc. Consolidated Financial Statements Periods Ended December 31, 2020 and 2019

Mobcrush Streaming, Inc. Contents

Report of Independent Registered Public Accounting Firm	E-4

Consolidated Financial Statements

Consolidated Balance Sheets	E-5

Consolidated Statements of Operations	E-6

Consolidated Statements of Stockholders’ Equity (Deficit)	E-7

Consolidated Statements of Cash Flows	E-8

Notes to the Consolidated Financial Statements	E-9 – E-24

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Mobcrush Streaming, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Mobcrush Streaming Inc. and its subsidiaries (the Company) as of December 31, 2020 (Successor) and 2019 (Predecessor), the related consolidated statements of operations, stockholders' equity and cash flows for the period from May 5, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to May 4, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 (Successor) and 2019 (Predecessor), and the results of its operations and its cash flows for the for the period from May 5, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to May 4, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

We have served as the Company's auditor since 2021.

Irvine, California
April 19, 2021

Mobcrush Streaming, Inc.
Consolidated Balance Sheets

	Successor	Prececessor
	December 31, 2020	December 31, 2019

Assets
Current Assets
Cash and cash equivalents	$1,712,103	$2,865,694
Accounts receivable	1,134,216	947,001
Prepaid expenses	215,647	324,962
Unbilled revenue	-	7,600
Total current assets	3,061,966	4,145,257

Property and equipment - Net	21,035	43,009
Intangible Assets	2,500,952	-
Goodwill	1,115,919	-
TOTAL ASSETS	$6,699,872	$4,188,266

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$934,111	$655,017
Accrued expenses	1,323,175	1,204,581
Deferred revenue	180,000	18,661
Convertible note due to stockholder	-	3,127,543
Total current liabilities	2,437,286	5,005,802
Commitments and Contingencies (Note 9)

Stockholders’ Equity (Deficit)
Series Seed preferred stock, $0.0001 par value; 3,036,264 shares authorized, issued and outstanding at December 31, 2019; liquidation preference of $2,600,258 at December 31 2019	-	2,600,258
Series Seed-1 preferred stock, $0.0001 par value; 1,569,961 shares authorized, issued and outstanding at December 31, 2019; liquidation preference of $2,999,993 at December 31 2019	-	2,299,993
Series A preferred stock, $0.0001 par value; 15,979,351 and 3,267,496 shares authorized, issued and outstanding at December 31, 2020 and 2019; liquidation preference of $15,979,351 and $13,252,964 at December 31 2020 and 2019	3,414,972	11,249,989
Series A-1 preferred stock, $0.0001 par value; 7,263,341 shares authorized, 4,539,605 shares issued and outstanding at Decembeer 31, 2020; liquidation preference of $4,999,921 at December 31, 2020	4,891,283	-
Series B preferred stock, $0.0001 par value; 3,917,958 shares authorized, 3,917,949 shares issued and outstanding at Decembeer 31, 2019; liquidation preference of $19,999,954 at December 31, 2019	-	19,808,899
Common stock, $0.01 and $0.0001 par value at December 31, 2020 and 2019; 27,237,530 and 20,000,000 shares authorized at December 31, 2020 and 2019; 1,000 and 4,442,399 shares issued and outstanding at December 31, 2020 and 2019	10	40,901
Additional paid-in capital	66,445	915,429
Accumulated deficit	(4,110,124)	(37,733,005)
Total stockholders’ equity (deficit)	4,262,586	(817,536)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,699,872	$4,188,266

The accompanying notes are an integral part of these consolidated financial statements.

Mobcrush Streaming, Inc.

Consolidated Statements of Operations

	Successor	Predecessor	Predecessor
	Period form May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019

Revenues	$4,456,992	$2,070,483	$3,973,876
Cost of sales	2,967,036	1,201,850	2,823,994
Gross Profit	1,489,956	868,633	1,149,882

Operating Expenses
Selling and marketing expenses	1,211,419	1,001,255	1,992,673
Research and development expenses	2,117,869	1,432,701	3,712,227
General and administrative expenses	2,262,548	1,721,947	3,053,139
Loss from Operations	(4,101,880)	(3,287,270)	(7,608,157)

Other Income (Expense)
Interest income	-	9,323	51,518
Interest expense	-	(53,591)	(12,560)
Other income (expense)	(8,244)	(2,960)	(14,422)
Total Other Income (Expense)	(8,244)	(47,228)	24,536

Net Loss	$(4,110,124)	$(3,334,498)	$(7,583,621)

The accompanying notes are an integral part of these consolidated financial statements.

 Mobcrush Streaming, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)

	Series Seed Preferred Stock		Series Seed-1 Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated
Predecessor	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2019	3,036,264	$2,600,258	1,569,961	$2,299,993	3,267,496	$11,249,989	3,917,949	$19,808,899	4,422,399	$40,901	$546,168	$(30,149,384)	$6,396,824

Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	369,261	-	369,261
Net loss	-	-	-	-	-	-	-	-	-	-		(7,583,621)	(7,583,621)

Balance at December 31, 2019	3,036,264	$2,600,258	1,569,961	$2,299,993	3,267,496	$11,249,989	3,917,949	$19,808,899	4,422,399	$40,901	$915,429	$(37,733,005)	(817,536)

Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	132,826	-	132,826
Net loss	-	-	-	-	-	-	-	-	-	-		(3,334,498)	(3,334,498)

Balance at May 3, 2020	3,036,264	$2,600,258	1,569,961	$2,299,993	3,267,496	$11,249,989	3,917,949	$19,808,899	4,422,399	$40,901	$1,048,255	$(41,067,503)	$(4,019,208)

	Series A Preferred Stock		Series A-1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated
Successor	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at May 4, 2020	-	$-	-	$-	-	$-	$-	$-	$-

Issuance of common stock	-	-	-	-	1,000	10	-	-	10
Issuance of Series A preferred stock for cash and ssignment of note receivable	15,979,351	3,414,972	-	-	-	-	-	-	3,414,972
Issuance of Series A-1 preferred stock, net of issuance costs of $108,638			4,539,605	4,891,283					4,891,283
Stock-based compensation expense	-	-	-	-	-	-	66,445	-	66,445
Net loss	-	-	-	-	-	-		(4,110,124)	(4,110,124)

Balance at December 31, 2020	15,979,351	$3,414,972	4,539,605	$4,891,283	1,000	$10	$66,445	$(4,110,124)	$4,262,586

  The accompanying notes are an integral part of these consolidated financial statements.

 Mobcrush Streaming, Inc.
Consolidated Statement of Cash Flows

	Successor	Predecessor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Cash Flows From Operating Activities
Net loss	$(4,110,124)	$(3,334,498)	$(7,583,621)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	356,061	12,121	44,256
Loss (gain) on disposal of fixed assets	(521)	-	1,010
Stock-based compensation expense	66,445	132,826	369,261
Non-cash interest expense	-	53,591	12,561
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(706,865)	519,650	249,832
Prepaid expenses	(39,321)	148,636	(97,720)
Unbilled receivables	4,516	3,084	544,600
Accounts payable	45,991	233,103	543,268
Accrued expenses	723,107	(599,220)	127,553
Deferred revenue	180,000	(18,661)	18,661
Net cash used in operating activities	(3,480,711)	(2,849,368)	(5,770,339)

Cash Flows From Investing Activities:
Purchases of property and equipment	(12,137)	(13,268)	(16,698)
Proceeds from disposal of fixed assets	10,610	-	-
Net cash used in investing activities	(1,527)	(13,268)	(16,698)

Cash Flows From Financing Activities
Proceeds from issuance of common and preferred stock, net of $108,638 offering costs	5,191,283	-	-
Principal borrowings from the CARES Act loan	-	546,810	-
Principal repayments on the CARES Act loan	-	(546,810)	-
Proceeds from issuance of convertible promissory notes	-	-	3,114,982
Net cash (used in) provided by financing activities	5,191,283	-	3,114,982

Net (Decrease) Increase in Cash and Cash Equivalents	1,709,045	(2,862,636)	(2,672,055)
Cash and Cash Equivalents at Beginning of Period	3,058	2,865,694	5,537,749
Cash and Cash Equivalents at End of Period	$1,712,103	$3,058	$2,865,694

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-	$-
Income taxes	$8,765	$2,959	$14,422

Non-cash investment and financing activities
Issuance of preferred stock in exchange for assignment of note receivable	$3,114,982	$-	$-
Noncash assets and liabilities acquired from Mobcrush, Inc.	$3,114,982	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Mobcrush Streaming, Inc.
Notes to the Consolidated Financial Statements

1. Organization and Business

Nature of operations

Mobcrush Streaming, Inc. (“the Company”) was formed on April 1, 2020. The Company provides mobile livestreaming services. On May 4, 2020, the Company acquired the assets of Mobcrush, Inc., which was formed on July 17, 2014. Among the assets acquired were the wholly owned stock of INPvP, LLC. The financial results of this wholly owned subsidiary are included in these consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.

2. Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. As a result of the change in control of the Company on May 4, 2020, Mobcrush Streaming, Inc. applied the acquisition method of accounting with respect to the assets and liabilities of Mobcrush, Inc. and its subsidiary INPvP, LLC that it acquired, which were remeasured to fair value as of the date of the transaction. The Company’s consolidated financial statements for periods following the close of the transaction are labeled “Successor” and reflect Mobcrush Streaming Inc.’s basis of accounting in the new fair values of the assets and liabilities of Mobcrush Inc. acquired businesses. All periods prior to the close of the transaction reflect the historical accounting basis in the Company’s assets and liabilities and are labeled “Predecessor”. The Company’s consolidated financial statements and footnotes include a black line division, which appears between the columns titled Predecessor and Successor, which signifies that the amounts shown for the periods to and following the May 4, 2020 transaction are not comparable. See Note 4 for additional information on the May 4, 2020 transaction.

3. Summary of Significant Accounting Principles

Going concern uncertainties and liquidity requirements

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The consolidated financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern. Since inception, the Company has incurred losses and negative cash flows from operations. Management expects to incur additional operating losses and negative cash flows from operations in the foreseeable future as the Company continues its product development programs. For the years ended December 31, 2020 and 2019, the Company incurred net losses had cash used in operations as follows:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Net loss	$(4,110,124)	$(3,334,498)	$(7,583,621)
Cash used in operations	$(3,480,711)	$(2,849,368)	$(5,770,339)

As of December 31, 2020, the Company had cash and cash equivalents of approximately $1,712,000 and an accumulated deficit of approximately $4,110,000.

Based on the Company’s current level of expenditures, the Company believes that its existing cash and cash equivalents as of December 31, 2020 will not provide sufficient funds to enable it to meet its obligations for the next 12 months from the issuance of the Company’s consolidated financial statements as of and for the year ended December 31, 2020.

On March 9, 2021, the Company entered into an agreement to be acquired by a public company (see Note 13). Should this acquisition not be consummated, the Company plans to raise additional capital by selling shares of capital stock or other equity or debt securities. However, the Company can give no assurance that such capital will be available on favorable terms or at all. The Company may need additional financing thereafter until it can achieve profitability.

Although the Company is actively pursuing the aforementioned sale of the Company, if the transaction is not completed the Company may not be able to raise cash on terms acceptable to the Company or at all. There can be no assurance that the Company will be successful in obtaining additional funding. Financings, if available, may be on terms that are dilutive to shareholders, and the prices at which new investors would be willing to purchase the Company’s securities may be lower than the current price of ordinary shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of ordinary shares. If additional financing is not available or is not available on acceptable terms, the Company could be forced to delay, reduce, or eliminate its research and development programs or future commercialization efforts, which could adversely affect its future business prospects and its ability to continue as a going concern. .

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the stage of completion of contracts, realization of deferred tax assets, accrued liabilities, stock-based compensation and the fair value of the Company’s Common Stock and Preferred Stock.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less at the date of purchase to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment, computers, software, and furniture and fixtures are depreciated over periods ranging from five to seven years, and leasehold improvements over the shorter period of the lease or the life of the asset. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Acquisitions

For acquisitions that meet the definition of a business under ASC 805, the Company records the acquisition using the acquisition method of accounting. All of the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration, when applicable, are recorded at fair value at the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The application of the acquisition method of accounting requires management to make significant estimates and assumptions in the determination of the fair value of assets acquired and liabilities assumed in order to properly allocate purchase price consideration. For acquisitions that do not meet the definition of a business under ASC 805, the Company accounts for the transaction as an asset acquisition.

Goodwill and intangible assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit's carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

The Company conducted its annual impairment test of goodwill as of December 31, 2020. As a result of this test, the Company recorded no impairment charge to its goodwill for the year ended December 31, 2020.

Intangible assets consist of trademarks, purchased customer and advertiser relationships, influencers/content creators, and purchased technology. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from 4 to 10 years. No significant residual value is estimated for intangible assets. The Company evaluates long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

The Company’s evaluation of its long-lived assets completed during the years ended December 31, 2020 and 2019 resulted in no impairment charges.

Amortization expense for intangible assets was approximately $339,000 during the period from May 4, 2020 through December 31, 2020;$0 during the period from January 1, 2020 through May 3, 2020;and $0 during 2019.

Future amortization on intangible assets for the next five years is as follows:

2021	$508,571
2022	508,571
2023	508,571
2024	501,905
2025	281,571

Preferred stock

The Company records Preferred Stock at fair value on the dates of issuance, net of issuance costs. Preferred stock is recorded as stockholders’ equity.

Income taxes

For the years ended December 31, 2020 and 2019 income taxes are recorded in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. Under this method, the Company records deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates expected to be in effect when the differences are expected to reverse. Valuation allowances are provided when necessary to reduce net deferred tax assets to the amount that is more likely than not to be realized. Based on the available evidence, the Company is unable, at this time, to support the determination that it is more likely than not that its deferred tax assets will be utilized in the future. Accordingly, the Company recorded a full valuation allowance as of December 31, 2020 and 2019. The Company intends to maintain valuation allowances until sufficient evidence exists to support its reversal.

Current income taxes (benefits) are based upon the year's income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Revenue recognition

Revenue is recognized when the Company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. In this regard, revenue is recognized when: (i) the parties to the contract have approved the contract (in writing, orally, or in accordance with other customary business practices) and are committed to perform their respective obligations; (ii) the entity can identify each party’s rights regarding the goods or services to be transferred; (iii) the entity can identify the payment terms for the goods or services to be transferred; (iv) the contract has commercial substance (that is, the risk, timing, or amount of the entity’s future cash flows is expected to change as a result of the contract);and (v) it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

The Company generates revenues and related cash flows from (i) platform generated sales transactions, and (ii) advertising and third-party content.

Platform Generated Sales Transactions

The Company generates in-game Platform sales revenues via digital goods sold within the platform, including cosmetic items, durable goods, player ranks and game modes, leveraging the flexibility of the Microsoft Minecraft Bedrock platform, and powered by the InPvP cloud architecture technology platform.  Revenue is generated when transactions are facilitated between Microsoft and the end user, either via in-game currency or cash.

Revenue for digital goods sold on the platform is recognized when Microsoft (our partner) collects the revenue and facilitates the transaction on the platform. Revenue for such arrangements includes all revenue generated, bad debt, make goods, and refunds of all transactions managed via the platform by Microsoft.  The revenue is recognized on a reconciled monthly basis. Payments are made to the Company monthly by Microsoft based on the reconciled sales revenue generated.

Advertising and Third-Party Content Revenue

The Company generates content through digital experiences that offer opportunities for generating advertising revenue across social platforms and influençer activations including live streaming. The Company’s technology allows creators to live stream to their fans across multiple social platforms and integrate with a sponsored message or ad placement during the session.

For advertising and third-party content arrangements that include performance obligations satisfied over time, customers typically simultaneously receive and consume the benefits under the arrangement as the Company satisfies its performance obligations, over the applicable contract term. As such, revenue is recognized over the contract term based upon progress toward complete satisfaction of the contract performance obligations (typically utilizing a time, effort or delivery-based method of estimation). Payments are typically due from customers once delivery is complete for shorter campaigns.  In the case of some longer campaigns, the Company can break out the campaign billables into installments.

Revenue billed or collected in advance is recorded as deferred revenue until the event occurs or until applicable performance obligations are satisfied as described above. As of December 31, 2020, the Company expects 100% of total deferred revenue to be realized in less than a year.

Revenue was comprised of the following for the periods presented:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period form January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Platform generated	$1,312,164	$796,245	$1,702,455
Advertising and content	3,144,828	1,274,238	2,221,421
Other	̶	̶	50,000
Total revenue	$4,456,992	$2,070,483	$3,973,876

Research and development

The Company engages in new product development efforts. Research and development expenses relating to possible future products are expensed as incurred.

Leases

The Company leases all its office space and may enter into various other operating lease agreements in conducting its business. At the inception of a lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Operating lease expenses are recognized in the consolidated statement of operations on a straight-line basis over the term of the related lease. Some of the Company’s lease agreements may contain renewal options, tenant improvement allowances, rent abatements or rent escalation clauses. When such items are included in a lease agreement, the Company records a deferred rent asset or liability on the consolidated balance sheet equal to the difference between the rent expense and cash rent payments.

Stock-based compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation- Stock Compensation. The Company accounts for all stock-based compensation awards using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite service period.

The Company follows ASC 505-50, Equity-Based Payments to Non-Employees, for stock options issued to consultants and other non-employees. In accordance with ASC 505-50, these stock options issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option, whichever can be more clearly determined. The fair value of the equity instrument, which is revalued at each reporting period, is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

Recent accounting standards adopted

In May 2014, the FASB issued ASC 606, “Revenue from Contracts with Customers.” This standard superseded nearly all existing revenue recognition guidance under GAAP. Under this standard, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. This standard also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. The Company adopted this standard prior to January 1, 2019.

Recent accounting standards not yet adopted

In February 2016, the FASB issued an ASU that requires lessees to present right-of-use assets and lease liabilities on the balance sheet. The new guidance is to be applied using a modified retrospective approach at the beginning of the earliest comparative periods in the financial statements and is effective for fiscal years beginning after December 15, 2021 and early adoption is permitted. The Company is evaluating the impact that this guidance will have on its financial position, results of operations and financial statement disclosures.

In June 2016, the FASB issued guidance on the measurement and recognition of credit losses on most financial assets. For trade receivables, loans, and held-to-maturity debt securities, the current probable loss recognition methodology is being replaced by an expected credit loss model. For available-for-sale debt securities, the recognition model on credit losses is generally unchanged, except the losses will be presented as an adjustable allowance. The guidance will be applied retrospectively with the cumulative effect recognized as of the date of adoption. The guidance will become effective at the beginning of the Company’s first quarter of the fiscal year ending December 31, 2021 but can be adopted as early as the beginning of the first quarter of fiscal year ending December 31, 2020. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

4. Acquisition of Mobcrush, Inc.

On May 4, 2020, the Company entered into Asset Purchase Agreement with Mobcrush, Inc., a Delaware Corporation (“Seller”), whereby the Company acquired assets and assumed certain liabilities of the Seller, which included the wholly owned stock of its subsidiary INPvP, LLC (“the Acquisition”). Consideration for the Acquisition consisted of the forgiveness of the convertible promissory note described in Note 6.

The acquisition of Mobcrush, Inc. was accounted for as a business combination using the acquisition method pursuant to FASB ASC Topic 805. As the acquirer for accounting purposes, the Company has estimated the Purchase Price, assets acquired and liabilities assumed as of the acquisition date, with the excess of the Purchase Price over the fair value of net assets acquired recognized as goodwill. An independent valuation expert assisted the Company in determining these fair values.

The Purchase Price allocation as of the acquisition date is presented as follows:

May 4, 2020
Purchase price:
Forgiveness of debt, at fair value	$3,114,982
Total Purchase Price	$3,114,982

Purchase price allocation:
Cash	$3,058
Accounts receivable	427,351
Other current assets	180,842
Property and equipment	36,000
Identifiable intangible assets	2,840,000
Goodwill	1,115,919
Total identifiable assets required	$4,603,170
Accounts payable	(888,120)
Accrued expenses	(600,068)
Net assets acquired	$3,114,982

The allocation of the purchase price for Mobcrush, Inc.’s intangible assets were as follows:

	Estimated	Useful Life
	Fair Value	(Years)
Developed technology	$1,140,000	4-5
Customer relationships	200,000	7
Advertiser relationships	500,000	10
Influencers / content creators	600,000	5
Trademarks	400,000	5
Total intangible assets	$2,840,000

5. Balance Sheet Components

Property and Equipment

Property and equipment consisted of the following:
	Successor	Predecessor
December 31,	2020	2019
Computer and equipment	$38,048	$330,568
Leasehold improvements	̶	25,070
Furniture and fixtures	̶	93,026
Software	̶	7,840
	38,048	456,504
Less accumulated depreciation and
amortization	(17,013)	(413,495)
	$21,035	$43,009

Depreciation expense was approximately $17,000 during the period from May 4, 2020 through December 31, 2020; $12,000 during the period from January 1, 2020 through May 3, 2020; and $44,000 during 2019. Depreciation expense is included in general and administrative expenses in the consolidated statement of operations.

Accrued Expenses

Accrued expenses consisted of the following:
	Successor	Predecessor
December 31,	2020	2019
Accrued partner expenses	$599,587	$248,050
Accrued payroll & payroll taxes	386,247	495,825
Accrued infrastructure expenses	190,303	213,937
Accrued commission	115,802	54,522
Other accrued expenses	31,236	192,247
Total accrued expenses	$1,323,175	$1,204,581

6. Debt

Convertible Promissory Note

In December 2019, the Company issued a $3,114,982 convertible promissory note to a minority stockholder. The note bore interest at 5% compounded annually and was due at the earlier of January 31, 2020 or the closing of the next equity financing. Upon the next equity financing, the note was to be automatically converted into the shares issued in the equity financing at a conversion price equal to 75% of the price per share paid in the equity financing. In May 2020, the note holder formed Mobcrush Streaming, Inc. and assigned the note to that company. On May 4, 2020, in connection with Mobcrush Streaming, Inc.’s purchase of the assets of Mobcrush, Inc., the note plus accrued interest balance of $3,181,134 was forgiven. The fair value of the loan forgiveness was considered part of the purchase price consideration (see Note 4).

CARES Act Payroll Protection Program Loan

During 2020 the Company received and repaid $546,810 in loans under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

7. Stockholders’ Equity

Mobcrush, Inc. (Predecessor)

The Amended and Restated Certificate of Incorporation dated September 8, 2016 authorized the issuance of 20,000,000 shares of Common Stock and 11,791,679 shares of Preferred Stock, with a par value of $0.0001 per share.

Preferred Stock

During 2019 and the period from January 1, 2020 through May 3, 2020, the following shares of Mobcrush, Inc. preferred stock were outstanding: 3,036,264 shares of Series Seed; 1,569,961 shares of Series Seed-1; 3,267,496 shares of Series A; and 3,917,949 shares of Series B.

Conversion

At the option of the holder, shares of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock were convertible into Common Stock at a conversion rate of one-to-one, subject to adjustments for stock dividends, splits, combinations and similar events. Automatic conversion would occur in the event of a firmly underwritten public offering of Common Stock of the Company with total proceeds to the Company of at least $30,000,000, before deduction of underwriters' commissions and expenses.

Redemption

The shares of the Series Seed, Series Seed-1, Series A, and Series B Preferred Stock were redeemable only upon acquisition or liquidation of the Company.

Liquidation preference

With respect to any distributions in connection with a liquidation, dissolution or winding up of the Company, or in connection with the sale of voting control of all or substantially all of the assets of the Company, by way of merger, acquisition, consolidation or similar transaction, prior to any distribution to Common Stockholders, the holders of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock were entitled to receive $0.8564, $1.4650, $4.0560, and $5.1047 per share, respectively, plus any declared but unpaid dividends, adjusted to reflect any dividends previously paid. If, upon the occurrence of such event, the assets and funds distributed among the holders of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amounts, the entire assets and funds of the Company legally available shall be distributed ratably among the Preferred Stock holders in proportion to the preferential amount to which each holder is entitled.

After payment of the liquidation preferences, the holders of Common Stock were entitled to receive the remaining assets of the Company available for distribution to its stockholders pro rata based on the number of shares of Common Stock held by each holder.

Voting rights

The holders of vested shares of Common Stock shall be entitled to vote on any matter submitted to a vote of the stockholders and each such holder shall be entitled to one vote per share of Common Stock held. The holders of Series Seed, Series Seed-1, Series A, and Series B Preferred Stock shall be entitled to vote together with the Common Stock as a single class on any matter submitted to a vote of the stockholders, and shall be entitled to the number of votes equal to the number of Common Stock issuable upon conversion of their respective shares of Preferred Stock at the time such shares are voted. The holders of a majority of the Preferred Stock have additional voting rights as specified in the Company’s Amended and Restated Certificate of Incorporation.

Mobcrush Streaming, Inc. (Successor)

The Amended and Restated Certificate of Incorporation dated May 29, 2020 authorize the issuance of 27,237,530 shares of Common Stock with a par value of $0.01 per share, and 23,242,692 shares of Preferred Stock with a par value of $0.0001 per share.

Preferred Stock

In May 2020 upon inception of Mobcrush Streaming, Inc., the Company issued 1,000 shares of common stock and 15,979,351 shares of Series A preferred stock to the convertible promissory note holder described in Note 6. As consideration for the shares, the investor paid cash of $300,000 and assigned the note receivable to Mobcrush Streaming, Inc. The fair value of the assigned note receivable was determined to be $3,114,982.

During the period from May 4, 2020 through December 31, 2020, the Company issued an aggregate of 4,539,605 shares of Series A-1 preferred stock for proceeds of approximately $4,891,000, net of issuance costs of approximately $109,000.

Conversion

At the option of the holder, shares of Series A and Series A-1 Preferred Stock are convertible into Common Stock at a conversion rate of one-to-one, subject to adjustments for stock dividends, splits, combinations and similar events. Automatic conversion will occur in the event of a firmly underwritten public offering of Common Stock of the Company with total proceeds to the Company of at least $30,000,000, before deduction of underwriters' commissions and expenses.

Redemption

The shares of the Series A and Series A-1 Preferred Stock are redeemable only upon acquisition or liquidation of the Company.

Liquidation preference

With respect to any distributions in connection with a liquidation, dissolution or winding up of the Company, or in connection with the sale of voting control of all or substantially all of the assets of the Company, by way of merger, acquisition, consolidation or similar transaction, prior to any distribution to Common Stockholders, the holders of Series A and Series A-1 Preferred Stock are entitled to receive $1.00 and $1.1014 per share, respectively, plus any declared but unpaid dividends, adjusted to reflect any dividends previously paid. If, upon the occurrence of such event, the assets and funds distributed among the holders of Series A and Series A-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amounts, the entire assets and funds of the Company legally available shall be distributed ratably among the Preferred Stock holders in proportion to the preferential amount to which each holder is entitled.

After payment of the liquidation preferences, the holders of Common Stock are entitled to receive the remaining assets of the Company available for distribution to its stockholders pro rata based on the number of shares of Common Stock held by each holder.

Voting rights

The holders of vested shares of Common Stock shall be entitled to vote on any matter submitted to a vote of the stockholders and each such holder shall be entitled to one vote per share of Common Stock held. The holders of Series A and Series A-1 Preferred Stock shall be entitled to vote together with the Common Stock as a single class on any matter submitted to a vote of the stockholders, and shall be entitled to the number of votes equal to the number of Common Stock issuable upon conversion of their respective shares of Preferred Stock at the time such shares are voted. The holders of a majority of the Preferred Stock have additional voting rights as specified in the Company’s Amended and Restated Certificate of Incorporation.

8. Equity Awards

In 2014, the Board of Directors of Mobcrush, Inc. approved the Mobcrush, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The Plan provided for the issuance of Common Stock options, appreciation rights, and other awards to employees, directors, and consultants. The number of shares that may be issued under the Plan was not to exceed 4,416,538 shares. Options issued under the Plan generally vested over a four-year period with cliff vesting for the first year and had a 10-year expiration date. During 2020, the 2014 Plan terminated upon the sale of Mobcrush, Inc.’s assets to Mobcrush Streaming, Inc.

In 2020, the Board of Directors of Mobcrush Streaming, Inc. approved the Mobcrush Streaming, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The Plan provided for the issuance of Common Stock options, appreciation rights, and other awards to employees, directors, and consultants. The number of shares that may be issued under the Plan may not exceed 3,993,838 shares. Options issued under the Plan generally vest over a four-year period with cliff vesting for the first year and have a 10-year expiration date.

The Company adopted the fair value recognition provisions in accordance with authoritative guidance related to equity-based payments. Compensation expenses in 2020 and 2019 include the portion of awards vested in the periods for all equity-based awards granted, based on the grant date fair value estimated using a Black-Scholes option valuation model, consistent with authoritative guidance, using the weighted average assumptions in the table below:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Expected volatility	76.00%	47.67%	47.67%
Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	0.11%	2.8%	2.8%
Expected term in years	3.00	2.00	2.00

Expected Volatility - The expected volatility is based on a peer group in the industry in which the Company does business.

Dividend Yield - The Company has not, and does not, intend to pay dividends.

Risk-free Interest Rate - The Company applies the risk-free interest rate based on the U.S. Treasury yield in effect at the time of the grant consistent with the expected term of the award.

Expected Term in Years - The Company calculated the expected term using the Simplified Method. This method uses the average of the contractual term of the option and the weighted average vesting period in accordance with authoritative guidance.

Forfeitures - Share-based compensation expense recognized in the consolidated statement of operations is based on awards ultimately expected to vest, reduced for estimated forfeitures. Authoritative guidance applicable to equity-based compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. A forfeiture rate of 0% was used for 2020 and 2019.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company in accordance with authoritative guidance.

A summary of the Company’s share option activity is as follows:

2014 Plan (Predecessor)
	Number of Shares	Weighted Average Exercise Price	Intrinsic Value*
Options outstanding at January 1, 2019	2,830,363	$1.44	$1,339,634
Granted	188,749	$1.91
Options outstanding at December 31, 2019	3,019,112	$1.47	$1,348,125
Granted	218,145	$1.91	-
Forfeited	(3,237,257)	$1.50	-
Options outstanding at May 4, 2020	-	$-	$-
Options vested and exercisable at May 4, 2020	-	$-	$-

* The estimate of fair value of the Company’s Common Stock on December 31, 2019 was $1.91 per share.

During the period from January 1, 2020 through May 3, 2020 and the year ended December 31, 2019, share-based compensation expense of approximately $133,000 and $369,000, respectively, was included in general and administrative expenses in the consolidated statement of operations.

The weighted average fair value of grant date awards granted during the period from January 1, 2020 through May 3, 2020 and the year ended December 31, 2019 was $0.54 and $0.54 per share, respectively.

2020 Plan (Successor)
	Number of Shares	Weighted Average Exercise Price	Intrinsic Value*
Options outstanding at May 4, 2020	-	$-	$-
Granted	3,306,220	$0.17	-
Options outstanding at December 31, 2020	3,306,220	$0.17	$-
Options vested and exercisable at December 31, 2020	545,129	$0.17	$-

* The estimate of fair value of the Company’s Common Stock on December 31, 2020 was $0.17 per share.

Additional information regarding options outstanding as of December 31, 2020 is as follows:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Number Exercisable	Weighted Average Remaining Contractual Life in Years
$0.17	3,306,220	9.73	545,129	9.72
	3,306,220	9.73	545,129	9.72

The intrinsic value for options exercised represents the difference between the estimate of fair value based on the valuation of the shares on the date of exercise and the exercise price of the share option.

During the period from May 4, 2020 through December 31, 2020, share-based compensation expense of approximately $66,000 was included in general and administrative expenses in the consolidated statement of operations.

As of December 31, 2020, there was approximately $176,000 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted average period of 3.37 years.

The weighted average fair value of grant date awards granted during the period May 4, 2020 through December 31, 2020 was $0.08 per share. There were 687,618 stock option shares available to be issued at December 31, 2020.

9. Commitment and Contingencies

Operating leases

Rent expense, net of sublease income, was approximately$0 during the period from May 4, 2020 through December 31, 2020; $370,000 during the period from January 1, 2020 through May 3, 2020; and $338,000 for the year ended December 31, 2019. The facility lease of Mobcrush, Inc. was not among the assets acquired by Mobcrush Streaming, Inc. on May 4, 2020 and was terminated. The Company did not enter into any leases or subleases subsequent to that date. As such, the Company has no future lease commitments as of December 31, 2020.

Litigation

In the normal course of business, the Company may possibly be named as a defendant in various lawsuits; there are no such lawsuits currently pending nor is management aware of any such potential lawsuits.

10. Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

The Company maintains cash balances at financial institutions located in California. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Customers

The Company grants unsecured credit to its customers based on an evaluation of the customer’s financial condition and a cash deposit is generally not required. Management believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit-related losses.

During the period from May 4, 2020 through December 31, 2020, the Company had three major customers that accounted for approximately 29%, 14%, and 14%, respectively, of the Company’s total revenues. At December 31, 2020, the amounts receivable (payable) from these customers were approximately $198,000, $240,000, and ($40,000).

During the period from January 1, 2020 through May 3, 2020, the Company had three major customers that accounted for approximately 38%, 29%, and 27%, respectively, of the Company’s total revenues.

During 2019, the Company had two major customers that accounted for approximately 42% and 12%, respectively, of the Company’s total revenues. At December 31, 2019, the amounts receivable from these customers were approximately $209,000 and $480,000.

11. Income Taxes

Coronavirus Aid, Relief and Economic Security Act

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) was enacted and signed into law in response to the market volatility and instability resulting from the COVID-19 pandemic. It includes a significant number of tax provisions and lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (the 2017 Act). The changes are mainly related to: (1) the business interest expense disallowance rules for 2019 and 2020; (2) net operating loss rules; (3) charitable contribution limitations; (4) employee retention credit; and (5) the realization of corporate alternative minimum tax credits. The Company does not anticipate the application of the CARES Act provisions to materially impact the overall Consolidated Financial Statements.

The components of current income tax expense are as follows:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 May 3, 2020	Year ended December 31, 2019
Federal	$̶	$̶	$̶
State	̶	̶	̶
Total income tax expense	$̶	$̶	$̶

Significant components of the Company's net deferred tax asset at December 31, 2020 and 2019 are as follows:

	Successor	Predecessor
December 31,	2020	2019
Deferred tax assets:
Net operating loss	$958,000	$9,114,000
Depreciation and amortization	58,000	̶
Credits	̶	1,011,000
Other	̶	̶
Total deferred tax assets	1,016,000	10,125,000
Valuation allowance	(1,016,000)	(10,125,000)
Net deferred tax assets	$̶	$̶

In assessing the realizability of deferred tax assets of approximately $1,016,000 at December 31, 2020 management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total provision for income taxes follows:

	Successor	Predecessor
	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Year ended December 31, 2019
Computed expected tax expense	$(863,000)	$(700,000)	$(1,593,000)
State taxes, net of federal benefit	̶	̶	̶
Non-deductible expenses	15,000	696,000	90,000
Change in valuation allowance	848,000	4,000	1,503,000
Total income tax expense	$--	$̶	$̶

Realization of a portion of the Company’s deferred tax assets is dependent upon the Company generating sufficient taxable income in future years to obtain benefit from the reversal of temporary differences.

Management considered all available evidence under existing tax law and anticipated expiration of tax statutes and determined that a valuation allowance was required as of December 31, 2020 and 2019, respectively, for those deferred tax assets that are not expected to provide future tax benefits.

At December 31, 2020, the Company has available net operating loss carryforwards of approximately $3,834,000 for federal income tax purposes, all of which were generated after 2017 and can be carried forward indefinitely under the Tax Cuts and Jobs Act.

At December 31, 2020, the net operating losses for state purposes are approximately $2,194,000 and will begin to expire in 2035 if not utilized.

At December 31, 2020, the Company has federal and state income tax credit carryforwards of approximately $0 and $0, respectively. The federal credit carryovers begin to expire in 2038. The state credit carryovers do not expire.

The Company has not completed a study to determine whether any ownership change per the provisions of Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions, has occurred. Utilization of the Company's net operating loss and income tax credit carryforwards may be subject to a substantial annual limitation due to ownership changes that may have occurred or that could occur in the future. These ownership changes may limit the amount of the net operating loss and income tax credit carryover that can be utilized annually to offset future taxable income. In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Uncertain tax positions

In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company has no material uncertain tax positions as of December 31, 2020.

The Company recognizes interest and penalties related to unrecognized tax positions within the income tax expense line in the accompanying consolidated statement of operations. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2020 and 2019.

The Company is subject to U.S. federal and state income tax, and in the normal course of business, its income tax returns are subject to examination by the relevant taxing authorities. As of December 31, 2020, the 2017 – 2020 tax years remain subject to examination in the U.S. federal tax and various state tax jurisdictions. However, to the extent allowed by law, the taxing authorities may have the right to examine the period from 2013 through 2020 where net operating losses and income tax credits were generated and carried forward and make adjustments to the amount of the net operating loss and income tax credit carryforward amount. The Company is not currently under examination by federal or state jurisdictions.

12. Related Party Transactions

In December 2019, the Company issued a $3,114,982 convertible promissory note to a minority stockholder. See Notes 4, 6, and 7.

13. Subsequent Events

The Company has evaluated subsequent events through April 19, 2021, the date which the consolidated financial statements were available to be issued.

Bridge Note

On February 23, 2021, the Company issued a $500,000 convertible promissory note to a stockholder. The note bears interest at 12% compounded monthly and is due February 23, 2022. Upon the closing of a sale of the Company (as contemplated by the Merger Agreement discussed below), the note will automatically convert into the common shares of the acquirer (i.e. Super League Gaming, Inc.).

Proposed Acquisition of Mobcrush Streaming, Inc.

On March 9, 2021, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Super League Gaming, Inc. ("Super League"), a publicly traded company. Upon completion of the Merger, the Company will be a wholly-owned subsidiary of Super League Gaming, Inc.

In accordance with the terms and subject to the conditions of the Merger Agreement: (A) each outstanding share of the Company’s common stock and preferred stock (other than dissenting shares) will be canceled and converted into the right to receive (i) 0.528 shares of Super League's common stock (“Super League Common Stock"), as determined in the Merger Agreement (the “Share Conversion Ratio”), and (ii) any cash in lieu of fractional shares of Super League Common Stock otherwise issuable under the Merger Agreement (the "Merger Consideration"); (B) vested stock options will be converted into comparable options that are exercisable for shares of Super League Common Stock, with a value determined in accordance with the Share Conversion Ratio; and (C) unvested stock options will either be (i) converted into comparable options that are exercisable for shares of Super League Common Stock, with a value as determined by the Super League and the Company prior to the closing of the Merger, or (ii) terminated and re-issued as options that are exercisable for shares of Super League Common Stock with a value as determined by Super League and the Company prior to the closing of the Merger. Subject to certain adjustments and other terms and conditions more specifically set forth in the Merger Agreement, Super League will be issuing 12,582,204 shares of Super League Common Stock as the Merger Consideration. The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type.

The obligations of the Company and Super League to consummate the Merger are subject to certain closing conditions, including, but not limited to the approval of Super League's and the Company’s shareholders.

ANNEX F

Unaudited Pro Forma Condensed Combined Financial Information,
and the Related Notes Thereto, of Super League Gaming, Inc.
as of and for the Year ended December 31, 2020

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview

On March 9, 2021, Super League Gaming, Inc. (the “Company” or “Super League”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Mobcrush Streaming, Inc. (“Mobcrush”), the Company, and SLG Merger Sub II, Inc., a wholly-owned subsidiary of the Company (“Merger Co”). The Merger Agreement provides for the acquisition of Mobcrush by the Company pursuant to the merger of Merger Co with and into Mobcrush, with Mobcrush as the surviving corporation (the “Merger”). Upon completion of the Merger, Mobcrush will be a wholly-owned subsidiary of the Company.

In accordance with the terms and subject to the conditions of the Merger Agreement: (A) each outstanding share of Mobcrush common stock, par value $0.001 per share ("Mobcrush Common Stock"), and Mobcrush preferred stock, par value $0.001 ("Mobcrush Preferred Stock", and with the Mobcrush Common Stock, the "Mobcrush Stock") (other than dissenting shares) will be canceled and converted into the right to receive (i) 0.528 shares of the Company's common stock, par value $0.001 per share ("Company Common Stock"), as determined in the Merger Agreement (the “Share Conversion Ratio”), and (ii) any cash in lieu of fractional shares of Common Stock otherwise issuable under the Merger Agreement (the "Merger Consideration"). Subject to certain adjustments and other terms and conditions more specifically set forth in the Merger Agreement, the Company will be issuing 12,582,204 shares of Company Common Stock as the Merger Consideration.

The obligations of the Company and Mobcrush to consummate the Merger are subject to certain closing conditions, including, but not limited to the approval of Mobcrush's and the Company’s shareholders.

Pro Forma Condensed Combined Information

The following unaudited pro forma condensed combined financial information combines the historical financial statements of Super League and Mobcrush and gives effect to the Merger as if the Merger had previously occurred on the dates specified below. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles ("GAAP"), and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

In accordance with the acquisition method of accounting, the actual financial statements of Super League will reflect the Mobcrush acquisition only from and after the actual date of acquisition. Super League has not yet undertaken any detailed analysis of the fair value of Mobcrush’s assets and liabilities and will not finalize the purchase price allocation related to the Merger until after the merger is consummated.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020, gives effect to the Merger as if it had taken place on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, reflect the Merger as if it had taken place on January 1, 2020.

The unaudited pro forma condensed combined financial information, and the accompanying notes, should be read in conjunction with the historical financial statements of the Company as of and for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2021, including the notes thereto. The unaudited pro forma condensed combined financial information, and the accompanying notes, should also be read in conjunction with the historical financial statements of Mobcrush as of and for the years ended December 31, 2020, and 2019, including the notes thereto, included elsewhere herein.

The estimated acquisition consideration and estimated fair value of assets acquired and liabilities assumed in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final acquisition accounting adjustments may differ from the preliminary pro forma adjustments presented herein.

For purposes of the pro forma condensed combined information, adjustments for estimated transaction and integration costs for the Merger have been excluded. Aggregate estimated transaction costs are expected to be approximately $900,000 and include estimated costs associated with legal, advisory and accounting fees of both companies. In addition, the combined company will incur integration costs related to system and other conversions and other integration costs. The specific details of these integration plans will continue to be refined over the next several quarters.

The unaudited pro forma condensed combined financial information included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Merger, including but not limited to those associated with potential (i) reductions of corporate overhead, (ii) eliminations of duplicate functions and (iii) increased operational efficiencies through the adoption of best practices and capabilities from each company.

The unaudited pro forma condensed combined balance sheet and statements of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be obtained in the future.

SUPER LEAGUE GAMING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2020

	Super League Gaming, Inc.	Mobcrush Successor	Preliminary Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$7,942,000	$1,712,000	$(1,712,000)	(A)	$7,942,000
Accounts receivable	588,000	1,134,000			1,722,000
Prepaid expenses and other current assets	837,000	216,000			1,053,000
Total current assets	9,367,000	3,062,000	(1,712,000)		10,717,000
Property and Equipment, net	138,000	21,000	44,000	(C)	203,000
Intangible and Other Assets, net	1,907,000	2,501,000	3,480,000	(C),(E)	7,888,000
Goodwill	2,565,000	1,116,000	29,401,000	(C),(E)	33,082,000
Total assets	$13,977,000	$6,700,000	$31,213,000		$51,890,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,829,000	$2,258,000	$(1,712,000)	(A)	$2,375,000
Deferred Revenue	-	180,000	(180,000)	(B)	-
Total current liabilities	1,829,000	2,438,000	(1,892,000)		2,375,000

Note Payable	1,208,000	-	-		1,208,000
Total liabilities	3,037,000	2,438,000	(1,892,000)		3,583,000

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding
Preferred Series A - Mobcrush		3,415,000	(3,415,000)	(D)	-
Preferred Series A-1- Mobcrush		4,891,000	(4,891,000)	(D)	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 15,483,010 and 8,573,922 shares issued and outstanding as of December 31, 2020 and 2019, respectively.	25,000	-	13,000	(D)	38,000
Additional paid-in capital	115,459,000	66,000	38,841,000	(D),(E.1)	154,366,000

Accumulated deficit	(104,544,000)	(4,110,000)	2,557,000	(C), (D), (E), (E.1)	(106,097,000)
Total stockholders’ equity	10,940,000	4,262,000	33,105,000		48,307,000
Total liabilities and stockholders’ equity	$13,977,000	$6,700,000	$31,213,000		$51,890,000

SUPER LEAGUE GAMING, INC.
UNAUDITED PRO FORMA CONDENSEDCOMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020

		Mobcrush
		Successor	Predecessor
	Super League Gaming, Inc.	Period from May 4, 2020 to December 31, 2020	Period from January 1, 2020 to May 3, 2020	Preliminary Pro Forma Adjustments		Pro Forma Combined

Revenue	$2,064,000	$4,457,000	$2,070,000	$-		$8,591,000
Cost of Revenues	(856,000)	(2,967,000)	(1,202,000)	-		(5,025,000)
Gross Profit	1,208,000	1,490,000	868,000	-		3,566,000

Operating Expenses
Selling, marketing and advertising	5,403,000	1,211,000	1,001,000	-		7,615,000
Technology Platform and Infrastructure	6,647,000	2,118,000	1,433,000	-		10,198,000
General and administrative	7,901,000	2,263,000	1,722,000	1,553,000	(F),(I)	13,439,000
Total operating expenses	19,951,000	5,592,000	4,156,000	1,553,000		31,252,000
Net operating loss	(18,743,000)	(4,102,000)	(3,288,000)	(1,553,000)		(27,686,000)
Other income (expense)
Interest expense	(8,000)		(54,000)	54,000	(G)	(8,000)
Other	19,000	(8,000)	7,000	-		18,000
Total other income (expense)	11,000	(8,000)	(47,000)	54,000		10,000
Net Loss	$(18,732,000)	$(4,110,000)	$(3,335,000)	$(1,499,000)		$(27,676,000)

Basic and diluted loss per common share	$(1.64)			$-		$(1.15)
Weighted-average number of shares outstanding, basic and diluted	11,430,057			12,582,204	(H)	24,012,261

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Description of Transaction and Basis of Presentation

On March 9, 2021, the Company entered into a Merger Agreement by and among Mobcrush, the Company, and Merger Co. The Merger Agreement provides for the acquisition of Mobcrush by the Company pursuant to the merger of Merger Co with and into Mobcrush, with Mobcrush as the surviving corporation. Upon completion of the Merger, Mobcrush will be a wholly-owned subsidiary of the Company.

In accordance with the terms and subject to the conditions of the Merger Agreement: (A) each outstanding share of Mobcrush Stock, (other than dissenting shares) will be canceled and converted into the right to receive (i) 0.528 shares of the Company Common Stock, as determined in the Merger Agreement, and (ii) any cash in lieu of fractional shares of Company Common Stock otherwise issuable under the Merger Agreement. Subject to certain adjustments and other terms and conditions more specifically set forth in the Merger Agreement, the Company will be issuing 12,582,204 shares of Company Common Stock as the Merger Consideration.

The obligations of the Company and Mobcrush to consummate the Merger are subject to certain closing conditions, including, but not limited to the approval of Mobcrush's and the Company’s shareholders.

The accompanying unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives effect to the Merger as if it had taken place on December 31, 2020. The unaudited pro forma condensed combined statement of operation for the year ended December 31, 2020, reflects the Merger as if it had taken place on January 1, 2020. The estimated fair values of the assets acquired and liabilities assumed in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final acquisition method accounting adjustments may differ from the pro forma adjustments presented.

The pro forma adjustments include the application of the acquisition method of accounting pursuant to ASC Topic 805, "Business Combinations" (“ASC 805”). ASC 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under the acquisition method of accounting, the purchase consideration is allocated to the assets acquired, including tangible assets, and identifiable intangible assets and liabilities assumed, based on their estimated fair market values on the date of acquisition. Any excess purchase price after the initial allocation to identifiable net tangible and identifiable intangible assets is assigned to goodwill. Amounts attributable to intangible assets other than goodwill are amortized using the straight-line method over the estimated economic useful life of the underlying intangible asset. Fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

2.    Merger Consideration and Estimated Fair Value of Assets Acquired and Liabilities Assumed

The following preliminary allocation of the Merger Consideration is based on the Company’s preliminary estimates of the fair value of the tangible and intangible assets and liabilities of Mobcrush as of December 31, 2020. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the acquisition and will be completed after the acquisition is consummated. Such final determination of the purchase price allocation may be different than the preliminary estimates used in these pro forma condensed combined financial statements.

Merger Consideration. As described above, the Merger Consideration is primarily comprised of 12,582,204 shares of Company Common Stock. A preliminary estimate of the purchase consideration, assuming the transaction closed on January 29, 2021, is as follows (rounded to nearest thousandth, except share and per share information):

Number of shares of Super League common stock	12,582,204
Super League closing stock price - January 29, 2021	$3.07
Total estimated purchase price Fair value of shares of Super League common stock	$38,627,000

For pro forma purposes, the fair value of the Company Common Stock used in determining the estimated Merger Consideration was $3.07 per share based on the closing price of Company Common Stock on January 29, 2021.

The final Merger Consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to changes in Company Common Stock price as of the actual closing date of the Merger. A sensitivity analysis related to the fluctuation in the Company Common Stock price was performed to assess the impact that a hypothetical change of 20% on the closing price of Company Common Stock on January 29, 2021 would have on the equity component of the estimated Merger Consideration and estimated goodwill as of the closing date, as follows:

Change in Stock Price:	Stock Price	Equity Component of Merger Consideration	Estimated Goodwill
Increase 20%	$3.68	$46,303,000	$38,243,000
Decrease 20%	$2.46	$30,952,000	$22,792,000

As of April 30, 2021, the Company’s Common Stock closing price was $5.38.

Estimated Fair Value of Assets Acquired and Liabilities Assumed. Other than as described above relating to the equity component of the Merger Consideration, the unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Merger as if it was completed on December 31, 2020. The estimated preliminary purchase price of Mobcrush is allocated to the assets to be acquired and liabilities to be assumed, based on the following preliminary basis as of December 31, 2020:

Amount
Assets Acquired and Liabilities Assumed:
Fair value of net tangible assets acquired	$840,000
Intangible assets acquired - patents	7,270,000
Goodwill	30,517,000
Total	$38,627,000

Management is primarily responsible for determining the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed as of the acquisition date. For the final analysis, management anticipates considering a number of factors, including reference to an independent analysis of estimated fair values solely for the purpose of allocating the purchase price, which is not yet complete. The preliminary estimates are subject to revision as more detailed analysis is completed and additional information on the fair values of the assets and liabilities acquired as of the acquisition date becomes available. Any change in the estimated fair value of the net assets acquired will change the amount of the Merger Consideration allocable to tangible and intangible assets acquired, and to goodwill, if any. Final acquisition method accounting adjustments may therefore differ materially from the proforma adjustments presented herein.

Immediately prior to the effective time of the Merger, each vested option to acquire shares of Mobcrush common stock will be exercised so that, at the effective time of the Merger, shares of Mobcrush common stock issued upon exercise of these vested options will receive shares of Super League common stock issuable as Merger Consideration. Unvested options to acquire shares of Mobcrush common stock that are outstanding immediately prior to the effective time shall be canceled, and a number of options to purchase shares of Super League common stock will be issued to replace the cancelled options in a manner consistent with options currently granted by Super League under the 2014 Plan (the “Replacement Options”). The total number of Replacement Options to be issued to assumed Mobcrush employees upon closing of the Merger is estimated to be approximately 500,000 stock options. The actual amount of Replacement Options issued has not yet been determined and may differ materially from the preliminary estimate provided herein.

The Merger will be treated for tax purposes as a nontaxable transaction and, as such, the historical tax bases of the acquired assets and assumed liabilities, net operating losses, and other tax attributes of Mobcrush will carryover. As a result, no new tax goodwill will be created in connection with the Merger as there is no step-up to fair value of the underlying tax bases of the acquired net assets. The acquisition method of accounting includes the establishment of a net deferred tax asset or liability resulting from book tax basis differences related to assets acquired and liabilities assumed on the date of acquisition. Acquisition date deferred tax assets primarily relate to certain net operating loss carryforwards of Mobcrush. Acquisition date deferred tax liabilities related to specifically identified non-goodwill intangibles resulting from the acquisition. For purposes of the pro forma condensed combined financial information, the estimated net deferred tax liability would be offset by the Company’s existing net deferred tax assets, against which the Company recorded a full valuation allowance as of December 31, 2020.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma condensed combined financial statements. Each of these adjustments is based on a preliminary assessment of currently available information, including preliminary estimates of the fair values of Mobcrush's assets and liabilities and estimated periodic amortization of such adjustments to the extent applicable, and other preliminary estimates, as described above. Actual adjustments will be made when the final estimate of the fair value of Mobcrush's assets and liabilities on the acquisition date is determined. Accordingly, the actual adjustments to Mobcrush’s assets and liabilities and the related amortization of such adjustments, and other estimates, may differ materially from the estimates reflected in the unaudited pro forma condensed combined financial statements contained herein.

The accompanying unaudited pro forma combined balance sheet gives effect to the Merger as if it had taken place on December 31, 2020. The column entitled "Mobcrush Successor" on the unaudited pro forma combined balance sheet reflects the historical unaudited balance sheet of Mobcrush as of December 31, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2020, reflect the Merger as if it had taken place on January 1, 2020. The columns entitled "Mobcrush Successor" and “Mobcrush Predecessor” on the unaudited pro forma condensed combined statements of operations reflects the historical unaudited operating results of Mobcrush for the applicable periods presented.

Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet also give effect to the following pro forma adjustments:

(A)
To reflect the acquisition of Mobcrush’s net liabilities at closing, pursuant to the terms of the Merger Agreement. The adjustment contemplates that Mobcrush will use existing cash to extinguish the applicable portion of liabilities as of the proforma balance sheet date.

(B)
To reflect the estimated fair value of deferred revenues in connection with the application of the acquisition method of accounting.

(C)
To reflect the preliminary estimated fair value of identifiable assets acquired and liabilities assumed. Intangible assets are amortized over the estimated economic useful lives of the underlying identifiable intangible assets, estimated as described below, for purposes of the pro forma condensed combine income statements included herein. Also reflects teh reversal of fiscal 2020 depreciation and amortization expense for Mobcrush pre-merger fixed assets and intangibles, totaling $29,000.

(D)
To reflect the transfer of the Merger Consideration as described above, primarily consisting of the issuance of 12,582,204 shares of Company Common Stock to the selling shareholders of Mobcrush, pursuant to the terms of the Merger Agreement. Also includes pro forma adjustments to eliminate the net equity of Mobcrush in connection with the application of the acquisition method of accounting.

(E)
To reflect the reversal of Mobcrush’s pre-merger existing intangibles and goodwill as of December 31, 2020, in connection with the application of acquisition method of accounting. Also reflects the recording of estimated pro forma amortization of identifiable intangibles acquired in connection with the Merger totaling $1,289,000 for the period presented.

(E.1)
To record in additional paid-in capital and accumulated deficit, estimated annual noncash stock compensation expense, totaling $293,000, in connection with the issuance of an estimated 500,000 Replacement Stock Options by Super League to certain Mobcrush employees assumed in connection with the Merger, estimated using a Black-Scholes calculation, based on an estimated stock price of $3.07. The actual amount of Replacement Options to be issued has not yet been determined and may differ materially from the preliminary estimate provided herein.

Unaudited Pro Forma Condensed Combined Income Statement

The unaudited pro forma condensed combined income statement also give effect to the following pro forma adjustments:

(F)
To reflect amortization of the estimated intangible assets acquired on a straight-line basis over the estimated economic useful life of the respective assets. The preliminary allocation of Merger Consideration to the intangible assets acquired and the related estimated useful lives was as follows:

Description	Amount	Estimated Useful Life (years)	Amortization Expense per Year
Developed Technology	$2,500,000	5	$500,000
Influencers/Content Creators	1,800,000	5	360,000
Advertiser and Agency Relationships	1,540,000	10	154,000
Trademarks	1,000,000	5	200,000
Other	466,000	5-7	75,000
	$7,306,000		$1,289,000

Also reflects the reversal of fiscal 2020 depreciation and amortization expense for Mobcrush pre-merger fixed assets and intangibles, totaling $29,000.

(G)
To exclude interest expense related to a convertible promissory note to a minority stockholder of Mobcrush, issued in December 2019, totaling $3,115,000, bearing interest at 5% compounded annually, with an original maturity of the earlier of January 31, 2020, or the closing of the next equity financing. In May 2020, the note holder became the majority stockholder of Mobcrush Streaming, Inc. and assigned the note to that company. On May 4, 2020, in connection with Mobcrush Streaming, Inc.’s purchase of the assets of Mobcrush, Inc., the note plus accrued interest balance of $3,181,000 was forgiven. This loan forgiveness was considered part of the May 4, 2020 purchase price consideration. There is no debt outstanding as of December 31, 2020. As such, the interest expense related to the promissory note has been excluded from the accompanying unaudited pro forma combined statements of operations for the periods presented.

(H)
The denominator in computing pro forma earnings (loss) per share includes only those common shares to be issued as Merger Consideration in connection with the Merger on a pro forma basis, totaling 12,582,204 shares.

(I)
To record estimated annual noncash stock compensation expense, totaling $293,000, in connection with the issuance of an estimated 500,000 Replacement Stock Options by Super League to certain Mobcrush employees assumed in connection with the Merger, estimated using a Black-Scholes calculation, based on an estimated stock price of $3.07. The actual amount of Replacement Options to be issued has not yet been determined and may differ materially from the preliminary estimate provided herein.

Super League Gaming, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2021 ANNUAL MEETING OF STOCKHOLDERS – MAY 27, 2021 AT 10:00 AM PDT
CONTROL ID:
REQUEST ID:

The undersigned stockholder(s) of Super League Gaming, Inc., a Delaware Corporation (the “Company”) hereby appoints Ann Hand and Clayton Haynes, or any of them, as proxy, with power of substitution, for and in the undersigned to attend the 2021 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held virtually at https://agm.issuerdirect.com/slgg on Thursday, May 27, 2021 beginning at 10:00 AM PT, or at adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to (202) 521-3464.
INTERNET:	https://www.iproxydirect.com/SLGG
PHONE:	1 (866) 752-VOTE(8683)

2021 ANNUAL MEETING OF THE STOCKHOLDERS OFSuper League Gaming, Inc. (the “Meeting”)		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	Election of Directors	FOR	WITHHOLD
Election of the two Class I director nominees named in the Company’s proxy statement for the Meeting, each for a term of three years.
	Kristin Patrick	☐	☐		CONTROL ID:
	David Steigelfest	☐	☐		REQUEST ID:
Proposal 2	Approval of the 2014 Plan Amendment	FOR	AGAINST	ABSTAIN

Approval of an amendment to our Amended and Restated 2014 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder to a total of 5.0 million shares.

		☐	☐	☐

Proposal 3	Ratification of Auditors	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

Proposal 4	Mobcrush Issuance Proposal	FOR	AGAINST	ABSTAIN

For purposes of complying with Nasdaq Listing Rule 5635, approval of the issuance of 12,582,204 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the terms of the Agreement and Plan of Merger, dated March 9, 2021, by and among the Company, Mobcrush Streaming, Inc., and the other parties thereto (the “Merger Agreement”), which amount is in excess of 20% of the Company’s Common Stock currently issued and outstanding and will result in certain Mobcrush stockholders becoming holders of 20% or more of the Company’s outstanding Common Stock following completion of the merger pursuant to the Merger Agreement.
		☐	☐	☐

Proposal 5	Adjournment Proposal	FOR	AGAINST	ABSTAIN
	Approval of a proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)